                                                                   Exhibit 10(p)
================================================================================


                                U.S. $90,000,000

                       AMENDED AND RESTATED LOAN AGREEMENT

                     originally dated as of December 1, 1990
                and amended and restated as of December 29, 1994

                                      among

                             OGLEBAY NORTON COMPANY

                                as the Borrower,

                                       and

                     VARIOUS COMMERCIAL BANKING INSTITUTIONS

                                  as the Banks

                                       and

                             SOCIETY NATIONAL BANK,

                           as the Agent for the Banks

                -------------------------------------------------
                                  Providing for
                U.S.$25,000,000 Tranche A Revolving Credit Loans
                U.S.$15,000,000 Tranche B Revolving Credit Loans

                           U.S.$50,000,000 Term Loans

                -------------------------------------------------

================================================================================

                                                     TABLE OF CONTENTS
                                                                                                                       Page
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ARTICLE I

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DEFINITIONS............................................................................................................  2
        1.1.   Defined Terms...........................................................................................  2
        1.2.   Use of Defined Terms.................................................................................... 16
        1.3.   Accounting and Financial Determinations................................................................. 16

ARTICLE II
COMMITMENTS............................................................................................................ 17
        2.1.   Commitments............................................................................................. 17
        2.2.   Total Revolving Credit Commitment Amount................................................................ 18
        2.3.   Fees.................................................................................................... 18
               2.3.1.  Revolving Credit Commitment..................................................................... 18
               2.3.2.  Facility........................................................................................ 19
               2.3.3.  Other........................................................................................... 19
        2.4.   Increased Capital Costs................................................................................. 19
        2.5.   Termination............................................................................................. 19
        2.6.   Master Vessel Trust Agreement........................................................................... 20

ARTICLE III
LOANS AND NOTES........................................................................................................ 20
        3.1.   Borrowing Procedure..................................................................................... 20
        3.2.   Notes................................................................................................... 20
        3.3.   Principal Payments and Prepayments...................................................................... 20
        3.4.   Interest................................................................................................ 22
        3.5.   Post-Maturity Rates..................................................................................... 24
        3.6.   Payment Dates........................................................................................... 25
        3.7.   Payments, Computations, etc............................................................................. 25
        3.8.   Proration of Payments................................................................................... 25
        3.9.   Setoff.................................................................................................. 26
        3.10.  Taxes................................................................................................... 26

ARTICLE IV
BASE RATE, CD RATE AND LIBO RATE
OPTIONS FOR THE LOANS.................................................................................................. 26
        4.1.   Elections............................................................................................... 26
        4.2.   Fixed Rate Lending Unlawful............................................................................. 28
        4.3.   Deposits Unavailable.................................................................................... 28
        4.4.   Increased Fixed Rate Loan Costs, etc.................................................................... 28
        4.5.   FDIC Assessment Cost.................................................................................... 29
        4.6.   Funding Losses.......................................................................................... 29
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
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ARTICLE V
CONDITIONS PRECEDENT................................................................................................... 30
        5.1.   Initial Borrowing....................................................................................... 30
               5.1.1.  Resolutions, etc................................................................................ 30
               5.1.2.  Delivery of Notes............................................................................... 30
               5.1.3.  Opinion of Counsel.............................................................................. 30
               5.1.4.  Closing Fees, Expenses, etc..................................................................... 30
               5.1.5.  Indebtedness Discharged......................................................................... 31
               5.1.6.  Subsidiary Guaranty............................................................................. 31
               5.1.7.  Valuations...................................................................................... 31
               5.1.8.  Ship Mortgages, etc............................................................................. 31
               5.1.9.  Opinion of Maritime Counsel..................................................................... 31
        5.2.   All Loans............................................................................................... 31
               5.2.1.  Compliance with Warranties, non-Default, etc.................................................... 31
               5.2.2.  Absence of Litigation, etc...................................................................... 31
               5.2.3.  Loan Request.................................................................................... 32
               5.2.4.  Satisfactory Legal Form......................................................................... 32

ARTICLE VI
WARRANTIES, ETC........................................................................................................ 32
        6.1.   Organization, Power, Authority, etc..................................................................... 32
        6.2.   Due Authorization....................................................................................... 32
        6.3.   Validity, etc........................................................................................... 32
        6.4.   Financial Information................................................................................... 33
        6.5.   Absence of Certain Default.............................................................................. 33
        6.6.   Litigation, etc......................................................................................... 33
        6.7.   Regulation U............................................................................................ 33
        6.8.   Government Regulation................................................................................... 33
        6.9.   Certain Contractual Obligations or Organic Documents.................................................... 33
        6.10.  Taxes................................................................................................... 34
        6.11.  Employee Benefit Plans.................................................................................. 34
        6.12.  Labor Controversies..................................................................................... 34
        6.13.  Subsidiaries............................................................................................ 34
        6.14.  Patents, Trademarks, etc................................................................................ 34
        6.15.  Ownership of Properties; Liens.......................................................................... 34
        6.16.  Licenses, etc........................................................................................... 34
        6.17.  Compliance with Laws.................................................................................... 34
        6.18.  Accuracy of Information................................................................................. 35

ARTICLE VII
COVENANTS.............................................................................................................. 35
        7.1.   Certain Affirmative Covenants........................................................................... 35
               7.1.1.  Financial Information, etc...................................................................... 35
               7.1.2.  Maintenance of Corporate Existences, etc........................................................ 36
               7.1.3.  Foreign Qualification........................................................................... 36
               7.1.4.  Payment of Taxes, etc........................................................................... 36
               7.1.5.  Insurance....................................................................................... 36
               7.1.6.  Notice of Default, Litigation, etc.............................................................. 36


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
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               7.1.7.  Performance of Loan Documents................................................................... 37
               7.1.8.  Books and Records............................................................................... 37
        7.2.   Certain Negative Covenants.............................................................................. 37
               7.2.1.  Investments and Acquisitions; Business Activities............................................... 37
               7.2.2.  Liens........................................................................................... 38
               7.2.3.  Financial Condition............................................................................. 39
               7.2.4.  Fixed or Capital Assets, etc.................................................................... 39
               7.2.5.  Take or Pay Contracts........................................................................... 39
               7.2.6.  Consolidation, Merger, etc...................................................................... 39
               7.2.7.  Modification, etc. of Subordinated Debt......................................................... 40
               7.2.8.  Transactions with Affiliates.................................................................... 40
               7.2.9.  Sale or Discount of Receivables................................................................. 40
               7.2.10. Negative Pledges................................................................................ 40
               7.2.11. Inconsistent Agreements......................................................................... 40
               7.2.12. Interest Rate Protection Agreements............................................................. 40
               7.2.13. Dividends, Stock Purchases, etc................................................................. 40
               7.2.14. Lease Obligations............................................................................... 41

ARTICLE VIII
EVENTS OF DEFAULT...................................................................................................... 41
        8.1.   Events of Default....................................................................................... 41
               8.1.1.  Non-Payment of Liabilities...................................................................... 41
               8.1.2.  Non-Performance of Certain Covenants............................................................ 41
               8.1.3.  Certain Defaults on Other Indebtedness.......................................................... 41
               8.1.4.  Bankruptcy, Insolvency, etc..................................................................... 42
               8.1.5.  Control of the Borrower......................................................................... 42
               8.1.6.  Non-Performance of Other Obligations............................................................ 42
               8.1.7.  Breach of Warranty.............................................................................. 42
               8.1.8.  ERISA........................................................................................... 42
               8.1.9.  Judgments....................................................................................... 42
        8.2.   Action if Bankruptcy.................................................................................... 43
        8.3.   Action if Other Event of Default........................................................................ 43

ARTICLE IX
THE AGENT.............................................................................................................. 43
        9.1.   Actions................................................................................................. 43
        9.2.   Funding Reliance, etc................................................................................... 43
        9.3.   Exculpation............................................................................................. 44
        9.4.   Successor............................................................................................... 44
        9.5.   Loans by the Agent...................................................................................... 44
        9.6.   Credit Decisions........................................................................................ 44
        9.7.   Copies, etc............................................................................................. 44

ARTICLE X
MISCELLANEOUS.......................................................................................................... 44
        10.1.  Waivers, Amendments, etc................................................................................ 44
        10.2.  Notices................................................................................................. 45
        10.3.  Costs and Expenses...................................................................................... 45
        10.4.  Indemnification......................................................................................... 45


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        10.5.  Survival................................................................................................ 46
        10.6.  Severability............................................................................................ 46
        10.7.  Headings................................................................................................ 46
        10.8.  Counterparts, Effectiveness, etc........................................................................ 46
        10.9.  Governing Law; Entire Agreement......................................................................... 47
        10.10. Successors and Assigns.................................................................................. 47
        10.11. Sale and Transfers, etc., of Loans and Notes; Participations in Loans and Notes......................... 47
        10.12. Other Transactions...................................................................................... 48
        10.13. Waiver of Jury Trial.................................................................................... 49
        10.14. Disposition of Margin Stock............................................................................. 49

----------

EXHIBIT A-1 -  Form of Tranche A Revolving Credit Note
EXHIBIT A-2 -  Form of Tranche B Revolving Credit Note
EXHIBIT A-3 -  Form of Term Loan Note
EXHIBIT B -  Form of Loan Request
EXHIBIT C   -  Form of Continuation/Conversion Notice
EXHIBIT D   -  Form of Compliance Certificate
EXHIBIT E -  Disclosure Schedule
EXHIBIT F-1 -  Form of Opinion of Counsel
EXHIBIT F-2 -  Form of Opinion of Maritime Counsel
EXHIBIT G-1 -  Form of Subsidiary Guaranty
EXHIBIT G-2 -  Form of Amendment to Ship Mortgage

                       AMENDED AND RESTATED LOAN AGREEMENT

         THIS AMENDED AND RESTATED LOAN AGREEMENT, originally dated as of December 1, 1990, and amended and restated as of December 29, 1994, among OGLEBAY NORTON COMPANY, a Delaware corporation (the "BORROWER"), SOCIETY NATIONAL BANK, a national banking association ("SOCIETY"), and the various other commercial banking institutions signatories hereto (together with Society, the "BANKS", and each such banking institution and Society being sometimes referred to herein as a "BANK") and Society, as Agent (the "AGENT") for the Banks:

                             W I T N E S S E T H:

         WHEREAS, the Borrower and its Subsidiaries are engaged in the raw materials and Great Lakes marine transportation business with industry segments in industrial sands, iron ore, transportation, refractories and minerals, serving the steel, ceramic, chemical, electric utility and oil and gas well service industries with industrial minerals and supplying manufactured products used for hot metal processing; and

         WHEREAS, Term Loans in the aggregate principal amount of U.S. $58,500,000 were made pursuant to the Original Loan Agreement on December 20, 1990, installment payments in the aggregate principal amount of U.S.$17,250,000 have been made on such Term Loans, with the result that Term Loans in the aggregate principal amount of U.S.$41,250,000 will continue to remain outstanding under this Agreement;

         WHEREAS, subject to the terms and conditions of this Agreement, the Banks will make Additional Term Loans to the Borrower on the Term Loan Closing Date in the aggregate principal amount of U.S.$8,750,000, with the result that Term Loans in the aggregate principal amount of U.S.$50,000,000 will be outstanding under this Agreement;

         WHEREAS, any Revolving Credit Loans outstanding under the Original Loan Agreement on the Restatement Effective Date shall continue outstanding under this Agreement as Tranche A Revolving Credit Loans;

         WHEREAS, the Borrower desires to obtain Revolving Credit Commitments from the Banks pursuant to which Tranche A Revolving Credit Loans, in a maximum aggregate principal amount at any one time outstanding not to exceed U.S.$25,000,000, and Tranche B Revolving Credit Loans, in a maximum aggregate principal amount at any one time outstanding not to exceed U.S.$15,000,000, will be made to the Borrower from time to time prior to the Tranche A Commitment Termination Date or the Tranche B Commitment Termination Date, as the case may be; and

         WHEREAS, the Banks are willing, on the terms and conditions hereinafter set forth (including Article V), to extend such Additional Term Loan Commitments and Revolving Credit Commitments and make such Additional Term Loans and such Revolving Credit Loans to the Borrower;

         WHEREAS, the proceeds of such Loans have been and will be used (a) to finance the acquisition of two Great Lakes self-unloading vessels, the OGLEBAY NORTON, and the BUCKEYE, pursuant to the Vessel Sale Agreement, (b) to repay all Indebtedness evidenced by the Existing Credit Agreement, and (c) for general corporate purposes and working capital purposes of the Borrower and Subsidiaries; and

         WHEREAS, this Agreement amends and restates in its entirety the Original Loan Agreement;

         NOW, THEREFORE, the parties hereto hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         1.1. DEFINED TERMS. The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

        "ADDITIONAL TERM LOANS" is defined in Section 2.1(b).

        "ADDITIONAL TERM LOAN COMMITMENTS" means the several commitments of the Banks pursuant to Section 2.1(b) to make Additional Term Loans on the Term Loan Closing Date.

        "ADDITIONAL TERM LOAN COMMITMENT TERMINATION DATE" means December 31, 1994.

        "AFFILIATE" of any Person means any other Person which, directly or indirectly, controls or is controlled by or under common control with such Person (excluding any trustee under, or any committee with responsibility for administering, any Plan). A Person shall be deemed to be "CONTROLLED BY" any other Person if such other Person possesses, directly or indirectly, power: (a) to vote 10% or more of the securities having ordinary voting power for the election of directors of such Person; or (b) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

        "AGREEMENT" means, at any date, this loan agreement as originally in effect on the Effective Date under the Original Loan Agreement, and as thereafter from time to time amended, supplemented, amended and restated or otherwise modified and in effect on such date.

        "APPROVAL" means each and every approval, consent, filing and registration by or with any Federal, state or other regulatory authority necessary to authorize or permit the execution, delivery or performance of this Agreement, the Notes or any other Loan Document or for the validity or enforceability hereof or thereof.

        "ARMCO" means the 767 foot Great Lakes self-unloading vessel, official number 265621, owned by the Borrower and documented in its name under the laws of the United States of America.

        "AUTHORIZED OFFICER" means, relative to any Loan Party, those of its officers whose signatures and incumbency shall have been certified to the Banks pursuant to Section 5.1.1.

        "BANK" is defined in the preamble.

        "BASE RATE" means at any time the rate of interest most recently announced by Society in Cleveland, Ohio as its base rate (of which announcements the Agent shall give notice promptly to the Banks and to the Borrower). The Base Rate is not necessarily intended to be the lowest rate of interest charged by Society in connection with extensions of credit. Changes in the rate of interest on Loans maintained as a Base Rate Loan shall take effect simultaneously with each announced change in the Base Rate.

        "BASE RATE LOAN" is defined in Section 4.1.

        "BNS INTEREST RATE SWAP AGREEMENT" means the Interest Rate Swap Agreement, dated as of August 3, 1988, between The Bank of Nova Scotia, through its New York Agency ("BNS"), and the Borrower, the Confirmation dated August 3, 1988, between BNS and the Borrower entered into pursuant thereto with a Trade Date of August 5, 1988 and in an original Notational Amount of $15,463,920 (amortizing as per the Schedule attached), and the Amended and Restated Supplemental Agreement and Guaranty, dated as of the date hereof, among BNS, the Borrower and the Subsidiary Guarantors, related thereto.

        "BORROWER" is defined in the PREAMBLE.

        "BORROWING" means the Revolving Credit Loans made by all Banks on any Business Day in accordance with Section 3.1.

        "BUCKEYE" means the 698 foot Great Lakes self-unloading vessel (formerly "SPARROWS POINT"), official number 264391, built in 1952, identified in the Vessel Sale Agreement.

        "BUSINESS DAY" means:

                (a) any day which is neither a Saturday or Sunday nor a legal holiday in the State of New York or Ohio on which Banks are authorized or required to be closed in New York City or Cleveland; and

                (b)  relative to the date of

                         (i) making or continuing any portion of any Loans as,
                or converting any portion of any Loans from or into LIBO Rate Loans,

                         (ii) making any payment or prepayment of principal of
                or payment of interest on the portion of the principal amount of the Loans being maintained as LIBO Rate Loans, and

                         (iii) the Borrower's giving any notice (or the number
                of Business Days to elapse prior to the effectiveness thereof) in connection with any matter referred to in clause (b)(i) or
                (b)(ii),

        a banking business day of the Agent at, and on which dealings in Dollars are carried on in the interbank eurodollar market of, the Agent's LIBOR Office.

        "CAPITAL EXPENDITURES" means for any period the sum of the aggregate gross amount recorded on the books and records of the Borrower for: (a) additions during such period to property, plant and equipment of the Borrower and Consolidated Subsidiaries; PLUS (b) lease obligations incurred during such period by the Borrower and Consolidated Subsidiaries on capital leases (excluding the portion of any obligation under capital leases allocable to Interest Expense). The term Capital Expenditures shall not include the cost of acquisitions pursuant to Section 7.2.1 as such.

        "CD RATE (RESERVE ADJUSTED)" means a rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) determined pursuant to the following formula:

                    CDR(RA)  =       (CDR + 0.0005)
                                     -------------
                                     (1.00 - CDRR)
                    where,

                    CDR(RA)        =   CD Rate (Reserve Adjusted)
                    CDR            =       CD Rate
                    CDRR      =   CD Reserve Requirement

        "CD RATE" means, relative to an Interest Period, the rate (expressed as a decimal) of interest determined by Agent to be the average (rounded upwards, if necessary, to the nearest 1/16 of 1%) of the bid rates quoted to Agent in the secondary market at approximately 10:00 a.m. New York City time (or as soon thereafter as practicable) on the first day of such Interest Period by two certificate of deposit dealers of recognized standing selected by Agent in its sole discretion for the purchase from Agent at face value of certificates issued by Agent in an amount approximately equal or comparable to the amount of Agent's CD Rate Loan to be outstanding during such Interest Period and for the number of days comprised therein.

        "CD RATE LOAN" is defined in Section 4.1.

        "CD RESERVE REQUIREMENT" means, relative to each Interest Period, a percentage (expressed as a decimal) equal to the aggregate reserve requirement (including all basic, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements during such Interest Period) on the first day of such Interest Period, as specified under Regulation D of the F.R.S. Board, or any other regulation of the F.R.S. Board which prescribes reserve requirements applicable to non-personal time deposits as presently defined in Regulation D, as then applicable to the class of banks of which the Agent is a member, on deposits of the type used as a reference in determining the CD Rate and having a maturity approximately equal to such Interest Period.

        "CHANGE IN CONTROL" means the acquisition by any Person or two or more Persons acting in concert of beneficial ownership (within the meaning of Rule l3d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of more than 24% of the outstanding shares of voting stock of the Borrower, unless such acquisition has been approved by the Board of Directors of the Borrower consisting at the time of such approval of persons a majority of whom have been Directors of the Borrower for a period of at least 24 consecutive months.

        "CODE" means the Internal Revenue Code of 1986, and the regulations thereunder, as amended from time to time.

        "COLLATERAL TRUSTEE" means Bank One, Columbus, NA, a national banking association, in its capacity as the trustee under the Master Vessel Trust Agreement and as the mortgagee under the Ship Mortgages, and its successors and assigns in such capacity.

        "COMMITMENT" means, relative to any Bank, such Bank's Tranche A Revolving Credit Commitment or its Tranche B Revolving Credit Commitment, or both, as the context may require.

        "COMPLIANCE CERTIFICATE" means a certificate duly executed by the chief executive or financial Authorized Officer of the Borrower in the form of Exhibit D attached hereto, with appropriate insertions, together with such changes as the Required Banks may from time to time request for purposes of monitoring the Borrower's compliance herewith.

        "CONSOLIDATED SUBSIDIARY" means, at any time, every Subsidiary which is included as a consolidated subsidiary of the Borrower in the financial statements contained in the then most recent annual or periodic report filed by the Borrower with the Securities and Exchange Commission (or any governmental body or agency succeeding to the functions of such Commission) on Form 10-K, 10-Q or 8-K pursuant to the Securities Exchange Act of 1934, as then in effect (or any comparable forms or under similar Federal statutes then in force), and in the Borrower's most recent financial statements furnished to its stockholders and certified by the Borrower's independent certified public accountants.

        "CONTINUATION/CONVERSION NOTICE" means a notice of continuation or conversion and certificate duly executed by the chief executive or financial Authorized Officer of the Borrower substantially in the form of Exhibit C attached hereto.

        "CONTRACTUAL OBLIGATION" means, relative to any Person, any provision of any security issued by such Person or of any Instrument or undertaking to which such Person is a party or by which it or any of its property is bound.

        "CONTROLLED GROUP" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414(b) or 414(c) of the Code.

        "CURRENT ASSETS" means at any time all assets of the Borrower and its Consolidated Subsidiaries classified on the consolidated balance sheet of the Borrower and its Consolidated Subsidiaries at such date as current assets (excluding Intangible Assets so classified as current assets), in accordance with generally accepted accounting principles.

        "CURRENT LIABILITIES" means at any time all liabilities of the Borrower and its Consolidated Subsidiaries classified on the consolidated balance sheet of the Borrower and its Consolidated Subsidiaries at such date as current liabilities, including the then outstanding principal amount of the Notes due and to become due within the next 12 months, in accordance with generally accepted accounting principles.

        "DEBT TO TOTAL CAPITAL RATIO" means, at any date, the ratio of: (a) all Indebtedness of the Borrower and its Consolidated Subsidiaries (excluding intercompany obligations) described in clauses (a) through (d) of the definition of the term "INDEBTEDNESS" and all Indebtedness of Persons other than the Borrower and its Consolidated Subsidiaries of the nature described in clauses
(a) and (b) of the definition of the term "INDEBTEDNESS" as to which the Borrower or a Consolidated Subsidiary has issued a Guaranty; to (b) the sum of
(i) the amount determined pursuant to the preceding clause (a), PLUS (ii) the Net Worth of the Borrower and its Consolidated Subsidiaries on a consolidated basis.

        "DEBT SERVICE COVERAGE RATIO" means, as of any date of determination, the ratio of the Borrower's EBITDA, on a consolidated basis, for its most recently completed four Fiscal Quarters (whether or not such fiscal quarters are in the same Fiscal Year), to the Borrower's Debt Service Requirements, on a consolidated basis, for such period, where "EBITDA" means, for any period and for any Person, on a consolidated basis, such Person's Net Income, PLUS the sum of (i) such Person's Interest Expense (including for such purpose the Interest Expense of any Person which is not a Consolidated Subsidiary in respect of Indebtedness as to which the Borrower or a Consolidated Subsidiary has issued a Guaranty), (ii) such Person's income tax expense, (iii) such Person's depreciation expense, and (iv) such Person's amortization expense; and "DEBT SERVICE REQUIREMENTS" means, for any period and for any Person, on a consolidated basis, the sum of such Person's (i) Interest Expense (determined as provided in clause (i) of the definition of EBITDA), PLUS (ii) regularly scheduled principal payments in respect of all Indebtedness of the nature described in clauses (a) and (b) of the definition of the term Indebtedness (and all Indebtedness of Persons other than the Borrower and its Consolidated Subsidiaries of the nature described in such clauses (a) and (b) with respect to which the Borrower or any Consolidated Subsidiary has issued a Guaranty).

        "DEFAULT" means any Event of Default or any condition or event which, after notice or lapse of time or both, would constitute an Event of Default.

        "DISCLOSURE SCHEDULE" means the Disclosure Schedule attached hereto as Exhibit E as it may be amended, supplemented, or otherwise modified from time to time by the Borrower with the consent of the Required Banks.

        "DOLLAR" and the sign "$" mean lawful money of the United States of America.

        "DOMESTIC OFFICE" means, relative to the Agent or any Person, the office of such Person designated as such below its signature hereto or such other office of such Person (or any successor or assign of such Person) within the United States of America as may be designated from time to time by notice from such Person to each other Person party hereto.

        "ENVIRONMENTAL LAW" means any past, present or future Federal, state, local or foreign statutory or common law, or any regulation, code, plan, order, decree, judgment, permit, grant, franchise, concession, restriction, agreement or injunction issued, entered, promulgated or approved thereunder, relating to
(a) the environment, human health or safety, including, without limitation, any law relating to emissions, discharges, releases or threatened releases of Hazardous Substances into the environment (including, without limitation, air, surface water, groundwater or land), or (b) the manufacture, generation, refining, processing, distribution, use, sale, treatment, recycling, receipt, storage, disposal, transport, arranging for transport, or handling of Hazardous Substances.

        "ERISA" is defined in Section 6.11.

        "EVENT OF DEFAULT" is defined in Section 8.1.

        "EXISTING CREDIT AGREEMENT" means the Loan Agreement, dated as of July 11, 1988, among the Borrower, various commercial banking institutions named therein, and The Bank of Nova Scotia, as Agent, as amended.

        "FISCAL QUARTER" means any quarter of a Fiscal Year.

        "FISCAL YEAR" means any period of twelve consecutive calendar months ending on December 31.

        "FIXED RATE LOAN" is defined in Section 4.1.

        "FRED R. WHITE, JR." means the 635 foot Great Lakes self-unloading vessel, official number 606421, built in 1979, owned by the Borrower and documented in its name under the laws of the United States of America.

        "F.R.S. BOARD" means the Board of Governors of the Federal Reserve System (or any successor).

        "GUARANTY" means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the debt, obligation or other liability of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person. The amount of the obligor's obligation under any Guaranty shall (subject to any limitation set forth therein) be deemed to be the outstanding principal amount (or maximum outstanding principal amount, if larger) of the debt, obligation or other liability thereby guaranteed.

        "HAZARDOUS SUBSTANCES" means collectively, contaminants; pollutants; toxic or hazardous chemicals, substances, materials, wastes and constituents; petroleum products; polychlorinated biphenyls; medical wastes; infectious wastes; asbestos; paint containing lead; and urea formaldehyde.

        "HEREOF", "HERETO", "HEREUNDER" and similar terms refer to this Agreement and not to any particular Section or provision of this Agreement.

        "IMPERMISSIBLE QUALIFICATION" means, relative to the opinion by independent public accountants as to any financial statement of the Borrower, any qualification or exception to such opinion: (a) which is of a "going concern" or similar nature; (b) which relates to the limited scope of examination of matters relevant to such financial information; or (c) which relates to the treatment or classification of any item in such financial statement and which, as a condition to its removal, would require an adjustment to such item the effect of which would be to cause the Borrower to be in default of any of its obligations under Section 7.2.3.

        "INCLUDING" means including without limiting the generality of any description preceding such term.

        "INDEBTEDNESS" of any Person means, without duplication:

                (a) all obligations of such Person for borrowed money (including all notes payable and drafts accepted representing extensions of credit and all obligations evidenced by bonds, debentures, notes or other similar instruments) or on which interest charges are customarily paid;

                (b) all unpaid reimbursement obligations in respect of the face amount of all letters of credit, whether or not drawn, issued for the account of such Person, but only to the extent such obligations are in excess of $1,750,000 in the aggregate at any one time outstanding for such Person and its Consolidated Subsidiaries;

                (c) capitalized leases;

                (d) to the extent not included under the foregoing clauses, all indebtedness for borrowed money or represented by notes, bonds, debentures or similar instruments (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements) whether or not such indebtedness shall have been assumed by such Person; and

                (e) all Guaranties issued by such Person with respect to any Indebtedness of any other Person of the nature described in the foregoing clauses.

        "INSTRUMENT" means any document or writing (whether by formal agreement, letter or otherwise) under which any obligation is evidenced, assumed or undertaken, or any right to any Lien is granted or perfected.

        "INTANGIBLE ASSETS" of any Person means all licenses, franchises, patents, patent applications, trademarks, program rights, goodwill and research and development expense or other like intangibles shown on a balance sheet of such Person.

        "INTEREST COVERAGE RATIO" means, as of any date of determination, the ratio of (a) the Borrower's EBIT, on a consolidated basis, for its most recently completed four Fiscal Quarters (whether or not such fiscal quarters are in the same Fiscal Year), to (b) the Borrower's Interest Expense (including for such purpose the Interest Expense of any Person which is not a Consolidated Subsidiary in respect of Indebtedness as to which the Borrower or a Consolidated Subsidiary has issued a Guaranty), on a consolidated basis, for such period, where "EBIT" means, for any period and for any Person, on a consolidated basis, such Person's Net Income, exclusive of (1) gains or losses from the sale of assets, (2) gains or losses from items treated as extraordinary or unusual items under generally accepted accounting principles, and (3) gains and losses from operations treated as discontinued operations in accordance with generally accepted accounting principles, for such period, PLUS the sum of (i) such Person's Interest Expense (determined as provided above) for such period, and
(ii) such Person's income tax expense for such period.

        "INTEREST EXPENSE" means, for any Person and for any period, the aggregate amount of interest in respect of Indebtedness (including amortization of original issue discount on Indebtedness and the interest portion of any deferred payment obligation which constitutes Indebtedness, calculated in accordance with the effective interest method of accounting, and the net costs associated with Interest Rate Protection Agreements) and all but the principal component of rentals in respect of capitalized leases, paid, accrued and/or scheduled to be paid or accrued by such person during such period, all determined in accordance with generally accepted accounting principles.

        "INTEREST PERIOD" means, relative to any Fixed Rate Loan, the period which shall begin on (and include) the date on which such Fixed Rate Loan is made or continued as, or converted into, a Fixed Rate Loan pursuant to Section 4.1, and, unless the final maturity of such Fixed Rate Loan is accelerated, shall end on (but exclude) the day which is, in the case of a CD Rate Loan 30, 60, 90, 180 or 360 days thereafter, or which, in the case of a LIBO Rate Loan, numerically corresponds to such date one, two, three or six months thereafter, in either case as the Borrower may select in its relevant notice pursuant to
Section 4.1; PROVIDED, HOWEVER, that:

                (a) the Interest Period applicable to any portion of the principal amount of the Loans made or continued as, or converted into, Fixed Rate Loans whenever any other portion of the principal amount of the Loans being maintained as a Fixed Rate Loan of the same type has a remaining Interest Period of one month or 30 days, as the case may be, or less shall end on the same day as the Interest Period applicable to such other portion;

                (b) the Borrower shall not be permitted to select Interest Periods to be in effect at any one time which have expiration dates occurring on more than eight different dates;

                (c) absent such selection, the Borrower shall be deemed to have selected an Interest Period of one month or 30 days, as the case may be, or such other duration as shall be required in order to comply with clause (a) and clause (b);

                (d) if such Interest Period applies to LIBO Rate Loans and there exists no numerically corresponding day in such month, such Interest Period shall end on the last Business Day of such month;

                (e) if such Interest Period applies to LIBO Rate Loans and such Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the Business Day next following such numerically corresponding day (unless such next following Business Day is the first Business Day of a calendar month, in which case such Interest Period shall end on the preceding Business Day); and

                (f)  no Interest Period shall end later than December 31, 2001.

        "INTEREST RATE PROTECTION AGREEMENT" means any and all agreements and instruments governing any interest rate swap, cap or collar arrangement providing for the transfer or mitigation of interest rates either generally or under specific circumstances.

        "INVESTMENT" means, relative to any Person: (a) any loan or advance made by it to any other Person (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business); (b) any Guaranty by it of Indebtedness of any other Person; and (c) any ownership or similar interest by it in any other Person; and the amount of any Investment shall be the original principal or capital amount thereof less all returns of principal or equity thereon (and without adjustment by reason of the financial condition of such other Person).

        "LIABILITIES" means all monetary obligations of the Borrower under this Agreement, the Notes and each other Loan Document.

        "LIBO RATE" means, relative to each Interest Period applicable to any LIBO Rate Loans comprising all or any part of any Borrowing, conversion or continuation, the rate per annum determined by the Agent at which dollar deposits in immediately available funds are offered to the Agent's LIBOR Office two Business Days prior to the beginning of such Interest Period by prime banks in the interbank eurodollar market as at or about the relevant local time of such LIBOR Office, for delivery on the first day of such Interest Period, for the number of days comprised therein and in an amount equal to the amount of the Agent's LIBO Rate Loan to be outstanding during such Interest Period. "Relevant local time" shall mean 11:00 a.m., local time, in London, England, when the LIBOR Office selected by the Agent to determine the LIBO Rate is located in Europe, or 10:00 a.m., Nassau, Bahamas time, when such LIBOR Office is located in North America.

        "LIBO RATE LOAN" is defined in Section 4.1.

        "LIBO RATE (RESERVE ADJUSTED)" means, relative to any portion of a Loan to be made, continued or maintained as, or converted into, a LIBO Rate Loan for any Interest Period, a rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) determined pursuant to the following formula:

                LIBO Rate                  =               LIBO RATE
                                                   ---------------------------
                (Reserve Adjusted)                 1 - LIBOR Reserve Percentage

The Agent shall determine the LIBO Rate (Reserve Adjusted) for each Interest Period, applicable to LIBO Rate Loans comprising all or part of any Borrowing, conversion or continuation and promptly notify the Borrower thereof (which determination shall, in the absence of manifest error, be conclusive on the Borrower) and, if requested by the Borrower, deliver a statement showing the computation used by the Agent in determining any such Rate.

        "LIBOR OFFICE" means, relative to any Bank, the office of such Bank designated as such below its signature hereto or such other domestic or foreign office or offices of such Bank (as designated from time to time by notice from such Bank to the Borrower and the Agent).

        "LIBOR RESERVE PERCENTAGE" means, relative to each Interest Period, a percentage (expressed as a decimal) equal to the daily average during such Interest Period of the percentages in effect on each day of such Interest Period, as prescribed by the F.R.S. Board, for determining reserve requirements applicable to "Eurocurrency Liabilities" pursuant to Regulation D or any other applicable regulation of the F.R.S. Board which prescribes reserve requirements applicable to "Eurocurrency Liabilities" as presently defined in Regulation D as applicable to any Bank or any participant of such Bank with respect to such participation.

        "LIEN" means any mortgage, pledge, hypothecation, charge, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever securing Indebtedness (including any conditional sale or other title retention agreement, any financing lease involving substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction).

        "LOANS" is defined in Section 2.1.

        "LOAN DOCUMENT" means this Agreement and each Instrument from time to time executed and delivered to the Agent or any Bank pursuant hereto, whether or not mentioned herein, including the Notes, the Ship Mortgages and the Subsidiary Guaranty.

        "LOAN PARTY" means any of the Borrower or any of the Subsidiary Guarantors, and their respective successors and assigns.

        "LOAN REQUEST" means a loan request and certificate duly executed by the chief executive or financial Authorized Officer of the Borrower substantially in the form of Exhibit B attached hereto.

        "MASTER VESSEL TRUST AGREEMENT" means the Master Vessel Trust Agreement, dated as of December 1, 1990, between (a) the Banks, (b) the Agent, and (c) the Collateral Trustee, substantially in the form of Exhibit G-3 attached to the Original Loan Agreement (as such may be amended, supplemented, restated or otherwise modified and in effect from time to time).

        "MATERIALLY ADVERSE EFFECT" means, relative to any occurrence of whatever nature (including any adverse determination in any litigation, arbitration or governmental investigation or proceeding), a materially adverse effect, on a consolidated basis for the Borrower and its Subsidiaries in accordance with generally accepted accounting principles, on: (a) the consolidated financial condition, operations or prospects of the Borrower and Subsidiaries; or (b) the ability of the Borrower or any other Loan Party to perform any of its payment or other material obligations under this Agreement or any Loan Document. Notwithstanding the foregoing, a Materially Adverse Effect shall not be considered to have occurred solely by reason of the asset write-offs and early recognition of expenses, in the approximate aggregate pre-tax amount of $47,912,000, adjustments required by reason of the Coal Industry Retiree Health Benefits Act of 1992, in the approximate aggregate pre-tax amount of $15,117,900, and adjustments required by reason of the adoption of Statement No. 106 of the Financial Accounting Standards Board, in the approximate aggregate pre-tax amount of $26,577,000, effective December 31, 1992.

        "MATURITY" means, relative to any Loan, the date on which such Loan is stated to be due and payable, in whole or in part (in accordance with the Note evidencing such Loan, this Agreement, or otherwise), or such earlier date when such Loan (or any portion thereof) shall be or become due and payable, in whole or in part, in accordance with the terms of this Agreement, whether by required prepayment, declaration, or otherwise.

        "NET CASUALTY OR REQUISITION PROCEEDS" means the net proceeds received by the Collateral Trustee pursuant to Sections 12, 17 or 18 of any of the Ship Mortgages which are to be applied as provided in Section 30 of the Ship Mortgages and are turned over to the Agent to be so applied.

        "NET INCOME" means, for any Person and for any period, the net income
(loss) of such Person for such period, determined in accordance with generally accepted accounting principles, PROVIDED that: (a) all gains and all losses realized by such Person and its Subsidiaries arising from the revaluation of assets or upon the sale or other disposition (including, without limitation, pursuant to sale and leaseback transactions) or property or assets which are not sold or otherwise disposed of in the ordinary course of business, or pursuant to the sale of any capital stock of such Person or any Subsidiary, shall be excluded, (b) net income or net loss of any Person combined with such Person on a "pooling of interests" basis attributable to any period prior to the date of such combination shall be excluded, and (c) net income of any Person which is not a Subsidiary of such Person and which is consolidated with such Person or is accounted for by such Person by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid to such Person or a Subsidiary.

        "NET PROCEEDS" means, for each merger, consolidation, conveyance, transfer, lease, mortgage or other disposition or encumbrance of, or granting of any license with respect to, any asset (each such disposition, encumbrance and license being herein called a "TRANSACTION") by the Borrower or any of its Consolidated Subsidiaries and as of the date on which such Transaction is consummated, (a) the aggregate amount of all consideration received or to be received by the Borrower or any such Consolidated Subsidiary in connection therewith, including, without limitation, (i) all cash, (ii) the present value of all unpaid lease payments (calculated using as the discount rate the average interest rate for all Loans outstanding at the time of calculation, weighted by amounts outstanding), (iii) the unpaid principal amount of (A) each note or other evidence of Indebtedness received by the Borrower or any such Consolidated Subsidiary and (B) all Indebtedness of the Borrower or any such Consolidated Subsidiary which is cancelled or assumed by another party in connection with such Transaction, and (iv) the fair market value of all other non-cash consideration, MINUS (b) all income taxes payable by the Borrower or such Consolidated Subsidiary by reason of such Transaction and all reasonable brokerage commissions and other fees and expenses incurred by the Borrower or any such Consolidated Subsidiary in such Transaction.

        "NET TANGIBLE ASSETS" means at any time: (a) the total assets of the Borrower and Consolidated Subsidiaries as shown on a consolidated balance sheet of the Borrower and Consolidated Subsidiaries prepared at such date, REDUCED BY
(b) Intangible Assets.

        "NET WORTH" means at any time the sum of capital stock, additional paid-in capital, unrealized gains or losses, and retained earnings (minus accumulated deficits) of the Borrower and its Consolidated Subsidiaries, all as shown on a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries prepared at such date.

        "NOTE" means any promissory note of the Borrower, substantially in the form of Exhibit A-1, Exhibit A-2 or Exhibit A-3 attached hereto (as such promissory note may be amended, endorsed, or otherwise modified from time to time), evidencing, respectively Tranche A Revolving Credit Loans, Tranche B Revolving Credit Loans or a Term Loan, made pursuant to this Agreement, and all other promissory notes accepted from time to time in substitution, replacement, or renewal therefor.

        "OGLEBAY NORTON" means the 1,000 foot Great Lakes self-unloading vessel (formerly "LEWIS WILSON FOY"), official number 592377, built in 1978, identified in the Vessel Sale Agreement.

        "ORGANIC DOCUMENT" means, relative to any corporation, its certificate of incorporation, its by-laws and all shareholder agreements, voting trusts and similar arrangements applicable to any of its authorized shares of capital stock.

        "ORIGINAL LOAN AGREEMENT" means the Loan Agreement, dated as of December 1, 1990, among the Borrower, the Banks named therein, and the Agent, as amended as of December 7, 1992 and as of April 8, 1993.

        "PBGC" means the Pension Benefit Guaranty Corporation, a United States corporation.

        "PERCENTAGE" means, relative to any Bank, the percentage set forth opposite its signature hereto.

        "PERMITTED INVESTMENTS" means:

                (a) direct obligations of or obligations guaranteed by the United States of America;

                (b) obligations issued or guaranteed by an agency or instrumentality of the United States of America or obligations of the Federal National Mortgage Association, the Student Loan Marketing Association, the Federal home Loan Banks or the Federal Farm Credit Bank;

                (c) bankers' acceptances drawn on and accepted by banks (which may include the Agent, the Collateral Trustee or any Bank), and certificates of deposit or commercial paper of banks (which may include the Agent, the Collateral Trustee or any Bank), with a combined capital and surplus aggregating at least $100,000,000 and if such acceptances are drawn on, or such certificates of deposits or commercial paper are issued by, any bank other than the Banks, the unsecured deposits or securities of such bank shall be, at the time of acquisition, rated within one of the two highest rating categories assigned by either Rating Agency;

                (d) interest-bearing demand or time deposits or certificates of deposit of a bank (which may include the Agent, the Collateral Trustee or any Bank) or trust company continuously secured and collateralized by obligations of the type described in paragraph (a) hereof, or by obligations of the type described in paragraph (k) hereof, having a market value determined not less than daily equal at all times to at least the amount of such deposit or certificate, to the extent such deposit or certificate is not insured by the Federal Deposit Insurance Corporation or the Federal Savings and Loan Insurance Corporation, or any successors thereto;

                (e) interest-bearing notes or commercial paper of any of the Banks, or interest-bearing notes or commercial paper rated within one of the three highest rating categories assigned by either Rating Agency, issued by a bank or bank holding company which has a combined capital and surplus aggregating at least $100,000,000, or commercial paper rated within rating category A1+, A1, A2, P1 or P2, as assigned by the applicable Rating Agency, issued by any other entity;

                (f) repurchase agreements and investment agreements issued by banks (which may include the Agent, the Collateral Trustee or any Bank) with a combined capital and surplus aggregating at least $100,000,000 or by any other entity whose debt or unsecured securities are, at the time of acquisition, rated within one of the two highest rating categories assigned by either Rating Agency, or continuously secured and collateralized by obligations referred to in paragraphs (a) through (e) above or (g) through (j) below having a market value, determined not less frequently than daily, at least equal at the time of each such determination to the principal balance collectible pursuant thereto plus accrued interest thereon;

                (g) interest-bearing notes or investment agreements secured by a letter of credit issued by banks (which may include the Agent, the Collateral Trustee or any Bank) with a combined capital and surplus aggregating at least $100,000,000, or by a surety issued by an insurance company, in each case (other than in the case of a letter of credit issued by a Bank) the unsecured securities or deposits of either of which are rated at the time of acquisition within one of the two highest rating categories assigned by either Rating Agency;

                (h) securities with a remaining term of maturity of, or which are payable at par upon demand by the holder thereof within 90 days or less, the interest on which is exempt from federal income taxation, rated by either Rating Agency in its highest note or commercial paper rating category;

                (i) any other securities or obligations selected by the Borrower and approved in writing by the Required Banks;

                (j) shares redeemable on demand at par of, or an investment agreement with, an Investment Company (as defined in the Investment Company Act of 1940, as amended) which invests in, or collateralizes such investment agreement with, obligations of the type described as Permitted Investments in any other paragraph of this definition; and

                (k) tax-free money market funds which invest principally in obligations rated in the highest rating category whether rated as short-term or long-term obligations by a Rating Agency.

        "PERSON" means any natural person, corporation, firm, association, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.

        "PLAN" is defined in Section 6.11.

        "QUARTERLY PAYMENT DATE" means the last day of any Fiscal Quarter or, if such day is not a Business Day, the next succeeding Business Day.

        "RATING AGENCY" means Moody's Investors Service or Standard & Poor's Corporation or the successor of either or, if both no longer exist and have no successors, than any other rating agency approved by the Required Banks.

        "REGULATORY CHANGE" means, relative to any Bank, any change after the date hereof in any (or the adoption after the date hereof of any new):

                (a) United States Federal or state law or foreign law applicable to such Bank; or

                (b) rule, regulation, interpretation, directive or request (whether or not having the force of law) applying to such Bank of any court or governmental authority charged with the interpretation or administration of any law referred to in clause (a) or of any fiscal, monetary or other authority having jurisdiction over such Bank.

        "REPORTABLE EVENT" is defined in Section 6.11.

        "REQUIRED BANKS" means, at any time, Banks having, in the aggregate, (a) a Percentage of 66-2/3% or more of the Total Revolving Credit Commitment Amount, and (b) Term Loans representing 66-2/3% or more of the aggregate Term Loans outstanding.

        "RESTATEMENT EFFECTIVE DATE" means the date this Agreement becomes effective pursuant to Section 10.8.

        "REVOLVING CREDIT COMMITMENT" means, relative to any Bank, such Bank's obligation to make Revolving Credit Loans pursuant to Section 2.1(a).

        "REVOLVING CREDIT LOANS" is defined in Section 2.1(a).

        "SHIP MORTGAGE" means each of those certain First Preferred Ship Mortgages, executed by the Borrower, substantially in the form of Exhibit G-2 attached to this Agreement as originally executed and delivered as of December 1, 1990 (as such may be amended, supplemented, restated or otherwise modified and in effect from time to time), covering, respectively, the OGLEBAY NORTON, the BUCKEYE, the FRED R. WHITE, JR. and the ARMCO.

        "SUBORDINATED DEBT" means all unsecured Indebtedness of the Borrower for money borrowed which is subject to, and is only entitled to the benefits of, terms and provisions (including acceleration, interest rate, sinking fund, covenant, default, and subordination provisions) satisfactory in form and substance to the Required Banks and which has terms of payment and holders satisfactory to the Required Banks, in each case as evidenced by their written approval thereof.

        "SUBSIDIARY" of any corporation means any other corporation 51% of the outstanding shares of capital stock of which having ordinary voting power for the election of directors is owned directly or indirectly by such corporation, and, except as otherwise indicated herein, references to Subsidiaries shall refer to Subsidiaries of the Borrower.

        "SUBSIDIARY GUARANTOR" means each of Oglebay Norton Industrial Sands, Inc. and Oglebay Norton Refractories & Minerals, Inc.

        "SUBSIDIARY GUARANTY" means that certain guaranty, executed by each Subsidiary Guarantor, substantially in the form of Exhibit G-1 attached hereto (as such may be amended, supplemented, restated or otherwise modified and in effect from time to time).

        "TANGIBLE NET WORTH" means at any time: (a) the sum of capital stock, additional paid-in capital, unrealized gains or losses, and retained earnings (minus accumulated deficits) of the Borrower and its Consolidated Subsidiaries, all as shown on a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries prepared at such date, REDUCED BY (b) to the extent reflected as an asset in such consolidated balance sheet at such date, Intangible Assets.

        "TAXES" is defined in Section 3.10.

        "TERM LOAN" is defined in Section 2.1(b).

        "TERM LOAN CLOSING DATE" means the Restatement Effective Date or such later Business Day on or before the Additional Term Loans Termination Date on which the Additional Term Loans are to be made as provided in Section 2.1(b).

        "TOTAL REVOLVING CREDIT COMMITMENT AMOUNT" is defined in Section 2.2.

        "TOTAL TRANCHE A REVOLVING CREDIT COMMITMENT AMOUNT" is defined in
Section 2.2.

        "TOTAL TRANCHE B REVOLVING CREDIT COMMITMENT AMOUNT" is defined in
Section 2.2.

        "TRANCHE A COMMITMENT TERMINATION DATE" means the earliest of

                         (a)  December 31, 1997, unless the Tranche A
                Commitment  Date is extended as provided in clause (c) below;

                         (b) five Business Days after notice is given by the
                Borrower to the Agent for purposes of designating a Tranche A Commitment Termination Date pursuant to this clause, PROVIDED that, on such designated Tranche A Commitment Termination Date, no Loans are outstanding;

                         (c) each of the Tranche A Commitment Termination Dates
                specified below, if during the renewal period (if any) specified below for such Tranche A Commitment Termination Date the Borrower and the Banks shall not have elected in writing to extend the Tranche A Commitment Termination Date to the next succeeding Tranche A Commitment Termination Date (if any):

                RENEWAL PERIOD                     TRANCHE A COMMITMENT TERMINATION DATE
                Three months ended
                    May 31, 1996                   December 31, 1998
                Three months ended
                    May 31, 1997                   December 31, 1999
                Three months ended

                    May 31, 1998                   December 31, 2000
                Three months ended
                    May 31, 1999                   December 31, 2001

                                                            December 31, 2001

                ; PROVIDED, HOWEVER, that in the event less than all of the Banks shall have elected during any such renewal period to extend the Tranche A Commitment Termination Date as provided above, such Tranche A Commitment Termination Date shall nevertheless be so extended if either (i)(A) the Borrower arranges for another commercial banking institution (a "REPLACEMENT BANK"), satisfactory to the Agent, to replace each Bank which has failed to so elect to extend such Tranche A Commitment Termination Date (a "TERMINATING BANK"), (B) on such Tranche A Commitment Termination Date, the Tranche A Revolving Credit Commitment of each Terminating Bank is terminated and the Tranche A Revolving Credit Loans of such Terminating Bank are paid in full, together with accrued interest thereon and the fee payable with respect thereto through such Tranche A Commitment Termination Date pursuant to Section 2.3.1, and (C) prior to such Tranche A Commitment Termination Date each Replacement Bank enters into an amendment to this Agreement, the Master Vessel Trust Agreement and each of the other Loan Documents, in form and substance satisfactory to the Agent and the Banks, pursuant to which such Replacement Bank agrees to undertake the Tranche A Revolving Credit Commitment of the Terminating Bank; or (ii)(A) the electing Banks shall agree to change their Percentages as applied to the Tranche A Revolving Credit Commitments so that they aggregate 100% for such purpose, (B) prior to such Tranche A Commitment Termination Date the Agent and the Banks shall have entered into an amendment to this Agreement, the Master Vessel Trust Agreement and each of the other Loan Documents which gives effect to such change, and (C) on such Tranche A Commitment Termination Date the Tranche A Revolving Credit Commitment of each Terminating Bank is Terminated and the Tranche A Revolving Credit Loans of such Terminating Bank are paid in full, together with accrued interest thereon and the fee payable with respect thereto through such Tranche A Commitment Termination Date pursuant to Section 2.3.1;

                         (d) immediately and without further action upon the
                occurrence of any Default described in Section 8.1.4 with respect to the Borrower or any Subsidiary; and

                         (e) immediately when any other Event of Default shall have occurred and be continuing and either

                                  (i) the Loans shall be declared to be due and
                         payable  pursuant to Section  8.3, or

                                  (ii) in the absence of such declaration, the
                         Agent, acting at the direction of the Required Banks, shall give notice to the Borrower pursuant to this clause that the Tranche A Revolving Credit Commitments have been terminated.

        "TRANCHE B COMMITMENT TERMINATION DATE" means the earliest of

                         (a)  December 31, 1997, unless the Tranche B
                Commitment  Date is extended as provided in clause (c) below;

                         (b) five Business Days after notice is given by the
                Borrower to the Agent for purposes of designating a Tranche B Commitment Termination Date pursuant to this clause, PROVIDED that, on such designated Tranche B Commitment Termination Date, no Loans are outstanding;

                         (c) each of the Tranche B Commitment Termination Dates
                specified below, if during the renewal period (if any) specified below for such Tranche B Commitment Termination Date the

                Borrower and the Banks shall not have elected in writing to extend the Tranche B Commitment Termination Date to the next succeeding Tranche B Commitment Termination Date (if any):

                RENEWAL PERIOD                         TRANCHE B COMMITMENT TERMINATION DATE

                Three months ended
                    May 31, 1996                   December 31, 1998
                Three months ended
                    May 31, 1997                   December 31, 1999
                Three months ended
                    May 31, 1998                   December 31, 2000
                Three months ended
                    May 31, 1999                   December 31, 2001

                                                            December 31, 2001

                ; PROVIDED, HOWEVER, that in the event less than all of the Banks shall have elected during any such renewal period to extend the Tranche B Commitment Termination Date as provided above, such Tranche B Commitment Termination Date shall nevertheless be so extended if either (i)(A) the Borrower arranges for another commercial banking institution (a "REPLACEMENT BANK"), satisfactory to the Agent, to replace each Bank which has failed to so elect to extend such Tranche B Commitment Termination Date (a "TERMINATING BANK"), (B) on such Tranche B Commitment Termination Date, the Tranche B Revolving Credit Commitment of each Terminating Bank is terminated and the Tranche B Revolving Credit Loans of such Terminating Bank are paid in full, together with accrued interest thereon and the fee payable with respect thereto through such Tranche B Commitment Termination Date pursuant to Section 2.3.1, and (C) prior to such Tranche B Commitment Termination Date each Replacement Bank enters into an amendment to this Agreement, the Master Vessel Trust Agreement and each of the other Loan Documents, in form and substance satisfactory to the Agent and the Banks, pursuant to which such Replacement Bank agrees to undertake the Tranche B Revolving Credit Commitment of the Terminating Bank; or (ii)(A) the electing Banks shall agree to change their Percentages as applied to the Tranche B Revolving Credit Commitments so that they aggregate 100% for such purpose, (B) prior to such Tranche B Commitment Termination Date the Agent and the Banks shall have entered into an amendment to this Agreement, the Master Vessel Trust Agreement and each of the other Loan Documents which gives effect to such change, and (C) on such Tranche B Commitment Termination Date the Tranche B Revolving Credit Commitment of each Terminating Bank is Terminated and the Tranche B Revolving Credit Loans of such Terminating Bank are paid in full, together with accrued interest thereon and the fee payable with respect thereto through such Tranche B Commitment Termination Date pursuant to Section 2.3.1;

                         (d) immediately and without further action upon the
                occurrence of any Default described in Section 8.1.4 with respect to the Borrower or any Subsidiary; and

                         (e) immediately when any other Event of Default shall
                have  occurred and be  continuing and either

                                  (i) the Loans shall be declared to be due and
                         payable  pursuant to Section  8.3, or

                                  (ii) in the absence of such declaration, the
                         Agent, acting at the direction of the Required Banks, shall give notice to the Borrower pursuant to this clause that the Tranche B Revolving Credit Commitments have been terminated.

        "TRANCHE A REVOLVING CREDIT LOANS" is defined in Section 2.1(a).

        "TRANCHE B REVOLVING CREDIT LOANS" is defined in Section 2.1(a).

        "TYPE" means, relative to the outstanding principal amount of all or any portion of a Loan, the portion thereof, if any, being maintained as a Base Rate Loan, a CD Rate Loan or a LIBO Rate Loan.

        "UNFUNDED VESTED OBLIGATIONS" means, relative to any Plan, at any time, the amount (if any) by which:(a) the present value of all vested nonforfeitable benefits under such Plan; EXCEEDS (b) the fair market value of all Plan assets allocable to such benefits; all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of the Borrower or any member of the Controlled Group to the PBGC or the Plan under Title IV of ERISA.

        "UNITED STATES" or "U.S." means the United States of America, its 50 States and the District of Columbia.

        "VESSEL SALE AGREEMENT" means the Vessel Sale Agreement dated as of December 20, 1990, between the Borrower, as purchaser, and Bethlehem Steel Corporation, as seller, relating to the purchase by the Borrower of the OGLEBAY NORTON and the BUCKEYE, together with all exhibits and schedules thereto and all Instruments executed in connection therewith, as originally executed and delivered (as the same may be amended, supplemented, restated or otherwise modified, as permitted by this Agreement, and in effect from time to time).

        1.2. USE OF DEFINED TERMS. Terms for which meanings are provided in this Agreement shall, unless otherwise defined or the context otherwise requires, have such meanings when used in Exhibit E attached hereto, each Loan Request, Continuation/Conversion Notice, Compliance Certificate, notice and other communication delivered from time to time in connection with this Agreement or any Loan Document.

        1.3. ACCOUNTING AND FINANCIAL DETERMINATIONS. Where the character or amount of any asset or liability or item of income or expense is required to be determined, or any accounting computation is required to be made, for the purpose of this Agreement (including Section 7.2.3), such determination or calculation shall, to the extent applicable and except as otherwise specified in this Agreement, be made in accordance with the generally accepted accounting principles used in, and consistently applied with, the financial statements referred to in Section 6.4.

                                   ARTICLE II

                                  COMMITMENTS

        2.1. COMMITMENTS. (a) REVOLVING CREDIT COMMITMENTS. (i) TRANCHE A REVOLVING CREDIT COMMITMENTS. Subject to the terms and conditions of this Agreement (including Article V), each Bank severally and for itself alone agrees that it will, from time to time on any Business Day occurring during the period commencing on the Restatement Effective Date and continuing to (but not including) the Tranche A Commitment Termination Date, make revolving credit loans (relative to each Bank, its "TRANCHE A REVOLVING CREDIT LOANS") to the Borrower equal to its Percentage of the aggregate amount of the Borrowing requested from all Banks on each such Business Day; PROVIDED, HOWEVER, that no Bank shall be permitted (in the case of clause (a) below) or required to make any Tranche A Revolving Credit Loan if, after giving effect thereto, the aggregate principal amount of all Tranche A Revolving Credit Loans outstanding at any one time from

                (a) all Banks would exceed the Total Tranche A Revolving Credit Commitment Amount; or

                (b) such Bank would exceed its Percentage of the aggregate principal amount of Tranche A Revolving Credit Loans then outstanding from all Banks.

Subject to the terms hereof, the Borrower may from time to time prior to the Tranche A Commitment Termination Date borrow, prepay, and reborrow amounts pursuant to the Tranche A Revolving Credit Commitments.

        (i) TRANCHE B REVOLVING CREDIT COMMITMENTS. Subject to the terms and conditions of this Agreement (including Article V), each Bank severally and for itself alone agrees that it will, from time to time on any Business Day occurring during the period commencing on the Restatement Effective Date and continuing to (but not including) the Tranche B Commitment Termination Date, make revolving credit loans (relative to each Bank, its "TRANCHE B REVOLVING CREDIT LOANS") to the Borrower equal to its Percentage of the aggregate amount of the Borrowing requested from all Banks on each such Business Day; PROVIDED, HOWEVER, that no Bank shall be permitted (in the case of clause (a) below) or required to make any Tranche B Revolving Credit Loan if, after giving effect thereto, the aggregate principal amount of all Tranche B Revolving Credit Loans outstanding at any one time from

                (a) all Banks would exceed the Total Tranche B Revolving Credit Commitment Amount; or

                (b) such Bank would exceed its Percentage of the aggregate principal amount of Tranche B Revolving Credit Loans then outstanding from all Banks.

Subject to the terms hereof, the Borrower may from time to time prior to the Tranche B Commitment Termination Date borrow, prepay, and reborrow amounts pursuant to the Tranche B Revolving Credit Commitments; PROVIDED, that no amounts may be reborrowed pursuant to the Tranche B Revolving Credit Commitments unless at time of any such reborrowing, without giving effect thereto, the Borrower's Debt to Capital Ratio is equal to or less than .45 to 1.00.

        (b) TERM LOAN COMMITMENTS. Subject to the terms and conditions of the Original Loan Agreement (including Article V thereof), each Bank severally and for itself alone made on December 20, 1990 a term loan (relative to each Bank, a "TERM LOAN") to the Borrower. The aggregate original principal amount of the Term Loans made pursuant to the Original Agreement was U.S. $58,500,000. Subject to the terms and conditions of this Agreement (including Article V), each Bank severally and for itself alone agrees to make an additional Term Loan (relative to each Bank, an "ADDITIONAL TERM LOAN"; and together with the Term Loans made previously, the "TERM LOANS") to the Borrower on the Term Loan Closing Date equal to its Percentage of U.S,$8,750,000. The Additional Term Loans shall be made pursuant to a Loan Request delivered to the Agent on not less than one (or not less than three in the case of a LIBO Rate or a CD Rate Loan) Business Days' notice. The Borrower shall not have any right to reborrow any principal payments made on any Term Loan. As of December 26, 1994, the aggregate unpaid principal amount of the Term Loans was U.S. $41,250,000, with Term Loans payable to the Banks as shown below, and after giving effect to the additional Term Loans to be made on the Term Loan Closing Date, the aggregate Term Loans payable to the Banks will be as shown below:

                                              AMOUNT OF TERM LOANS OUTSTANDING
                                           ------------------------------------------------
                                                                     AFTER GIVING EFFECT TO
                                                                     ADDITIONAL TERM LOANS MADE
NAME OF BANK                      DECEMBER 26, 1994               ON TERM LOAN CLOSING DATE
Society National Bank                      $11,148,637.50            $13,513,500.00
The Bank of Nova Scotia                    $10,033,650.00            $12,162,000.00
NBD Bank, N. A.                            $10,033,650.00            $12,162,000.00
Comerica Bank
 (successor by merger
to Manufacturers National
Bank of Detroit)                           $ 5,574,525.00            $ 6,757,000.00
The Huntington National Bank               $ 4,459,537.50            $ 5,405,500.00

        (c) DEFINITIONS OF LOANS. As used herein, the term "LOANS" refers collectively to the Revolving Credit Loans and the Term Loans, unless the context otherwise requires.

        (d) INITIAL BORROWING TO INCLUDE TERM LOAN. The initial Borrowing under the Original Loan Agreement included the Term Loans. The initial Borrowing under this Agreement shall include the Additional Term Loans to be made on the Term Loan Closing Date.

        2.2. TOTAL REVOLVING CREDIT COMMITMENT AMOUNT. The aggregate amount (the "TOTAL TRANCHE A REVOLVING CREDIT COMMITMENT AMOUNT") of all Tranche A Revolving Credit Commitments on any date on or prior to the Tranche A Commitment Termination Date shall be U.S. $25,000,000 less all voluntary reductions to such amount made by the Borrower and (without duplication of any such reductions) less any mandatory prepayment of the Tranche A Revolving Credit Loans as required pursuant to Section 3.3; PROVIDED, HOWEVER, that all such reductions shall require at least three Business Days' prior notice to the Agent and be permanent, and all partial reductions of such amount, in the case of any voluntary reduction, shall be in minimum amounts of $2,500,000 and in integral multiples of $1,000,000 in excess thereof. The aggregate amount (the "TOTAL TRANCHE B REVOLVING CREDIT COMMITMENT AMOUNT") of all Tranche B Revolving Credit Commitments on any date on or prior to the Tranche B Commitment Termination Date shall be U.S. $15,000,000 less all voluntary reductions to such amount made by the Borrower and (without duplication of any such reductions) less any mandatory prepayment of the Tranche B Revolving Credit Loans as required pursuant to
Section 3.3; PROVIDED, HOWEVER, that all such reductions shall require at least three Business Days' prior notice to the Agent and be permanent, and all partial reductions of such amount, in the case of any voluntary reduction, shall be in minimum amounts of $1,500,000 and in integral multiples of $1,000,000 in excess thereof. The Tranche A Revolving Credit Commitments and the Tranche B Revolving Credit Commitments are herein referred to as the "REVOLVING CREDIT COMMITMENTS". The aggregate amount (the "TOTAL REVOLVING CREDIT COMMITMENT AMOUNT") of all Revolving Credit Commitments on any date shall be the sum of the Total Tranche A Revolving Credit Commitment Amount and the Total Tranche B Revolving Credit Commitment Amount on such date.

        2.3. FEES. The Borrower agrees to pay the fees set forth in this Section 2.3:

        2.3.1. REVOLVING CREDIT COMMITMENT. (a) TRANCHE A REVOLVING CREDIT COMMITMENT. To the Agent for the account of each Bank, for the period (including any portion thereof when its Commitment is suspended by reason of the Borrower's inability to satisfy any condition of Article V) commencing on the Restatement Effective Date and continuing through the Tranche A Commitment Termination Date, a commitment fee at the rate of 1/4 of 1% per annum on the average daily excess of such Bank's Percentage of the Total Tranche A Revolving Credit Commitment Amount over the outstanding amount of such Bank's Tranche A Revolving Credit Loans. Such commitment fees shall be payable by the Borrower in arrears to the Agent for the account of each Bank for the period ending on each Quarterly Payment Date, commencing with the first such day following the Restatement Effective Date, and on the Tranche A Commitment Termination Date.

        (b) TRANCHE B REVOLVING CREDIT COMMITMENT. To the Agent for the account of each Bank, for the period (including any portion thereof when its Commitment is suspended by reason of the Borrower's inability to satisfy any condition of
Article V) commencing on the Restatement Effective Date and continuing through the Tranche B Commitment Termination Date, a commitment fee at the rate of 1/4 of 1% per annum on the average daily excess of such Bank's Percentage of the Total Tranche B Revolving Credit Commitment Amount over the outstanding amount of such Bank's Tranche B Revolving Credit Loans. Such commitment fees shall be payable by the Borrower in arrears to the Agent for the account of each Bank for the period ending on each Quarterly Payment Date, commencing with the first such day following the Restatement Effective Date, and on the Tranche B Commitment Termination Date.

        (c) COMMITMENT FEES ON REVOLVING CREDIT COMMITMENT PRIOR TO RESTATEMENT EFFECTIVE DATE. Commitment fees payable with respect to Revolving Credit Commitments as in effect immediately prior to the Restatement Effective Date shall cease to accrue on the Restatement Effective Date. Any such fees shall be payable on the Restatement Effective Date.

        2.3.2. FACILITY. To the Agent for the account of each Bank, in the event of any Borrowing consisting of Tranche B Revolving Credit Loans, a non-refundable facility fee in the amount of its Percentage of 3/4 of 1% of the Tranche B Revolving Credit Loans made as part of such Borrowing, payable on the date of any such Borrowing, PROVIDED that the aggregate facility fees payable pursuant to this Section 2.3.2 shall in no event exceed $75,000.

        2.3.3. OTHER. To the Agent for its individual account, an initial fee and an annual fee in accordance with the terms of the confidential letter, dated December 19, 1990, from the Agent to the Borrower. To the Agent for the account of the Collateral Trustee, an initial fee and annual fee in accordance with
Article X of the Master Vessel Trust Agreement. To the Investment Banking Division of the Agent for its own account, an advisory fee in connection with the transactions contemplated hereby in accordance with the terms of a confidential letter dated November 9, 1990.

        2.4. INCREASED CAPITAL COSTS. If any Bank determines that compliance with any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Bank or any corporation controlling such Bank such that the amount of such capital is increased by or based upon the existence of such Bank's Commitment hereunder and other commitments of this type and as a result thereof, in the opinion of such Bank, the rate of return on such Bank's capital as a consequence of its Commitment hereunder is reduced to a level below that which such Bank could have achieved but for such circumstances, then, upon demand by such Bank (with a copy of such demand to the Agent), the Borrower shall immediately pay to the Agent for the account of such Bank, from time to time as specified by such Bank, additional amounts sufficient to compensate such Bank or such corporation in the light of such circumstances, for such reduction in rate of return. A statement of any Bank as to any such additional amount or amounts (including calculations thereof in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the Borrower. In determining such amount, any Bank may use any method of averaging and attribution that it shall, in the absence of manifest error, deem applicable.

        2.5. TERMINATION. The Tranche A Revolving Credit Commitments shall terminate and each Bank shall be relieved of its obligations to make any Tranche A Revolving Credit Loan on the Tranche A Commitment Termination Date. The Tranche B Revolving Credit Commitments shall terminate and each Bank shall be relieved of its obligations to make any Tranche B Revolving Credit Loan on the Tranche B Commitment Termination Date. The Additional Term Loan Commitments shall terminate and each Bank shall be relieved of its obligations to make any Additional Term Loan pursuant to Section 2.1(b) on the Additional Term Loans Commitment Termination Date.

        2.6. MASTER VESSEL TRUST AGREEMENT. The Banks agreed in the Original Loan Agreement to enter into the Master Vessel Trust Agreement in order, among other things, that the Collateral Trustee shall be wholly and irrevocably substituted for the Banks as the holder of any security interest or other interest in any Vessel (as defined in the Ship Mortgages) in connection herewith, all as more specifically provided in the Master Vessel Trust Agreement.

                                   ARTICLE III

                                 LOANS AND NOTES

        3.1. BORROWING PROCEDURE. By delivering to the Agent on or before 10:00 a.m., Cleveland time, a Loan Request, the Borrower may from time to time request, on not less than one (or not less than three in the case of a LIBO Rate Loan or a CD Rate Loan) nor more than five Business Days' notice, that a Borrowing consisting of Tranche A Revolving Credit Loans or Tranche B Revolving Credit Loans, as the case may be, be made from all Banks in the aggregate in a minimum amount of $1,000,000 and an integral multiple of $250,000 in excess thereof. Subject to the terms and conditions of this Agreement, each Borrowing shall be made on the Business Day specified in the Loan Request therefor. On such Business Day and subject to such terms and conditions, each Bank shall provide the Agent with funds, on or before 11:00 a.m., Cleveland time, in an amount equal to such Bank's Percentage of the requested Borrowing by transferring same day or immediately available funds to such account as the Agent shall specify from time to time by notice to the Banks. The proceeds of each Borrowing shall be made available to the Borrower (albeit in the case of a Loan by any other Bank, the Agent shall be required to make the proceeds thereof available only to the extent received by it in same day funds from such other Bank) by wire transfer of such proceeds to such transferees, or to such accounts of the Borrower, as the Borrower shall have specified in the Loan Request therefor. No Bank's obligation to make any Loan shall be affected by any other Bank's failure to make any Loan.

        3.2. NOTES. All Revolving Credit Loans made by each Bank shall be evidenced by a Note payable to the order of such Bank in a maximum principal amount equal to such Bank's Percentage of the original Total Tranche A Revolving Credit Commitment Amount or Total Tranche B Revolving Credit Commitment Amount, as the case may be. The Term Loan made by each Bank shall be evidenced by a Note payable to the order of such Bank in a principal amount equal to the amount specified in Section 2.1(b). The Borrower shall duly execute and deliver the Notes on or prior to the Restatement Effective Date. The Borrower hereby irrevocably authorizes each Bank to make (or cause to be made) appropriate notations on the grid attached to such Bank's Notes (or on a continuation of such grid attached to any such Note and made a part thereof), which notations, if made, shall evidence, INTER ALIA, the date of, the outstanding principal of, and the interest rate (including any conversions thereof pursuant to Section 4.2) and Interest Period applicable to, the Loans evidenced thereby. Any such notations on any such grid (and on any such continuation) indicating the outstanding principal amount of such Bank's Loans shall be rebuttable presumptive evidence of the principal amount thereof owing and unpaid, but the failure to record any such amount on such grid (or on such continuation) shall not limit or otherwise affect the obligations of the Borrower hereunder or under such Notes to make payments of principal of or interest on such Loans when due.

        3.3. PRINCIPAL PAYMENTS AND PREPAYMENTS. The Borrower will repay the outstanding principal amount of the Tranche A Revolving Credit Loans on or before the Tranche A Commitment Termination Date. The Borrower will repay the outstanding principal amount of the Tranche B Revolving Credit Loans on or before the Tranche B Commitment Termination Date. The Borrower shall make mandatory installment payments on the Term Loans on the following dates and in the aggregate amounts specified:

                         DATE                    AGGREGATE AMOUNT
                         December 31, 1994           $2,750,000
                         June 30, 1995                2,750,000
                         December 31, 1995            2,750,000
                         June 30, 1996                2,750,000
                         December 31, 1996            2,750,000
                         June 30, 1997                2,750,000
                         December 31, 1997            2,750,000
                         June 30, 1998                2,750,000
                         December 31, 1998            2,750,000
                         June 30, 1999                2,750,000
                         December 31, 1999            2,750,000
                         June 30, 2000                2,750,000
                         December 31, 2000            2,750,000
                         June 30, 2001                2,750,000
                         December 31, 2001           11,500,000


The Agent shall be entitled to apply any Net Casualty or Requisition Proceeds received by it to reimbursement of any costs and expenses incurred by the Agent or the Collateral Trustee in connection therewith, and the balance thereof shall be applied as a mandatory prepayment of the Loans (such prepayment to be applied, FIRST, to the Term Loans, and, SECOND, to the outstanding Tranche A Revolving Credit Loans, if any, and, THIRD, to the outstanding Tranche B Revolving Credit Loans, if any). In addition, the Borrower:

                (a) may make a voluntary prepayment in part in an aggregate principal amount of not less than $500,000 and an integral multiple of $100,000 in excess thereof, or in full of the outstanding principal amount of, the Tranche A Revolving Credit Loans, the Tranche B Revolving Credit Loans or the Term Loans, as the case may be, from time to time at any time upon at least three Business Days' prior notice to the Agent (in the case of a LIBO Rate Loan or a CD Rate Loan) and one Business Days' prior notice to the Agent (in the case of a Base Rate Loan), PROVIDED that no such partial prepayment of any Tranche B Revolving Credit Loans shall be made if after giving effect thereto any Tranche A Revolving Credit Loans would remain outstanding;

                (b) shall, on each date when any reduction in the Total Tranche A Revolving Credit Commitment Amount or Total Tranche B Revolving Credit Commitment Amount shall become effective pursuant to Section 2.2, make a mandatory prepayment of the Tranche A Revolving Credit Loans or Tranche B Revolving Credit Loans, as the case may be, equal to the excess, if any, of the outstanding principal amount of all Tranche A Revolving Credit Loans over the Total Tranche A Revolving Credit Commitment Amount as so reduced, or of the outstanding principal amount of all Tranche B Revolving Credit Loans over the Total Tranche B Revolving Credit Commitment Amount as so reduced, as the case may be;

                (c) shall, on each date after December 1, 1994 when the Borrower or any of its Subsidiaries becomes entitled to receive Net Proceeds of any sale, lease, transfer or other disposition (including, without limitation, by means of merger) of assets (whether in one transaction or a series of transactions), other than dispositions of inventory in the ordinary course of business and other than dispositions of non-material assets in the ordinary course of business having a fair market value not in excess of $100,000 in any Fiscal Year, which, together with all other Net Proceeds from such dispositions which the Borrower or any of its Subsidiaries becomes entitled to receive after December 1, 1994, exceed $35,000,000, make a mandatory prepayment of the outstanding principal amount of the Loans (such prepayment to be applied, FIRST, to the Term Loans, and, SECOND, to the outstanding Tranche A Revolving Credit Loans, if any, and THIRD, to the outstanding Tranche B Revolving Credit Loans, if any), in an amount equal to at least 75% of such Net Proceeds in excess of $35,000,000 from all such dispositions; and

                (d) shall, on each date upon the receipt thereof, make a mandatory prepayment of the outstanding principal amount of the Loans (such prepayment to be applied, FIRST, to the Term Loans, and SECOND, to the outstanding Tranche A Revolving Credit Loans, if any, and THIRD, to the outstanding Tranche B Revolving Credit Loans, if any) in an amount equal to the lesser of (i) the amount of the net proceeds from the sale (whether in a private sale or public offering) by the Borrower of any equity securities for cash (other than any such sale to an employee stock plan or employee benefit plan or to employees pursuant to an employee stock plan or employee benefit plan) or (ii) the excess, if any, of the aggregate principal amount of the Revolving Credit Loans outstanding hereunder at the time of such sale over $25,000,000; PROVIDED, that the aggregate amount of mandatory prepayments under this clause (d) shall not exceed $5,000,000.

Each prepayment of a Loan made pursuant to this Section shall be without premium or penalty, except as may be required by Section 4.6. In the case of any prepayment of the Revolving Loans made pursuant to the fourth sentence of this
Section 3.3 or clause (c) or (d) of the preceding sentence, the Borrower shall permanently reduce the amount of the Tranche A Revolving Credit Commitments or Tranche B Revolving Credit Commitments, as the case may be, by an amount not less than the amount of such prepayment. All interest accrued on the principal amount of Loans prepaid shall be paid on the date of such prepayment. Each prepayment of the Term Loans otherwise than pursuant to the third sentence of this Section 3.3 shall be applied to the installment payments specified in such sentence in inverse order of maturity. The Borrower shall notify the Agent at the time of any prepayment of any of the Loans of the amount of such prepayment which is to be applied to the Term Loans and/or the Revolving Credit Loans (specifying amounts for the Tranche A Revolving Credit Loans and the Tranche B Revolving Credit Loans, as the case may be). Each prepayment of the Term Loans or the Revolving Credit Loans, as the case may be, shall, except as the Borrower may otherwise have notified the Agent, be applied, to the extent of such prepayment:

                (x) FIRST, to the principal amount thereof being maintained as a Base Rate Loan;

                (y) SECOND, to the principal amount thereof being maintained as a CD Rate Loan; and

                (z) THIRD, to the principal amount thereof being maintained as a LIBO Rate Loan.

        3.4. INTEREST. The Borrower agrees to pay interest on the principal amount of the Loans from time to time unpaid prior to and at Maturity (whether by required prepayment, declaration or otherwise) at a rate per annum:

                (a) on that portion of the outstanding principal amount thereof maintained from time to time as a Base Rate Loan, equal to the sum of the Base Rate from time to time most recently announced per annum,

                (b) on that portion of the outstanding principal amount thereof maintained from time to time as one or more CD Rate Loans during each applicable Interest Period, equal to the sum of the CD Rate (Reserve Adjusted) for such Interest Period plus the Applicable Margin per annum, and

                (c) on that portion of the outstanding principal amount thereof maintained from time to time as one or more LIBO Rate Loans during each applicable Interest Period, equal to the sum of the LIBO Rate (Reserve Adjusted) for such Interest Period plus the Applicable Margin per annum.

As used herein, the term "APPLICABLE MARGIN" means for any Loan which is a LIBO Rate Loan or a CD Rate Loan, and for any Interest Period or other period or time, the interest rate per annum specified in the applicable table below based on (i) the Borrower's Interest Coverage Ratio and (ii) the Borrower's Funded Debt to Capital Ratio, in each case as of the end of the Borrower's fiscal quarter most recently ended prior thereto for which financial statements have been delivered as herein provided, as determined on the basis of the financial statements for such fiscal quarter (or the fiscal year ended with such fiscal quarter) delivered pursuant to Section 7.1.1(a) or 7.1.1(b) prior to the commencement of such Interest Period or other period or time (it being understood that such interest rate per annum shall be the highest rate per annum determined in accordance with the applicable table below until the Borrower delivers financial statements demonstrating that a lower rate should be applicable for any Interest Period, or other period or time, commencing on any date thereafter, as provided above):

                                 PRICING MATRIX FOR TRANCHE A REVOLVING CREDIT LOANS
                                              WHICH ARE LIBO RATE LOANS
Interest Coverage
Ratio                                    Tier 1             Tier 2             Tier 3            Tier 4
(Equal to or
Greater Than)

                                         3.50 to 1.00       3.00 to 1.00       2.50 to 1.00       2.00 to 1.00

Debt to Total         .40 to 1.00        .50%                .625%              .75%               .875%
Capital Ratio         .45 to 1.00        .625%               .75%               .875%             1.00%
(Equal to or Less     .50 to 1.00        .75%                .875%             1.00%              1.125%
Than)                 .55 to 1.00        .875%              1.00%              1.125%             1.250%

               PRICING MATRIX FOR TRANCHE A REVOLVING CREDIT LOANS
                             WHICH ARE CD RATE LOANS

Interest Coverage
Ratio                                    Tier 1             Tier 2             Tier 3            Tier 4
(Equal to or
Greater Than)
                                         3.50 to 1.00       3.00 to 1.00       2.50 to 1.00       2.00 to 1.00
Debt to Total         .40 to 1.00         .625%              .75%               .875%             1.00%
Capital Ratio         .45 to 1.00         .75%               .875%             1.00%              1.125%
(Equal to or Less     .50 to 1.00         .875%             1.00%              1.125%             1.25%
Than)                 .55 to 1.00        1.00%              1.125%             1.250%             1.375%

               PRICING MATRIX FOR TRANCHE B REVOLVING CREDIT LOANS
                    AND TERM LOANS WHICH ARE LIBO RATE LOANS


Interest Coverage
Ratio                                    Tier 1             Tier 2             Tier 3            Tier 4
(Equal to or
Greater Than)

                                         3.50 to 1.00       3.00 to 1.00       2.50 to 1.00       2.00 to 1.00
Debt to Total         .40 to 1.00         .625%              .75%               .875%             1.00%
Capital Ratio         .45 to 1.00         .75%               .875%             1.00%              1.125%
(Equal to or Less     .50 to 1.00         .875%             1.00%              1.1250%            1.250%
Than)                 .55 to 1.00        1.00%              1.125%             1.250%             1.375%


               PRICING MATRIX FOR TRANCHE B REVOLVING CREDIT LOANS
                     AND TERM LOANS WHICH ARE CD RATE LOANS

Interest Coverage
Ratio                                    Tier 1             Tier 2             Tier 3            Tier 4
(Equal to or
Greater Than)
                                         3.50 to 1.00       3.00 to 1.00       2.50 to 1.00       2.00 to 1.00
Debt to Total         .40 to 1.00         .75%               .875%             1.00%              1.125%
Capital Ratio         .45 to 1.00         .875%             1.00%              1.125%             1.25%
(Equal to or Less     .50 to 1.00        1.00%              1.125%             1.25%              1.375%
Than)                 .55 to 1.00        1.125%             1.25%              1.375%             1.50%



The effective date of any change in the Applicable Margin for any LIBO Rate Loan or CD Rate Loan shall be the first day of the calendar month immediately next succeeding the date of delivery to the Banks of the financial statements demonstrating that a different Applicable Margin is applicable in accordance with the above tables and provisions. The Agent shall promptly notify the Borrower and the Banks of each change in the Applicable Margin and the effective date of such change. The interest rate or rates applicable to Revolving Credit Loans outstanding under the Original Loan Agreement, which Revolving Credit Loans shall continue hereunder as Tranche A Revolving Credit Loans, and Term Loans outstanding under the Original Loan Agreement (all of which Term Loans continue outstanding hereunder), shall as of the Restatement Effective Date reflect the Applicable Margins provided for in this Agreement.

        3.5. POST-MATURITY RATES. After the Maturity of all or any portion of the principal amount of the Loans or after any other monetary Liabilities shall have become due, the Borrower shall pay interest (after as well as before judgment) on the principal amount of all types of Loans so matured or on such other monetary Liabilities, as the case may be, at a rate per annum which is determined by increasing each of the Applicable Margins referred to in clauses

(a), (b) and (c) of Section 3.4 by 2% per annum for Loans so matured and, to the extent permitted by applicable law, at a rate per annum equal to the Base Rate plus 2-3/8% for such other monetary Liabilities.

        3.6. PAYMENT DATES. Interest accrued on the Loans prior to Maturity (as aforesaid) shall be payable, without duplication:

                (a) on that portion of the outstanding principal amount of each thereof maintained as a Base Rate Loan, on each Quarterly Payment Date, commencing with the first such day following the date of the Notes evidencing such Loans;

                (b) on that portion of the outstanding principal amount thereof maintained as one or more Fixed Rate Loans, on the last day of each applicable Interest Period (and, if such Interest Period shall exceed three months, on the day in each third succeeding month numerically corresponding to the commencement date of such Interest Period); and

                (c) on that portion of the outstanding principal amount thereof converted into a Base Rate Loan or a Fixed Rate Loan on a day when interest would not otherwise have been payable pursuant to clause (a) or
        (b), on the date of such conversion.

Interest on the Loans shall be payable at Maturity (as aforesaid) and, thereafter, on demand.

        3.7. PAYMENTS, COMPUTATIONS, ETC. All payments by the Borrower pursuant to this Agreement, the Notes, or any other Loan Document, whether in respect of principal or interest, shall be made by the Borrower to the Agent for the account of the holders of Notes PRO RATA according to their respective unpaid principal amounts. The payment of all fees referred to in Section 2.3.1 and
SECTION 2.3.2 shall be made by the Borrower to the Agent for the account of the Banks entitled thereto PRO RATA according to their Percentages. All other amounts payable to the Agent or any Bank under this Agreement or any other Loan Document shall be paid to the Agent for the account of the Person entitled thereto. All such payments required to be made to the Agent shall be made, without set-off, deduction, or counterclaim, not later than 11:00 a.m., Cleveland time, on the date due, in same day or immediately available funds, to such account as the Agent shall specify from time to time by notice to the Borrower. Funds received after that time shall be deemed to have been received by the Agent on the next following Business Day. The Agent shall promptly remit in same day or immediately available funds to each Bank, or other holder of a Note notified to the Agent, its share, if any, of such payments received by the Agent for the account of such Bank or holder. All interest and fees shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such interest or fee is payable over a year comprised of 360 days. Whenever any payment to be made shall otherwise be due on a day which is not a Business Day, such payment shall (except as otherwise required by clause (d) of the definition of the term "INTEREST PERIOD" with respect to payments then due of principal of or interest on any Notes being maintained as LIBO Rate Loans) be made on the next succeeding Business Day and such extension of time shall be included in computing interest, if any, in connection with such payment.

        3.8. PRORATION OF PAYMENTS. If any Bank or other holder of a Note shall obtain any payment or other recovery (whether voluntary, involuntary, by application of setoff, or otherwise) on account of principal of or interest on any Loan in excess of its PRO RATA share of payments then or therewith obtained by all holders upon principal of and interest on all Loans, such Bank or other holder shall purchase from the other Banks or holders such participations in Loans held by them as shall be necessary to cause such purchasing Bank or other holder to share the excess payment or other recovery ratably with each of them; PROVIDED, HOWEVER, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing holder, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest. The Borrower agrees that any Bank or other holder so purchasing a participation from another Bank or holder pursuant to this Section may, to the fullest extent permitted by law, exercise all its rights of payment (including pursuant to Section 3.9) with respect to such participation as fully as if such Bank or holder were the direct creditor of the Borrower in the amount of such participation. If under any applicable bankruptcy, insolvency or other similar law, any Bank receives a secured claim in lieu of a setoff to which this Section applies, such Bank shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Banks entitled under this Section to share in the benefits of any recovery on such secured claim.

        3.9. SETOFF. In addition to and not in limitation of any rights of any Bank or other holder of any Note under applicable law, each Bank and each other such holder shall, upon the occurrence of any Default described in Section 8.1.4 or, with the consent of the Required Banks, upon the occurrence of any other Event of Default, have the right to appropriate and apply to the payment of the Liabilities owing to it (whether or not then due), and (as security for such Liabilities) the Borrower hereby grants to each Bank and each such other holder a continuing security interest in, any and all balances, credits, deposits, accounts, or moneys of the Borrower then or thereafter maintained with such Bank or other holder; PROVIDED, HOWEVER, that any such appropriation and application shall be subject to the provisions of Section 3.8.

        3.10. TAXES. All payments by the Borrower of principal of, and interest on, the Loans and all other amounts payable hereunder shall be made free and clear of and without deduction for any present or future income, stamp, or other taxes, fees, duties, withholding or other charges of any nature whatsoever imposed by any taxing authority, other than taxes imposed on or measured by any Bank's net income or receipts (such non-excluded items being hereinafter referred to as "TAXES"). In the event that any withholding or deduction from any payment to be made by the Borrower hereunder is required in respect of any Taxes pursuant to any applicable law, rule, or regulation, then the Borrower will:

                (a) pay to the relevant authority the full amount required to be so withheld or deducted;

                (b) promptly forward to the Agent an official receipt or other documentation satisfactory to the Agent evidencing such payment to such authority; and

                (c) pay to the Agent for the account of the Banks or the holders of the Notes such additional amount or amounts as is necessary to ensure that the net amount actually received by each Bank or the holder of each Note, after giving effect to any credit against Taxes received by each such Bank or holder as a result of such withholding or deduction, will equal the full amount such Bank or such holder would have received had no such withholding or deduction been required. Each such Bank and holder shall determine such additional amount or amounts payable to it (which determination shall, in the absence of manifest error, be conclusive and binding on the Borrower).

Upon the request of the Borrower, each Bank and each subsequent holder of any Note that is organized under the laws of a jurisdiction other than the United States or any state thereof shall, prior to the due date of any payments under the Notes, execute and deliver to the Borrower, on or about the first scheduled payment date in each Fiscal Year, a United States Internal Revenue Service Form 4224 (or any successor form ), appropriately completed.

                                   ARTICLE IV

                        BASE RATE, CD RATE AND LIBO RATE
                              OPTIONS FOR THE LOANS

        4.1. ELECTIONS. The Loans comprising any Borrowing may be made as a loan having a fluctuating rate of interest determined by reference to the Base Rate ("BASE RATE LOANS") or, at the Borrower's election made in accordance with this Section, as a loan (a "FIXED RATE LOAN") having for each particular Interest Period a fixed rate of interest determined by reference to either the LIBO Rate (Reserve Adjusted) (a "LIBO RATE LOAN") or the CD Rate (Reserve Adjusted) (a "CD RATE LOAN"), as specified in the Loan Request for such Loan. The Borrower may from time to time by delivering to the Agent a Continuation/Conversion Notice request, on not less than one (or not less than three if a Loan is to be continued as, or converted into, a LIBO Rate Loan or CD Rate Loan) nor more than five Business Days' notice:

                (a) that all, or any portion in a minimum amount of $1,000,000 or an integral multiple of $250,000 in excess thereof, of the outstanding principal amount of any Borrowing be converted from Base Rate Loans into Fixed Rate Loans of either type or, subject to Section 4.6, from either type of Fixed Rate Loans into Base Rate Loans or Fixed Rate Loans of the other type; and

                (b) on the expiration of the Interest Period applicable to any Fixed Rate Loans, that all, or any portion in a minimum amount of $1,000,000 or an integral multiple of $250,000 in excess thereof, of the outstanding principal amount of such Fixed Rate Loans be continued as Fixed Rate Loans of such type or be converted into Base Rate Loans or Fixed Rate Loans of the other type (in the absence of the delivery of a Continuation/Conversion Notice pursuant to this clause, the Borrower will be deemed to have requested that such Fixed Rate Loans be converted into Base Rate Loans);

PROVIDED, HOWEVER, that:

                (c) no portion of the outstanding principal amount of any Loans may be continued as, or be converted into, Fixed Rate Loans if, after giving effect to such action, the Interest Period applicable thereto shall extend beyond the date of any prepayment required by Section 3.3, unless a sufficient principal amount of other Loans are being maintained as Base Rate Loans to permit such prepayment to be applied in full to such Base Rate Loans;

                (d) no portion of the outstanding principal amount of any Loans may be continued as, or be converted into, a Fixed Rate Loan when any Default has occurred and is continuing; and

                (e) no portion of the outstanding principal amount of any Loans may be made or continued as, or be converted into, Base Rate Loans or Fixed Rate Loans unless, after giving effect to such action, the principal amount of Loans of each type outstanding from each Bank then being so made, continued or converted shall be equal to such Bank's Percentage of the outstanding principal amount of all Loans then being so made, continued or converted.

Each Continuation/Conversion Notice requesting that all, or any portion, of the principal amount of the Loans be continued as, or be converted into, Fixed Rate Loans shall specify the duration of the Interest Period commencing upon such continuation or conversion.

        Each Bank may, if it so elects, fulfill its commitment to make or continue any portion of the principal amount of a Loan as, or to convert any portion of the principal amount of a Loan into, one or more Fixed Rate Loans by causing a foreign branch or Affiliate of such Bank to make any such Fixed Rate Loan; PROVIDED, HOWEVER, that in such event such Fixed Rate Loan shall be deemed to have been made by such Bank, and the obligation of the Borrower to repay such Fixed Rate Loan shall nevertheless be to such Bank and shall be deemed to be held by it, to the extent of such Fixed Rate Loan, for the account of such foreign branch or Affiliate.

        Whenever any Bank makes any notations pursuant to Section 3.2 on the grid attached to any of its Notes (or on the continuation of such grid) and whenever such Bank converts a Loan into a Base Rate Loan or a Fixed Rate Loan, such Bank will make further notations on the grid attached to such Note (or on such continuation) reflecting the portions of the outstanding principal amounts thereof being maintained as a Base Rate Loan and Fixed Rate Loans.

        The Borrower understands that, if it elects that any portion of the principal amount of a Borrowing be made, continued as, or be converted into, a Fixed Rate Loan, each Bank may (while being entitled to fund all or any portion of such Fixed Rate Loan as it may see fit) wish to be able to fund such Fixed Rate Loan by purchasing, as the case may be, Dollar certificates of deposit in New York City or Dollar deposits in its LIBOR Office's interbank eurodollar market. Accordingly, in connection with any determination to be made for purposes of Section 4.2, 4.3, 4.4, 4.5 or 4.6, it shall be conclusively assumed that such Bank has elected to fund all Fixed Rate Loans by purchasing, as the case may be, Dollar certificates of deposit in New York City or Dollar deposits in such interbank eurodollar market.

        4.2. FIXED RATE LENDING UNLAWFUL. If as the result of any Regulatory Change any Bank (the "AFFECTED BANK") shall determine (which determination shall, in the absence of manifest error, be conclusive and binding on the Borrower) that it is unlawful for the Affected Bank to make, continue or maintain a Loan as, or to convert a Loan into, one or more Fixed Rate Loans of a certain type, the obligation of the Affected Bank under Section 4.1 to make, continue or maintain any portion of the principal amount of a Loan as, or to convert such Loan into, one or more Fixed Rate Loans of such type shall, upon such determination (and telephonic notice thereof confirmed in writing to the Agent and the Borrower), forthwith terminate, and the Agent shall, by telephonic notice confirmed in writing to the Borrower and each Bank, declare that such obligation has so terminated, and any portion of the principal amount of a Loan then maintained as one or more Fixed Rate Loans of such type by the Affected Bank shall automatically convert into a Base Rate Loan. If circumstances subsequently change so that the Affected Bank shall determine that it is no longer so affected, the obligation of the Affected Bank under Section 4.1 to make or continue Loans as, or to convert Loans into, Fixed Rate Loans shall, upon such determination (and telephonic notice thereof confirmed in writing to the Agent and the Borrower), forthwith be reinstated, and the Agent shall, by notice to the Borrower and each Bank, declare that such obligation has been so reinstated.

        4.3. DEPOSITS UNAVAILABLE. If prior to the date on which all or any portion of the principal amount of any Loan is to be made, continued as, or be converted into, a Fixed Rate Loan, any Bank (the "AFFECTED BANK") or the Agent shall determine for any reason whatsoever (which determination shall, in the absence of manifest error, be conclusive and binding on the Borrower) that:

                (a) Dollar certificates of deposit or Dollar deposits, as the case may be, in the relevant amount and for the relevant Interest Period are not available to the Affected Bank in its relevant market; or

                (b) by reason of circumstances affecting the Agent in its relevant market, adequate means do not exist for ascertaining the interest rate applicable hereunder to Fixed Rate Loans of such type;

the Agent (after receipt of notice from the Affected Bank, in the case of clause
(a) above) shall promptly give telephonic notice of such determination confirmed in writing to each Bank and the Borrower, and:

                (c) the obligation under Section 4.1 of the Affected Bank (in the case of clause (a) above) or all Banks (in the case of clause (b) above) to make, continue any portion of the principal amount of a Loan as, or to convert a Loan into, one or more Fixed Rate Loans of such type shall, upon such notification, forthwith terminate; and

                (d) the portion of all Loans then maintained as Fixed Rate Loans of such type by the Affected Bank (in the case of clause (a) above) or all Banks (in the case of clause (b) above) shall on the expiration of the Interest Period applicable thereto automatically convert into a Base Rate Loan.

If circumstances subsequently change so that the Agent or the Affected Bank, as the case may be, shall no longer be so affected, the Agent shall promptly give telephonic notice thereof confirmed in writing to the Borrower and each of the Banks, and the obligations of the Affected Bank or all Banks, as the case may be, under Section 4.1 to make or continue Loans as, or convert Loans into, LIBO Rate Loans shall be reinstated, and the Agent shall, by notice to the Borrower and each Bank, declare that such obligations have been so reinstated.

        4.4. INCREASED FIXED RATE LOAN COSTS, ETC. The Borrower further agrees to reimburse each Bank for any increase in the cost to such Bank of making, continuing, or maintaining (or of its obligation to make, continue, or maintain) any portion of the principal amount of any of its Loans as, or of converting (or of its obligation to convert) any portion of the principal amount of any of its Loans into, Fixed Rate Loans and for any reduction in the amount of any sum receivable by such Bank hereunder in respect of making, continuing, or maintaining any portion of the principal amount of any of its Loans as, or converting any portion of the principal amount of any Loans into, Fixed Rate Loans, in either case, from time to time by reason of:

                (a) to the extent not included in the calculation of the LIBO Rate (Reserve Adjusted), any reserve, special deposit, or similar requirement against assets of, deposits with or for the account of, or credit extended by, such Bank, under or pursuant to any law, treaty, rule, regulation (including any F.R.S. Board Regulation), or requirement in effect on the date hereof, or as the result of any Regulatory Change; or

                (b) any Regulatory Change which shall subject such Bank to any tax (other than taxes on net income), levy, impost, charge, fee, duty, deduction, or withholding of any kind whatsoever or change the taxation of any Loan made or maintained as a Fixed Rate Loan and the interest thereon (other than any change which affects, and to the extent that it affects, the taxation of net income).

In any such event, such Bank shall promptly notify the Agent and the Borrower thereof stating the reasons therefor and the additional amount required fully to compensate such Bank for such increased cost or reduced amount. Such additional amounts shall be payable on demand after receipt of such notice. A statement as to any such increased cost or reduced amount or any change therein (including calculations thereof in reasonable detail) shall be submitted by such Bank to the Agent and the Borrower and shall, in the absence of manifest error, be conclusive and binding on the Borrower.

        4.5. FDIC ASSESSMENT COST. In the event that the Federal Deposit Insurance Corporation shall levy any assessment on any Bank on its deposits insured under the Federal Deposit Insurance Act, the Borrower agrees to reimburse such Bank an amount with respect to any Loan which is maintained by such Bank as a CD Rate Loan which shall be determined by multiplying the principal amount thereof by the annualized amount of the most recent such assessment (after giving effect to the most recent rebate granted to such Bank by the Federal Deposit Insurance Corporation with respect to deposit insurance as well as the loss to such Bank of the use of such rebate prior to the date a credit is taken by such Bank with respect to such rebate). A certificate as to any such reimbursement (including calculations thereof in reasonable detail) shall be submitted by such Bank to the Agent and the Borrower and shall, in the absence of demonstrable error, be conclusive on the Borrower.

        4.6. FUNDING LOSSES. In the event any Bank shall incur any loss or expense (including any loss or expense incurred by reason of the liquidation, or reemployment of deposits or other funds acquired by such Bank to make, continue or maintain any portion of the principal amount of any Loan as, or to convert any portion of the principal amount of any Loan into, a Fixed Rate Loan) as a result of:

                (a) payment or prepayment of the principal amount of any Fixed Rate Loan on a date other than the scheduled last day of the Interest Period applicable thereto, whether pursuant to Section 3.3 or otherwise;

                (b) any conversion of all or any portion of the outstanding principal amount of any Fixed Rate Loan to a Base Rate Loan pursuant to
        Section 4.1 prior to the expiration of the Interest Period then applicable thereto (but excluding in each case any loss or expense resulting therefrom to the extent the Bank is reimbursed therefor by interest payable pursuant to clause (c) of Section 3.6); or

                (c) a Loan not being made, continued as, or converted into, a Fixed Rate Loan in accordance with a Loan Request or the Continuation/Conversion Notice given therefor (other than as the result of a default by such Bank in complying with such Loan Request or such Continuation/Conversion Notice);

then, upon the request of such Bank (with copies to the Agent), the Borrower shall pay directly to such Bank such amount as will (in the reasonable determination of such Bank) reimburse such Bank for such loss or expense. A certificate as to any such loss or expense (including calculations thereof in reasonable detail) shall be submitted by the Bank to the Agent and the Borrower and shall, in the absence of demonstrable error, be conclusive on the Borrower.

                                    ARTICLE V

                              CONDITIONS PRECEDENT

        5.1. INITIAL BORROWING. The obligations of the Banks to fund the Additional Term Loans on the Term Loan Closing Date and any initial Borrowing occurring on or after the Restatement Effective Date shall be subject to the prior or concurrent satisfaction of each of the following conditions precedent:

        5.1.1.  RESOLUTIONS, ETC.  The Agent shall have received:

                (a) a certificate, dated the Restatement Effective Date, of the Secretary or an Assistant Secretary of the Borrower as to

                         (i) resolutions of its Board of Directors then in full
                force and effect authorizing the execution, delivery and performance of the Vessel Sale Agreement and the Loan Documents to be executed by it hereunder, and

                         (ii) the incumbency and signatures of those of its
                officers authorized to act with respect to the Vessel Sale Agreement and this Agreement and each Loan Document executed by it, upon which certificate each Bank may conclusively rely until it shall have received a further certificate of the Secretary or an Assistant Secretary of the Borrower cancelling or amending such prior certificate;

                (b) a certificate, dated the Restatement Effective Date, of the Secretary or any Assistant Secretary of each Subsidiary Guarantor as to

                         (i) resolutions of its Board of Directors then in full
                force and effect authorizing the execution, delivery and performance by such Subsidiary Guarantor of the Loan Documents to be executed and delivered by it hereunder, and

                         (ii) the incumbency and signatures of those of its
                officers authorized to act with respect to such Loan Documents upon which certificate each Bank may conclusively rely until it shall have received a further certificate of such Subsidiary Guarantor cancelling or amending such prior certificate;

                (c) such other documents (certified if requested) as the Agent or the Required Banks may reasonably request, as soon as practicable after the execution of this Agreement, with respect to any Organic Document, Contractual Obligation or Approval.

        5.1.2. DELIVERY OF NOTES. The Borrower shall have delivered to the Agent, for the account of each Bank, Notes evidencing any Revolving Credit Loan and/or Term Loan, duly executed and delivered and conforming to the requirements of Section 3.2, against receipt by the Borrower of the Notes issued by the Borrower to the Banks as in effect immediately prior to the Restatement Effective Date.

        5.1.3. OPINION OF COUNSEL. The Agent shall have received an opinion, dated the Restatement Effective Date, addressed to all Banks from Thompson, Hine and Flory, counsel to the Borrower, substantially in the form of Exhibit F-1 attached hereto.

        5.1.4. CLOSING FEES, EXPENSES, ETC. The Agent shall have received for its own account, or for the account of each Bank, as the case may be, all fees due and payable pursuant to Section 2.3, if then invoiced.

        5.1.5. INDEBTEDNESS DISCHARGED. All Indebtedness identified in Item 1 ("INDEBTEDNESS TO BE PAID") of Exhibit E attached hereto, if any, together with all interest accrued thereon and all prepayment premium and other amounts payable in connection therewith, shall have been paid in full (including, to the extent necessary, from the proceeds of the initial Borrowing) and all security therefor shall have been released.

        5.1.6. SUBSIDIARY GUARANTY. The Agent shall have received the Subsidiary Guaranty duly executed by each Subsidiary Guarantor.

        5.1.7. VALUATIONS. The Banks shall have received (a) a true and correct copy of the Valuation Study dated October 12, 1990, prepared by Marine Consultants & Designers, Inc., containing a valuation estimate of the FRED R. WHITE, JR. on a replacement cost less depreciation basis of $26.9 million, (b) a written valuation estimate, dated as of approximately October 1990, prepared by a responsible officer of the Borrower on the same basis as the Valuation Study referred to above, demonstrating an estimated replacement cost less depreciation value for the ARMCO of at least $11,250,000, and (c) a certificate of a responsible Authorized Officer of the Borrower, dated the Restatement Effective Date, to the effect that since October 1, 1990, nothing has come to the attention of the Borrower which has caused the Borrower to believe that either of the estimates contained in the documents referred to in the preceding clauses
(a) and (b) was materially incorrect when made.

        5.1.8. SHIP MORTGAGES, ETC. The vessels covered by the Ship Mortgages shall have been duly documented in the name of the Borrower under the laws and regulations and flag of the United States; the Borrower shall have good and valid title to such vessels, free and clear of all Liens, whatsoever, except the Liens of the Ship Mortgages and Liens permitted under Section 1(d) of the Ship Mortgages; each Ship Mortgage shall have been duly filed with and recorded by the United States Coast Guard at the Port of Philadelphia, Pennsylvania pursuant to Chapter 313 of 46 U.S.C. so as to constitute such Ship Mortgage a "FIRST PREFERRED" mortgage as defined in such Chapter; Amendments to each of the Ship Mortgages, substantially in the form of Exhibit G-2 hereto, shall have been duly executed and delivered by the parties thereto and shall have been duly filed with and recorded by the United States Coast Guard at the Port of Philadelphia, Pennsylvania pursuant to such Chapter so as to continue such Ship Mortgage, as so amended by the Amendment thereto, as a "FIRST PREFERRED" mortgage as defined in such Chapter; and the Collateral Trustee shall have a legal, valid and perfected first Lien on and security interest in all of the right, title and interest of the Borrower in such vessels, as created by the Ship Mortgages, as so amended by such Amendments.

        5.1.9. OPINION OF MARITIME COUNSEL. The Agent shall have received an opinion, dated the Restatement Effective Date or a later date on or prior to the date of the initial Borrowing, addressed to all Banks from Thompson & Mitchell, maritime counsel to the Borrower, substantially in the form of Exhibit F-2 attached hereto.

        5.2. ALL LOANS. The obligation of the Banks to make any Loan (including the initial Loans) shall also be subject to the satisfaction of each of the conditions precedent set forth in Sections 5.2.1 through 5.2.4:

        5.2.1. COMPLIANCE WITH WARRANTIES, NON-DEFAULT, ETC. The representations and warranties set forth in Article VI shall have been true and correct as of the date initially made, and on the date (and after giving effect to the incurrence) of such Loan:

                (a) such representations and warranties (excluding, however, Section 6.6) shall be true and correct with the same effect as if then made; and

                (b)  no Default shall have then occurred and be continuing.

        5.2.2. ABSENCE OF LITIGATION, ETC. No litigation, arbitration or governmental investigation or proceeding shall be pending or, to the knowledge of the Borrower, threatened against the Borrower or any Subsidiary or shall affect the business, operations or prospects of any thereof which was not disclosed by the Borrower to the Banks pursuant to Section 6.6 (or prior to the date of the Loans most recently made hereunder, if any, pursuant to Section 7.1.6), and no development not so disclosed shall have occurred in any litigation, arbitration or governmental investigation or proceeding so disclosed, which, in either event, in the informed opinion of the Required Banks, might have a Materially Adverse Effect.

        5.2.3. LOAN REQUEST. The Agent shall have received a Loan Request for such Borrowing.

        5.2.4. SATISFACTORY LEGAL FORM. All documents executed or submitted pursuant hereto by or on behalf of the Borrower or any Subsidiary shall be satisfactory in form and substance to the Agent and its counsel; the Agent and its counsel shall have received all information, and such counterpart originals or such certified or other copies of such materials, as the Agent or its counsel may request; and all legal matters incident to the transactions contemplated by this Agreement shall be satisfactory to counsel to the Agent.

                                   ARTICLE VI

                                WARRANTIES, ETC.

        In order to induce the Banks and the Agent to enter into this Agreement and to make Loans hereunder, the Borrower represents and warrants to the Agent and each Bank as follows:

        6.1. ORGANIZATION, POWER, AUTHORITY, ETC. Each of the Borrower and each Subsidiary is a corporation validly organized and existing and in good standing under the laws of the state of its incorporation, is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction where the nature of its business makes such qualification necessary and where the failure to so qualify would have a Materially Adverse Effect and has full power and authority to own and hold under lease its property and conduct its business substantially as presently conducted by it. The Borrower has full power and authority to enter into and to perform its obligations under this Agreement and each Loan Document and to obtain the Loans hereunder. The Borrower is a "citizen of the United States" within the meaning of Section 2 of the Shipping Act, 1916, as amended.

        6.2. DUE AUTHORIZATION. The execution and delivery by the Borrower of the Vessel Sale Agreement, this Agreement and each Loan Document executed by it and the performance by the Borrower of its obligations hereunder and thereunder and the borrowings hereunder by the Borrower have been duly authorized by all necessary corporate action, do not require any Approval, do not and will not conflict with, result in any violation of, or constitute any default under, any provision of any Organic Document or material Contractual Obligation (except as disclosed in Item 2 ("CONTRACTUAL OBLIGATIONS") of Exhibit E attached hereto) of the Borrower known to it (or any other material Contractual Obligation) or any present law or governmental regulation or court decree or order applicable to it and will not result in or require the creation or imposition of any Lien (other than the Lien of the Ship Mortgage) in any of their properties pursuant to the provisions of any Contractual Obligation.

        6.3. VALIDITY, ETC. This Agreement is, and each Loan Document executed by the Borrower will on the due execution and delivery thereof be, the legal, valid and binding obligation of the Borrower enforceable in accordance with its terms, subject, as to enforcement, only to bankruptcy, insolvency, reorganization, moratorium or other similar laws at the time in effect affecting the enforceability of the rights of creditors generally, and by general equitable principles which may limit the right to obtain the remedy of specific performance of executory covenants. The Vessel Sale Agreement is in full force and effect, is a valid and binding agreement of the respective parties thereto, is enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting the rights of creditors generally, and by principles of equity, does not violate or result in any violation of any license, permit or other authorization, judgment, decree, order, law, statute, ordinance or governmental rule or regulation, and does not require the consent or authorization, as a condition to its valid execution, delivery or performance, pursuant to any law, statute, rule, regulation or ordinance, of the United States of America or any State or political subdivision or agency. The Borrower has delivered to each Bank a true, correct and complete copy of the Vessel Sale Agreement.

        6.4. FINANCIAL INFORMATION. All balance sheets, the statements of operations, of cash flows and of shareholders' equity and other financial information of the Borrower and Consolidated Subsidiaries which have been or shall hereafter be furnished by or on behalf of the Borrower to the Banks for the purposes of or in connection with this Agreement or any transaction contemplated hereby (including the financial information referred to below) have been or will be prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved (except as disclosed therein) and do or will present fairly the consolidated financial condition of the corporations covered thereby as at the dates thereof and the results of their operations and cash flows for the periods then ended including the consolidated balance sheets at December 31, 1987, December 31, 1988, December 31, 1989, December 31, 1990, December 31, 1991, December 31, 1992 and December 31, 1993 and the consolidated statements of operations, of cash flows and of shareholders' equity, for each of the twelve month periods then ended, of the Borrower and its Consolidated Subsidiaries. Since December 31, 1989, there has been no occurrence which, individually or in the aggregate, comprises a Materially Adverse Effect. On the date of each Loan made after the Restatement Effective Date, there will have been no such Materially Adverse Effect.

        6.5. ABSENCE OF CERTAIN DEFAULT. Neither the Borrower nor any Subsidiary is in default, except as described in Item 3 ("LAW, GOVERNMENTAL REGULATION, COURT DECREE OR ORDER") of Exhibit E attached hereto:

                (a) in the payment of (or in the performance of any obligation applicable to) any Indebtedness outstanding in a principal amount exceeding $1,000,000; or

                (b) under any law or governmental regulation or court decree or order which might have a Materially Adverse Effect.

        6.6. LITIGATION, ETC. Except as described in Item 4 ("LITIGATION") of Exhibit E attached hereto, no litigation, arbitration or governmental investigation or proceeding against the Borrower or any Subsidiary or to which any of the properties of any thereof is subject is pending or, to the knowledge of the Borrower, threatened which, if adversely determined, might have a Materially Adverse Effect.

        6.7. REGULATION U. The Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock, and less than 25% of the assets of the Borrower consists of margin stock. Terms for which meanings are provided in Regulation U of the F.R.S. Board or any regulations substituted therefor, as from time to time in effect, are used in this Section with such meanings. The proceeds of the Tranche A Revolving Credit Loans will be used by the Borrower for working capital and any other lawful purpose not inconsistent with the requirements of this Agreement. The proceeds of the Tranche B Revolving Credit Loans will be used by the Borrower to finance acquisitions permitted pursuant to
Section 7.2.1. The proceeds of the Term Loans have been and will be used by the Borrower to finance the acquisition of the OGLEBAY NORTON and the BUCKEYE and to refinance other Indebtedness.

        6.8. GOVERNMENT REGULATION. Neither the Borrower nor any Subsidiary is an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

        6.9. CERTAIN CONTRACTUAL OBLIGATIONS OR ORGANIC DOCUMENTS. Except as described in Item 5 ("CERTAIN CONTRACTUAL OBLIGATIONS OR ORGANIC DOCUMENTS") of Exhibit E attached hereto, neither the Borrower nor any Subsidiary is a party or subject to any Contractual Obligation or Organic Document which has a Materially Adverse Effect.

        6.10. TAXES. The Borrower and all Subsidiaries have filed all tax returns and reports required by law to have been filed by them and have paid all taxes and governmental charges thereby shown to be owing, except any such taxes or charges which are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with generally accepted accounting principles shall have been set aside on its books.

        6.11. EMPLOYEE BENEFIT PLANS. Each employee benefit plan as to which the Borrower or any Subsidiary may have any liability and that is subject to Title IV of ERISA (a "PLAN") complies in all material respects with all applicable requirements of law and regulations, and, except as set forth in Item 6 ("ERISA") of Exhibit E attached hereto, no "REPORTABLE EVENT", such term being used herein with the meaning provided for it in the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), has occurred with respect to any Plan which might give rise to an Event of Default of the type described in Section 8.1.8. No steps have been taken to terminate any Plan, and neither the Borrower nor any Subsidiary has withdrawn from any Plan or initiated steps to do so.

        6.12. LABOR CONTROVERSIES. There are no labor controversies pending or, to the best of the Borrower's knowledge, threatened against the Borrower or any Subsidiary, which, if adversely determined, would have a Materially Adverse Effect.

        6.13. SUBSIDIARIES. The Borrower has no Subsidiaries except those identified in Item 7 ("EXISTING SUBSIDIARIES") of Exhibit E attached hereto or those permitted to have been acquired in accordance with Section 7.2.6 or those created subsequent to the date hereof.

        6.14. PATENTS, TRADEMARKS, ETC. The Borrower owns and possesses all such patents, patent rights, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights and copyrights as the Borrower considers necessary for the conduct of the businesses of the Borrower and Subsidiaries as now conducted without any infringement upon rights of others which might have a Materially Adverse Effect. There is no individual patent or patent license used by the Borrower in the conduct of its business the loss of which would have a Materially Adverse Effect except as may be disclosed in Item 8 ("MATERIAL PATENTS AND TRADEMARKS") of the Disclosure Schedule.

        6.15. OWNERSHIP OF PROPERTIES; LIENS. Each of the Borrower and each Subsidiary has good and marketable title to or good leasehold interests in all of its material properties and assets (such materiality to be determined on a consolidated basis for the Borrower and its Subsidiaries), real and personal, of any nature whatsoever, free and clear of all Liens except as permitted pursuant to Section 7.2.2.

        6.16. LICENSES, ETC. The certificate of documentation of each vessel subject to a Ship Mortgage is endorsed with a Great Lakes endorsement pursuant to 46 U.S.C. ss. 12107, and each such vessel is qualified under the laws of the United States to be employed in the coastwise trade. In addition to and without limitation of the preceding sentence, all material licenses, permits and other authorizations, and all material bonds, plans, consents to enter upon leased property and other filings, required by applicable law, rule, regulation or ordinance or any effective restrictive covenant to be obtained or made in order to permit the operation and conduct of the businesses of the Borrower and its Subsidiaries as now operated and conducted and as proposed to be operated and conducted have been obtained or made, except for any such authorizations or filings (a) which are not currently so required and which, in the judgment of the Borrower, can be obtained or made without difficulty prior to the time so required, or (b) the absence of which would not have a Materially Adverse Effect.

        6.17. COMPLIANCE WITH LAWS. Neither the Borrower nor any Subsidiary is in violation of any existing law, governmental rule or regulation or order of any governmental body applicable to it or any of its properties (including, without limitation, any Environmental Law, and any law, rule, regulation or order relating to occupational health and safety standards, consumer protection and equal employment practice requirements), the consequence of which violation, either in any one case or in the aggregate, might reasonably be expected to have a Materially Adverse Effect.

        6.18. ACCURACY OF INFORMATION. All factual information heretofore or contemporaneously furnished by the Borrower to the Agent and the Banks in connection with execution and delivery of this Agreement and the various transactions contemplated hereby, to the best of the Borrower's knowledge, has been, and all other such factual information hereafter furnished by the Borrower to the Agent and the Banks will be, true and accurate in every material respect on the date as of which such information is dated or certified and as of the date of execution and delivery of this Agreement and not incomplete by omitting to state any material fact necessary to make such information not misleading. All projections and pro forma financial information contained in any materials furnished by the Borrower or any of its Subsidiaries to the Agent and the Banks are based on good faith estimates and assumptions by the management of the Borrower or the applicable Subsidiary, it being recognized by the Agent and the Banks, however, that projections and statements as to future events are not to be viewed as fact and that actual results during the period or periods covered by any such projections or statements may differ from the projected results and that the differences may be material.

                                   ARTICLE VII

                                    COVENANTS

        7.1. CERTAIN AFFIRMATIVE COVENANTS. The Borrower agrees with the Agent and the Banks that, until the Commitments shall have terminated and all of the Liabilities have been paid and performed in full, the Borrower will perform the obligations set forth in this Section 7.1:

        7.1.1. FINANCIAL INFORMATION, ETC. The Borrower will furnish, or will cause to be furnished, to the Agent and each Bank copies of the following financial statements, reports and information:

                (a) promptly when available and in any event within 90 days after the close of each Fiscal Year

                         (i) a balance sheet at the close of such Fiscal Year,
                and statements of operations, of cash flows and of shareholders' equity for such Fiscal Year, of the Borrower and its Consolidated Subsidiaries (as to which such balance sheet and statements shall be consolidated) certified without Impermissible Qualification by Ernst & Young LLP or other independent public accountants of recognized standing selected by the Borrower and acceptable to the Required Banks,

                         (ii) a letter report of such accountants at the close
                of such Fiscal Year to the effect that they have reviewed the provisions of this Agreement and the Compliance Certificate then being furnished pursuant to clause (a)(iii), and are not aware of any miscalculation in such Compliance Certificate of the financial tests contained in Section 7.2.3 or of any Default hereunder continuing at the end of such Fiscal Year, except such miscalculation or Default, if any, as may be disclosed in such statement, and

                         (iii) a Compliance Certificate calculated as of the
                computation  date at the close of such Fiscal Year;

                (b) promptly when available and in any event within 45 days after the close of each of the first three Fiscal Quarters of each Fiscal Year

                         (i) a balance sheet at the close of such Fiscal Quarter
                and statements of operations, of cash flows, and of shareholders' equity for the period commencing at the close of the previous Fiscal Year and ending with the close of such Fiscal Quarter, of the Borrower and its Consolidated Subsidiaries (as to which such balance sheet and statements shall be consolidated) certified by the chief accounting or financial Authorized Officer of the Borrower, and

                         (ii) a Compliance Certificate calculated as of the
                computation  date at the  close of such Fiscal Quarter;

                (c) promptly and in any event within five Business Days following the filing thereof by the Borrower with the Securities and Exchange Commission (or any successor agency) under the Securities Exchange Act of 1934, as amended (or any successor statute), copies of its Reports on Form 10-K, 10-Q and 8-K (or any successor forms);

                (d) promptly upon receipt thereof and upon request of the Agent or any Bank, copies of all detailed financial and management reports submitted to the Borrower by independent public accountants in connection with each annual or interim audit made by such accountants of the books of the Borrower or any Subsidiary;

                (e) promptly upon the incorporation thereof, information regarding the creation of any new Subsidiary; and

                (f) such other information with respect to the financial condition, business, property, assets, revenues, and operations of the Borrower and Subsidiaries as any Bank may from time to time reasonably request.

        7.1.2. MAINTENANCE OF CORPORATE EXISTENCES, ETC. Except as permitted by
Section 7.2.6, the Borrower will cause to be done at all times all things necessary to maintain and preserve the corporate existences of the Borrower and each Subsidiary, and to comply in all material respects with all applicable laws, rules, regulations and orders. Except as permitted by Section 7.2.6, the Borrower will continue to own and hold directly, free and clear of all Liens (except as permitted by Section 7.2.2), all of the outstanding shares of capital stock of each Subsidiary now owned or hereafter acquired. The Borrower shall continue to be a "citizen of the United States" within the meaning of Section 2 of the Shipping Act, 1916, as amended.

        7.1.3. FOREIGN QUALIFICATION. The Borrower will, and will cause each Subsidiary to, cause to be done at all times all things necessary to be duly qualified to do business and in good standing as a foreign corporation in each jurisdiction where the nature of its business makes such qualification necessary and where the failure to so qualify would have a Materially Adverse Effect, and to comply in all material respects with all applicable laws, rules, regulations and orders.

        7.1.4. PAYMENT OF TAXES, ETC. The Borrower will, and will cause each Subsidiary to, pay and discharge, as the same may become due and payable, all federal, state and local taxes, assessments and other governmental charges or levies against or on any of its property, as well as claims of any kind which, if unpaid, might become a material Lien upon any one of its properties; PROVIDED, HOWEVER, that the foregoing shall not require the Borrower or any Subsidiary to pay or discharge any such tax, assessment, charge, levy or lien so long as it shall contest the validity thereof in good faith by appropriate proceedings and shall set aside on its books adequate reserves in accordance with generally accepted accounting principles with respect thereto.

        7.1.5. INSURANCE. Except as described in Item 9 ("INSURANCE") of Exhibit E attached hereto, the Borrower will, and will cause each Subsidiary to, maintain or cause to be maintained with responsible insurance companies insurance with respect to its properties and business against such casualties and contingencies and of such types and in such amounts as is customary in the case of similar businesses and will, upon request of the Agent, furnish to the Agent at reasonable intervals a certificate of an Authorized Officer setting forth the nature and extent of all insurance maintained by the Borrower and Subsidiaries in accordance with this Section.

        7.1.6. NOTICE OF DEFAULT, LITIGATION, ETC. The Borrower will give prompt notice (with a description in reasonable detail) to each Bank of:

                (a)  the occurrence of any Default;

                (b) the occurrence of any litigation, arbitration or governmental investigation or proceeding previously not disclosed by the Borrower to the Banks which has been instituted or, to the knowledge of the Borrower, is threatened against the Borrower or any Subsidiary or to which any of its properties is subject which if adversely determined might have a Materially Adverse Effect;

                (c) any material development which shall occur in any litigation, arbitration or governmental investigation or proceeding previously disclosed by the Borrower to the Banks;

                (d) the occurrence of any event which might have a Materially Adverse Effect; and

                (e) the occurrence of a Reportable Event under, or the institution of steps by the Borrower or any Subsidiary to withdraw from, or the institution of any steps to terminate, any Plan.

        7.1.7. PERFORMANCE OF LOAN DOCUMENTS. The Borrower will, and will cause each Subsidiary to, perform promptly and faithfully all of its obligations under each Loan Document executed by it.

        7.1.8. BOOKS AND RECORDS. The Borrower will, and will cause each Subsidiary to, keep books and records reflecting all of its business affairs and transactions in accordance with generally accepted accounting principles and permit each Bank or any of its representatives, at reasonable times and intervals and as arranged through the chief financial officer or chief legal officer of the Borrower, to visit all of its offices, discuss its financial matters with its officers and independent accountants, examine (and, at the expense of the Borrower, photocopy extracts from) any of its books or other corporate records. The Borrower shall pay any fees of such accountants incurred in connection with each Bank's exercise of its rights pursuant to this Section.

        7.2. CERTAIN NEGATIVE COVENANTS. The Borrower agrees with the Agent and the Banks that, until the Commitments shall have terminated and all of the Liabilities have been paid and performed in full:

        7.2.1. INVESTMENTS AND ACQUISITIONS; BUSINESS ACTIVITIES. (a) INVESTMENTS AND ACQUISITIONS. The Borrower will not, and will not permit any Subsidiary to, make any Investments, or acquire by purchase, merger, lease or otherwise ("ACQUISITIONS"), all or a substantial part of the assets of any Person, other than

               (i) Permitted Investments,

               (ii) Investments in a wholly-owned Subsidiary of the Borrower, PROVIDED (A) no Default has occurred and is continuing, (B) any such Investment consisting of advances shall be payable by such Subsidiary upon demand, and (C) upon the occurrence of a Default, the Borrower shall demand payment of all such Investments consisting of advances then outstanding,

                (iii) Investments consisting of advances by a wholly-owned Subsidiary of the Borrower to the Borrower or another wholly-owned Subsidiary of the Borrower, PROVIDED (A) no Default has occurred and is continuing, and (B) any such Investment consisting of advances to the Borrower constitute Subordinated Debt,

                (iv) its existing Investments at the Restatement Effective Date,

                (v) additional Investments in Eveleth Taconite Company and Eveleth Expansion Company not involving a material expansion of the operating capacity of either Eveleth Taconite Company or Eveleth Expansion Company,

                (vi) acquisitions of all or a substantial part of the assets of any Person, PROVIDED (A) no Default has occurred and is continuing, and
        (B) any such acquisition would not cause the Borrower to be in violation of the requirements of Section 7.2.1(b) or (taking into account any Capital Expenditures to be made during the Borrower's then current Fiscal Year and after the date of acquisition by the Borrower which relate to the assets acquired ) Section 7.2.4,

                (vii) any Guaranty issued with respect to the BNS Interest Rate Swap Agreement or any Interest Rate Protection Agreement entered into as contemplated by Section 7.2.12, and

                (viii) any other Guaranty which is not prohibited by Section
        7.2.5 and which does not involve any violation of Section 7.2.3(b), (c) or (e).

        (B) BUSINESS ACTIVITIES. The Borrower will not, and will not permit any Subsidiary to: (i) operate its business other than in the ordinary and usual course; and (ii) engage in any type of business except the businesses described in the first recital and activities substantially related thereto.

        7.2.2. LIENS. The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or suffer to exist any Lien upon any of its property or assets, whether now owned or hereafter acquired, except:

                (a) security interests in favor of the Banks to secure the Liabilities;

                (b) security interests which were granted prior to the date hereof in (and only in) assets identified in Item 10 ("ONGOING INDEBTEDNESS") and Item 11 ("SECURITY INTERESTS") of Exhibit E attached hereto and any security interests arising from any refinancing of such Ongoing Indebtedness in (and only in) such assets;

                (c) security interests in (and only in) fixed assets permitted to be acquired by Section 7.2.4 granted to secure Indebtedness incurred to finance the acquisition of such assets;

                (d)  statutory and common law banker's Liens on bank deposits;

                (e) funds with respect to which the Borrower or any Subsidiary has become a trustee pursuant to Section 4113.15(c) of the Ohio Revised Code (or any successor provision);

                (f) Liens for taxes, assessments or other governmental charges or levies not at the time delinquent or thereafter payable without penalty or being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with generally accepted accounting principles shall have been set aside on its books;

                (g) Liens of carriers, warehousemen, mechanics, materialmen and landlords incurred in the ordinary course of business for sums not overdue or being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with generally accepted accounting principles shall have been set aside on its books;

                (h) other non-material Liens incurred or existing in the ordinary course of business, such as in connection with workmen's compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, leases and contracts (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety or appeal bonds;

                (i) judgment Liens in existence less than 30 days after the entry thereof or with respect to which execution has been stayed or the payment of which is covered in full (subject to a customary deductible) by insurance;

                (j) other Liens securing Indebtedness in an aggregate principal amount not in excess of $1,000,000;

                (k) security interests in (and only in) stock or assets granted to secure Indebtedness, in an aggregate principal amount not in excess of $15,000,000, incurred to finance the acquisition of such stock or assets;

                (l) Liens existing on any assets at the date of acquisition of any stock or assets acquired after the Restatement Effective Date, PROVIDED such Liens are not incurred in anticipation of such acquisition;

                (m) Liens existing under reciprocal easement on similar types of agreements; and

                (n)  Liens permitted by Section 1(d) of the Ship Mortgages.

        7.2.3.  FINANCIAL CONDITION.  The Borrower will not permit:

                (a) the ratio of its Current Assets to its Current Liabilities, on a consolidated basis, at any time to be less than 1.20 to 1.00;

                (b) its Debt to Total Capital Ratio, on a consolidated basis, to exceed .60 to 1.00 at any time;

                (c) its Debt Service Coverage Ratio, on a consolidated basis, to be less than 1.50 to 1.00 at any time; or

                (d) its Tangible Net Worth to be less than $57,000,000 (the "MINIMUM AMOUNT"), on a consolidated basis, at any time, EXCEPT that effective as of the end of the Borrower's Fiscal Year ended December 31, 1994, and as of the end of each Fiscal Year thereafter, the Minimum Amount (as it may from time to time be increased as herein provided), shall be increased by 50% of the Net Income of the Borrower and its Consolidated Subsidiaries, on a consolidated basis, for the Fiscal Year ended on such date, if any (there being no reduction in the case of any Net Income which reflects any net loss).

        7.2.4. FIXED OR CAPITAL ASSETS, ETC. The Borrower will not, and will not permit any Subsidiary to, make any Capital Expenditures, unless such Capital Expenditure together with all other such Capital Expenditures made by the Borrower and its Subsidiaries in any Fiscal Year, does not aggregate in excess of the Maximum Amount of Capital Expenditures. As used herein, the term "MAXIMUM AMOUNT OF CAPITAL EXPENDITURES" means, with respect to any Fiscal Year, the sum of the depreciation expense of the Borrower and its Consolidated Subsidiaries, on a consolidated basis, for such Fiscal Year, PLUS an amount equal to 50% of the Net Income of the Borrower and its Consolidated Subsidiaries, on a consolidated basis, for such Fiscal Year.

        7.2.5. TAKE OR PAY CONTRACTS. Except as described in Item 12 ("TAKE OR PAY CONTRACTS") of Exhibit E attached hereto, the Borrower will not, and will not permit any Subsidiary to, enter into or be a party to any arrangement for the purchase of materials, supplies, other property or services if such arrangement by its express terms requires that payment be made by the Borrower or such Subsidiary regardless of whether or not such materials, supplies, other property or services are delivered or furnished to it.

        7.2.6. CONSOLIDATION, MERGER, ETC. The Borrower will not, and will not permit any Subsidiary to, consolidate with or merge into or with any other corporation, or sell, transfer, lease or otherwise dispose of any part of its assets to any Person, except:

                (a) dispositions of inventory, and dispositions of non-material amounts of other assets, all in the ordinary course of business;

                (b) dispositions of stock or assets made for consideration at least equal to the fair market value thereof and in an aggregate amount for all dispositions by the Borrower and its Subsidiaries in any Fiscal Year not in excess of 10% of Net Tangible Assets at the beginning of such Fiscal Year, except that the foregoing restrictions shall not prevent the disposition of margin stock (as such term is used in Section 6.7) for cash at its fair value provided that the proceeds of such disposition are invested in or held as Permitted Investments; and

                (c) the merger of any Subsidiary into a Subsidiary or into the Borrower provided that, in the latter case, the Borrower is the surviving corporation.

        7.2.7. MODIFICATION, ETC. OF SUBORDINATED DEBT. The Borrower will not amend any term or provision, including any subordination provision, covenant, event of default or right of acceleration or any sinking fund provision or term of required repayment or redemption (except any amendment which extends the date or reduces the amount of any required repayment or redemption), contained in or applicable to any Instrument evidencing or applicable to any Subordinated Debt of the Borrower.

        7.2.8. TRANSACTIONS WITH AFFILIATES. Except as described in Item 13 ("TRANSACTIONS WITH AFFILIATES") of Exhibit E attached hereto, the Borrower will not, and will not permit any Subsidiary to, enter into, or cause, suffer or permit to exist:

                (a) any arrangement or contract with any of its other Affiliates (other than the Borrower and its Subsidiaries) of a nature customarily entered into by Persons which are Affiliates of each other for tax or financial reporting purposes or for management services purposes (including management or similar contracts or arrangements relating to the allocation of revenues, taxes and expenses or otherwise) requiring any payments to be made by the Borrower or any Subsidiary to any such other Affiliates, whether or not such services shall be received by the Borrower or any Subsidiary; and

                (b) any other transaction, arrangement or contract with any of its other Affiliates which would not be entered into by a prudent Person in the position of the Borrower or such Subsidiary with, or which is on terms which are less favorable than are obtainable from, any Person which is not one of its Affiliates;

and the Borrower will not, and will not permit any Subsidiary to, make any payment, whether voluntary or otherwise, in respect of any arrangement described in clause (a) or (b) or which involves the provision of services to the Borrower or any Subsidiary whether or not permitted by clause (b).

        7.2.9. SALE OR DISCOUNT OF RECEIVABLES. Except as permitted by Section 7.2.6, the Borrower will not, and will not permit any Subsidiary to, directly or indirectly, sell with recourse, or discount or otherwise sell for less than the face value thereof, any of its notes or accounts receivable in an aggregate amount for all such sales or discounts by the Borrower and its Subsidiaries in any Fiscal Year in excess of $100,000.

        7.2.10. NEGATIVE PLEDGES. Except as described in Item 14 ("NEGATIVE PLEDGES") of Exhibit E attached hereto, the Borrower will not, and will not permit any Subsidiary to, enter into any agreement (excepting this Agreement and any Loan Document) prohibiting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired.

        7.2.11. INCONSISTENT AGREEMENTS. The Borrower will not, and will not permit any Subsidiary to, enter into any agreement containing any provision which would be violated or breached by any borrowing by the Borrower made hereunder or by the performance by the Borrower or any Subsidiary of their respective obligations hereunder or under any Loan Document.

        7.2.12. INTEREST RATE PROTECTION AGREEMENTS. The Borrower shall promptly but in no case later than 180 days after the Effective Date under the Original Loan Agreement (with an effective date on or prior to 180 days after such Effective Date) enter into a separate Interest Rate Protection Agreement or Interest Rate Protection Agreements with respect to interest on Indebtedness under the Original Loan Agreement in an initial aggregate notational amount and otherwise having terms which, when considered in light of the notational amount and other terms of the BNS Interest Rate Swap Agreement, shall be satisfactory to the Agent.

        7.2.13. DIVIDENDS, STOCK PURCHASES, ETC. The Borrower will not directly or indirectly declare, order, pay or make

                (a) any dividend (other than dividends payable solely in capital stock of the Borrower) or other distribution on or in respect of any capital stock of any class of the Borrower, whether by reduction of capital or otherwise, or

                (b) any purchase, redemption, retirement or other acquisition of any capital stock of any class of the Borrower (other than for a consideration consisting solely of capital stock of the same class of the Borrower) or of any warrants, rights or options to acquire or any securities convertible into or exchangeable for any capital stock of the Borrower,

UNLESS, (i) immediately prior to and immediately after giving effect to any such action, no condition or event shall exist which constitutes or which, after notice or lapse of time or both, would constitute an Event of Default, and (ii) such action is permitted by applicable law and, immediately after giving effect to such action, the Borrower is solvent in both the equity and bankruptcy senses.

        7.2.14. LEASE OBLIGATIONS. The Borrower will not, and will not permit any Subsidiary to, enter into, assume or otherwise be or remain liable under any obligations for the payment of rental on noncancellable leases of real or personal property (whether or not such leases are required to be capitalized under generally accepted accounting principles) if the aggregate of all obligations under such leases in respect of rentals due in any period of 12 consecutive months would exceed $8,000,000.

                                  ARTICLE VIII

                                EVENTS OF DEFAULT

        8.1. EVENTS OF DEFAULT. The term "EVENT OF DEFAULT" shall mean each of the following events:

        8.1.1. NON-PAYMENT OF LIABILITIES. The Borrower shall default in the payment or prepayment when due of any principal of any Note, or the Borrower shall default (and such default shall continue unremedied for a period of five days) in the payment when due of interest on any Note, of any commitment fee or of any other Liability.

        8.1.2. NON-PERFORMANCE OF CERTAIN COVENANTS. The Borrower shall default in the due performance and observance of any of its obligations under:

                (a) Section 7.1.2 or 7.2 (other than 7.2.3), and such default shall continue unremedied for twenty days after notice thereof shall have been given to the Borrower by the Agent or the holder of any Note; or

                (b) Section 7.2.3 and such default shall continue unremedied for fifteen days after notice thereof shall have been given to the Borrower by the Agent or the holder of any Note.

        8.1.3. CERTAIN DEFAULTS ON OTHER INDEBTEDNESS. Any default shall occur under the terms applicable to any Indebtedness outstanding in a principal amount exceeding $1,000,000 of the Borrower or any Subsidiary representing any borrowing or financing or arising under any other material agreement, and such default shall:

                (a) consist of the failure to pay such Indebtedness at the maturity thereof; or

                (b) continue unremedied for a period of time sufficient to permit acceleration of such

        Indebtedness; or

                (c) continue unremedied (and not have been waived by the holder of such Indebtedness) for more than 30 days after notice thereof shall have been given to the Borrower by the Agent or the holder of any Note.

        8.1.4. BANKRUPTCY, INSOLVENCY, ETC. The Borrower or any Subsidiary shall become insolvent or generally fail to pay, or admit in writing its inability to pay, debts as they become due; or the Borrower or any Subsidiary shall apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for the Borrower or such Subsidiary or any property of any thereof, or make a general assignment for the benefit of creditors; or, in the absence of such application, consent or acquiescence, a trustee, receiver, sequestrator or other custodian shall be appointed for the Borrower or any Subsidiary or for a substantial part of the property of any thereof and not be discharged within 60 days; or any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, shall be commenced in respect of the Borrower or any Subsidiary, and, if such case or proceeding is not commenced by the Borrower or such Subsidiary, such case or proceeding shall be consented to or acquiesced in by the Borrower or such Subsidiary or shall result in the entry of an order for relief or shall remain for 60 days undismissed; or the Borrower or any Subsidiary shall take any corporate action to authorize, or in furtherance of, any of the foregoing.

        8.1.5.  CONTROL OF THE BORROWER.  Any Change in Control shall occur.

        8.1.6. NON-PERFORMANCE OF OTHER OBLIGATIONS. The Borrower shall default in the due performance and observance of any other agreement contained herein or in any Loan Document, and such default shall continue unremedied for a period of 30 days after notice thereof shall have been given to the Borrower by the Agent or the holder of any Note.

        8.1.7. BREACH OF WARRANTY. Any warranty of the Borrower hereunder or in any writing furnished after the date of this Agreement by or on behalf of the Borrower to the Banks for the purposes of or in connection with this Agreement is or shall be incorrect when made, and the Borrower shall not have taken corrective measures with respect thereto satisfactory to the Required Banks within 30 days after notice thereof to the Borrower by the Agent or the holder of any Note.

        8.1.8. ERISA. Any of the following events shall occur with respect to any Plan:

                (a) such Plan shall be terminated (or steps shall be instituted to effect such termination), but only if such Plan has any Unfunded Vested Obligations on the date of this Agreement or has any Unfunded Vested Obligations at the date of such termination or the date of the institution of such steps, as the case may be,

                (b) the Borrower or any Subsidiary shall withdraw from such Plan (or shall institute steps to effect such withdrawal), or

                (c) any Reportable Event (other than any Reportable Event as to which the requirement of giving notice to the PBGC within 30 days has been waived) shall occur with respect to such Plan,

and there shall exist a deficiency in excess of $500,000 in the assets available to satisfy the benefits guaranteeable under ERISA with respect to such Plan.

        8.1.9. JUDGMENTS. A final judgment to the extent not covered by insurance which, with other such outstanding final judgments against the Borrower and Subsidiaries, exceeds an aggregate of $1,000,000 shall be rendered against the Borrower or any Subsidiary and if, within 60 days after entry thereof, such judgment shall not have been discharged or otherwise satisfied or execution thereof stayed pending appeal, or if, within 60 days after the expiration of any such stay, such judgment shall not have been discharged or otherwise satisfied.

        8.2. ACTION IF BANKRUPTCY. If any Event of Default described in Section
8.1.4 shall occur, the outstanding principal amount of all outstanding Notes and all other Liabilities shall be and become immediately due and payable, without notice or demand.

        8.3. ACTION IF OTHER EVENT OF DEFAULT. If any Event of Default (other than an Event of Default described in Section 8.1.4) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Agent, upon the direction of the Required Banks shall, without notice or demand, declare all or any portion of the outstanding principal amount of the Loans to be due and payable and any or all other Liabilities to be due and payable, whereupon the full unpaid amount of such Loans and any and all other Liabilities which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand, or presentment.

                                   ARTICLE IX

                                    THE AGENT

        9.1. ACTIONS. Each Bank and the holder of each Note authorizes the Agent to act on behalf of such Bank or holder under this Agreement and any other Loan Document and, in the absence of other written instructions from the Required Banks received from time to time by the Agent (with respect to which the Agent agrees that it will, subject to the last two sentences of this Section, comply in good faith except as otherwise advised by counsel), to exercise such powers hereunder and thereunder as are specifically delegated to or required of the Agent by the terms hereof and thereof, together with such powers as may be reasonably incidental thereto. Each Bank agrees (which agreement shall survive any termination of this Agreement) to indemnify the Agent, PRO RATA according to such Bank's Percentage of the Total Commitment Amount, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement, the Notes, and any other Loan Document, including without limitation the reimbursement of the Agent for all reasonable out-of-pocket expenses (including reasonable attorneys' fees) incurred by the Agent hereunder or in connection herewith or in enforcing the Liabilities of the Borrower under this Agreement or any other Loan Document, in all cases as to which the Agent is not reimbursed by the Borrower; PROVIDED that no Bank shall be liable for the payment of any portion of such Liabilities, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements determined by a court of competent jurisdiction in a final proceeding to have resulted solely from the Agent's gross negligence or wilful misconduct. The Agent shall not be required to take any action hereunder or under any other Loan Document, or to prosecute or defend any suit in respect of this Agreement or any other Loan Document, unless it is indemnified to its satisfaction by the Banks against loss, costs, liability, and expense. If any indemnity in favor of the Agent shall become impaired, it may call for additional indemnity and cease to do the acts indemnified against until such additional indemnity is given.

        9.2. FUNDING RELIANCE, ETC. Unless the Agent shall have been notified by telephone, confirmed in writing, by any Bank by 5:00 p.m., Cleveland time, on the day prior to a Borrowing that such Bank will not make available the amount which would constitute its Percentage of such Borrowing on the date specified therefor, the Agent may assume that such Bank has made such amount available to the Agent and, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is made available by such Bank to the Agent on a date after the date of such Borrowing, such Bank shall pay to the Agent on demand interest on such amount at the daily average Federal funds rate quoted by the Agent for the number of days from and including the date of such Borrowing to the date on which such amount becomes immediately available to the Agent, together with such other compensatory amounts as may be required to be paid by such Bank to the Agent pursuant to the Rules for Interbank Compensation of the Council on International Banking or the Clearinghouse Compensation Committee, as the case may be, as in effect from time to time. A statement of the Agent submitted to any Bank with respect to any amounts owing under this paragraph shall be conclusive, in the absence of manifest error. If such amount is not in fact made available to the Agent by such Bank within three Business Days after the date of such Borrowing, the Agent shall be entitled to recover such amount, with interest thereon at the rate per annum then applicable to the Loans comprising such Borrowing, within five Business Days after demand, from the Borrower.

        9.3. EXCULPATION. Neither the Agent nor any of its directors, officers, employees, or agents shall be liable to any Bank for any action taken or omitted to be taken by it under this Agreement or any other Loan Document, or in connection herewith or therewith, except for its own willful misconduct or gross negligence, nor responsible for any recitals or warranties herein or therein, nor for the effectiveness, enforceability, validity, or due execution of this Agreement or any other Loan Document, nor to make any inquiry respecting the performance by the Borrower of its obligations hereunder or thereunder. The Agent shall be entitled to rely upon advice of counsel concerning legal matters and upon any notice, consent, certificate, statement, or writing which they believe to be genuine and to have been presented by a proper Person.

        9.4. SUCCESSOR. The Agent may resign as such at any time upon at least 30 days' prior notice to the Borrower and all Banks. If the Agent at any time shall resign, the Required Banks may appoint another Bank as a successor Agent which shall thereupon become the Agent hereunder. If no successor Agent shall have been so appointed by the Required Banks, and shall have accepted such appointment, within 30 days after the retiring Agent's giving notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be one of the Banks or a commercial banking institution organized under the laws of the United States and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall be entitled to receive from the retiring Agent such documents of transfer and assignment as such successor Agent may reasonably request, and shall thereupon succeed to and become vested with all rights, powers, privileges, and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement.

        9.5. LOANS BY THE AGENT. The Agent shall have the same rights and powers with respect to (a) the Loans made by it or any of its Affiliates, and (b) the Notes held by it or any of its Affiliates as any Bank and may exercise the same as if it were not the Agent.

        9.6. CREDIT DECISIONS. Each Bank acknowledges that it has, independently of the Agent and each other Bank, and based on the financial information referred to in Section 6.4 and such other documents, information, and investigations as it has deemed appropriate, made its own credit decision to extend its Commitment. Each Bank also acknowledges that it will, independently of the Agent and each other Bank, and based on such other documents, information, and investigations as it shall deem appropriate at any time, continue to make its own credit decisions as to exercising or not exercising from time to time any rights and privileges available to it under this Agreement or any other Loan Document.

        9.7. COPIES, ETC. The Agent shall give prompt notice to each Bank of each notice or request required or permitted to be given to the Agent by the Borrower pursuant to the terms of this Agreement. The Agent will distribute to each Bank each Instrument received for its account and copies of all other communications received by the Agent from the Borrower for distribution to the Banks by the Agent in accordance with the terms of this Agreement.

                                    ARTICLE X

                                  MISCELLANEOUS

        10.1. WAIVERS, AMENDMENTS, ETC. The provisions of this Agreement and of each Loan Document may from time to time be amended, modified, or waived, if such amendment, modification or waiver is in writing and consented to by the Borrower and the Required Banks; PROVIDED, HOWEVER, that no such amendment, modification, or waiver:

                (a) which would modify any requirement hereunder that any particular action be taken by all the Banks or by the Required Banks shall be effective unless consented to by each Bank;

                (b) which would modify Section 3.8, Section 3.9 or this Section 10.1, release any collateral at the time provided by any of the Ship Mortgages, change the definition of "Required Banks", increase the Total Tranche A Revolving Credit Commitment Amount, the Total Tranche B Revolving Credit Commitment Amount, or the Percentage of any Bank (except as expressly contemplated by clause (d) of the definitions of the terms Tranche A Commitment Termination Date and Tranche B Commitment Termination Date), reduce any fees described in Article II, or extend the Tranche A Commitment Termination Date or the Tranche B Commitment Termination Date (except as expressly contemplated by clause (d) of the definitions of the terms Tranche A Commitment

        Termination Date and Tranche B Commitment Termination Date) or the Maturity Date of the Term Loans, shall be made without the consent of each Bank;

                (c) which would extend the due date for, or reduce the amount of, any payment or prepayment of principal of or interest on any Loan (or reduce the principal amount of or rate of interest on any Loan), shall be made without the consent of the holder of the Note evidencing such Loan; or

                (d) which would affect adversely the interests, rights or obligations of the Agent QUA the Agent, shall be made without consent of the Agent.

No failure or delay on the part of the Agent, the Collateral Trustee, any Bank, or the holder of any Note in exercising any power or right under this Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Borrower in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by the Agent, the Collateral Trustee, any Bank, or the holder of any Note under this Agreement or any other Loan Document shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

        10.2. NOTICES. All notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing or by telex or by facsimile and addressed or delivered to it at its address set forth below its signature hereto or at such other address as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid, shall be deemed given when received; any notice, if transmitted by telex or facsimile, shall be deemed given when transmitted (answerback confirmed in the case of telexes).

        10.3. COSTS AND EXPENSES. The Borrower agrees to pay all expenses of the Agent and the Collateral Trustee for the negotiation, preparation, execution, and delivery of this Agreement and each other Loan Document, including schedules and exhibits, and any amendments, waivers, consents, supplements, or other modifications to this Agreement or any other Loan Document as may from time to time hereafter be required (including the reasonable fees and expenses of special counsel for the Agent and special counsel for the Collateral Trustee from time to time incurred in connection therewith), whether or not the transactions contemplated hereby are consummated, and to pay all expenses of the Agent and the Collateral Trustee (including reasonable fees and expenses of counsel to the Agent and counsel for the Collateral Trustee) incurred in connection with the preparation and review of the form of any Instrument relevant to this Agreement or any other Loan Document and the consideration of legal questions relevant hereto and thereto or to any restructuring or "work-out" of any Liabilities. The Borrower also agrees to reimburse each Bank upon demand for all reasonable out-of-pocket expenses (including attorneys' fees and legal expenses) incurred by such Bank in enforcing the obligations of the Borrower or any Subsidiary Guarantor under this Agreement or any other Loan Document.

        10.4. INDEMNIFICATION. In consideration of the execution and delivery of this Agreement by each Bank and the extension of the Commitments, the Borrower hereby indemnifies, exonerates and holds the Agent, the Collateral Trustee and each Bank and each of its officers, directors, employees, and agents (the "BANK PARTIES") free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and expenses actually incurred in connection therewith (irrespective of whether such Bank Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys' fees and disbursements (the "INDEMNIFIED LIABILITIES"), incurred by the Bank Parties or any of them as a result of, or arising out of, or relating to

                (a) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Loan;

                (b) any violation of any Environmental Law in connection with the existence, or exercise by any of the Bank Parties, of any rights under this Agreement or any Loan Document;

                (c) the indemnification and other obligations undertaken by the Banks in the Master Vessel Trust Agreement;

                (d) the entering into and performance of this Agreement and any other Loan Document by any of the Bank Parties (including any action brought by or on behalf of the Borrower as the result of any determination by the Required Banks pursuant to Section 5.2.2 to not fund any Borrowing); or

                (e) any investigation, litigation, or proceeding related to any acquisition or proposed acquisition by the Borrower or any Subsidiary of all or any portion of the stock or all or substantially all the assets of any Person, whether or not the Agent or such Bank is party thereto, except for any such Indemnified Liabilities arising for the account of a particular Bank Party by reason of the relevant Bank Party's breach of this Agreement or of any Loan Document or gross negligence or wilful misconduct, and if and to the extent that the foregoing undertaking may be unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

        10.5. SURVIVAL. The obligations of the Borrower under Sections 2.4, 4.4, 4.6, 10.3, and 10.4, and the obligations of the Banks under Section 9.1, shall in each case survive any termination of this Agreement. The representations and warranties made by the Borrower in this Agreement and in each other Loan Document shall survive the execution and delivery of this Agreement and each such other Loan Document.

        10.6. SEVERABILITY. Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or such Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

        10.7. HEADINGS. The various headings of this Agreement and of each other Loan Document are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or such Loan Document or any provisions hereof or thereof.

        10.8. COUNTERPARTS, EFFECTIVENESS, ETC. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be executed by the Borrower and the Agent and be deemed to be an original and all of which shall constitute together but one and the same agreement. This Agreement shall become effective (the "RESTATEMENT EFFECTIVE DATE") when counterparts hereof executed on behalf of the Borrower and each Bank (or notice thereof satisfactory to the Agent) shall have been received by the Agent and notice thereof shall have been given by the Agent to the Borrower and each Bank. At the time this Agreement becomes effective on the Restatement Effective Date, the Original Loan Agreement shall be considered amended and restated in its entirety by this Agreement. As contemplated by Articles IX and X of this Agreement, the Agent is hereby instructed to instruct the Collateral Trustee to enter into the Amendments to Ship Mortgages contemplated by Section 5.1.8 hereof, and the Agent hereby so instructs the Collateral Trustee. The Collateral Trustee shall be furnished with a copy of this Agreement and the Collateral Trustee shall treat this Agreement as its instructions pursuant to Section 4.02 of the Master Vessel Trust Agreement to enter into the Amendments to Ship Mortgages contemplated by this Agreement, in the forms provided to the Collateral Trustee by Jones, Day, Reavis & Pogue, special counsel for the Agent. On the Restatement Effective Date, the Subsidiary Guaranty executed and delivered pursuant to the Original Loan Agreement shall automatically terminate and the Subsidiaries of the Borrower party thereto shall automatically be released from all obligations thereunder.

        10.9. GOVERNING LAW; ENTIRE AGREEMENT. THIS AGREEMENT, THE NOTES, AND EACH OTHER LOAN DOCUMENT SHALL EACH BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF OHIO. THIS AGREEMENT, THE NOTES, AND THE OTHER LOAN DOCUMENTS CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES

HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.

        10.10. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; PROVIDED, HOWEVER, that:

                (a) the Borrower may not assign or transfer its rights or obligations hereunder without the prior written consent of all Banks; and

                (b) the rights of sale, assignment, and transfer of the Banks are subject to Section 10.11.

        10.11. SALE AND TRANSFERS, ETC., OF LOANS AND NOTES; PARTICIPATIONS IN LOANS AND NOTES. Each Bank shall have the right at any time, upon written notice to the Borrower and the Agent, and with the prior consent of the Agent, to sell, assign, transfer, or negotiate all or any part of its Commitments, Loans, Notes, and rights under other Loan Documents to either one or more Affiliates which are commercial banking institutions of one or more Banks. Each Bank shall have the right at any time, with the prior consent of both the Borrower (which shall not be unreasonably withheld) and the Agent, to sell, assign, transfer, or negotiate all or any part of its Commitments, Loans, or Notes to any other commercial bank or other financial institution. In the case of any such sale, assignment, transfer, or negotiation of all or part of its Commitments, Loans, Notes, and rights under other Loan Documents, the assignee, transferee, or recipient shall have, to the extent of such sale, assignment, transfer, or negotiation, the same rights, benefits, and obligations as a Bank hereunder, including the right to approve or disapprove actions which, in accordance with the terms hereof, require the approval of the Required Banks, and the obligation to make Loans pursuant to Section 2.1; PROVIDED, HOWEVER, that

                (a) no Bank shall, as between the Borrower and such Bank, be relieved of any of its obligations hereunder as a result of any sale, assignment, transfer, or negotiation of, or granting of any participation in, all or any part of its Commitments, Loans, or Notes, unless the sale, assignment, transfer, or negotiation was made with the consent of the Agent and the Borrower; and

                (b) the Agent and each Bank shall be entitled to continue to deal solely and directly with the assignor Bank in connection with the interests so assigned until written notice of such assignment, together with the addresses and related information with respect to the assignee shall have been given to the Agent and each Bank by the assignor Bank and the assignee.

The Borrower hereby acknowledges and agrees that any such disposition described in this Section will give rise to a direct obligation of the Borrower to the buyer, assignee, transferee, or participant, as the case may be, and such Person shall, for purposes of Sections 2.4, 3.7, 3.8, 3.10, 4.4, 4.5 and 4.6, be considered a Bank and may rely on, and possess all rights under, any opinions, certificates, or other Instruments delivered under or in connection with this Agreement or any other Loan Document; PROVIDED, HOWEVER, that, except in the case of a sale, assignment, or transfer by any Bank of all its Commitments, Loans, Notes, and other rights pursuant to this Section, the Borrower shall only be required to deliver information and data required pursuant to this Agreement to the Bank selling, assigning, transferring, or granting a participation in (in whole or in part) its Commitments, Loans, Notes, and other rights.

        10.12. OTHER TRANSACTIONS. Nothing contained herein shall preclude the Agent or any other Bank from engaging in any transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Affiliates in which the Borrower or such Affiliate is not restricted hereby from engaging with any other Person.

               [The balance of this page is intentionally blank.]

        10.13. WAIVER OF JURY TRIAL. THE AGENT, THE BANKS, AND THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF THE AGENT, SUCH BANKS, OR THE BORROWER. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE AGENT AND SUCH BANKS ENTERING INTO THIS AGREEMENT.

        10.14. DISPOSITION OF MARGIN STOCK. The provisions of this Agreement are not intended to limit or restrict in any manner or to any extent the right of the Borrower or any of its Subsidiaries to hold, pledge or otherwise encumber, sell or otherwise dispose of or deal with any margin stock (as such term is used in Section 6.7) or any interest in margin stock now or hereafter owned by the Borrower or any of its Subsidiaries. Each of the provisions of this Agreement shall be construed in a manner consistent with this intention.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                          OGLEBAY NORTON COMPANY

                          By:
                             -------------------------
                                   Title: Treasurer

                          Address: 1100 Superior Avenue
                                          Cleveland, Ohio 44114

                                          Telex No.: 980697
                                          FAX No.: (216) 861-2863
                                          Attention: Treasurer

                         SOCIETY NATIONAL BANK, AS AGENT

                         By:
                             -------------------------
                                   Title: Vice President

                             Address: Society Center
                                          127 Public Square
                                          Cleveland, Ohio 44114-1306

                                          Telex No.: 212525
                                          FAX No.: (216) 689-4981
                                          Attention:
                                          (for notices):      William Kysela
                                          (for payments): Marianne T. Miel

Total Revolving Credit                 SOCIETY NATIONAL BANK
Commitment Amount:

Tranche A: $6,756,750

Tranche B: $4,054,050                  By:
                                          -----------------------------
                                          Title: Vice President

Percentage: 27.027%

Additional Term Loan                   Domestic          Society Center
Commitment Amount: $2,364,862.50       Office :          127 Public Square
                                                         Cleveland, Ohio 44114-1306

Maximum Amount of
Term Loans

Outstanding:  $13,513,500

                                                         Telex No.:         212525
                                                         FAX No.:      (216) 689-4981
                                                         Attention:

                                                                   (for notices):     William Kysela
                                                                   (for payments): Marianne T. Miel

                                       LIBOR

                                       Office:           Society Center
                                                         127 Public Square
                                                         Cleveland, Ohio  44114-1306

                                                         Telex No.: 212525
                                                         FAX No.:   (216) 689-4981
                                                         Attention:

                                                                   (for notices):     William Kysela
                                                                   (for payments): Marianne T. Miel

Total Revolving Credit                             THE BANK OF NOVA SCOTIA Commitment Amount:

                                                   By:
                                                      --------------------
Tranche A: $6,081,000                              Title:
Tranche B: $3,648,600                                    -----------------

                                                   Domestic          Atlanta Agency
Percentage: 24.324%                                Office:           Suite 2700
                                                                     600 Peachtree Street, N.E.
                                                                     Atlanta, Georgia 30308
                                                                     Attn: F. C. Ashby
Maximum Amount of                                                    Telephone: (404) 877-1500
Term Loans                                                           Fax No.:   (404) 888-8998
Outstanding:   $12,162,000

Additional Term Loan
Commitment Amount: $2,128,350                               Address for Communications:
                                                                     Chicago Representative
                                                                     Office:
                                                                     181 West Madison Avenue
                                                                     Suite 3700
                                                                     Chicago, Illinois 60602

                                                                     Telex No.: 00254275
                                                                     FAX No.: (312) 201-4108
                                                                     Attention:
                                                                     (for notices):   Keith J. Niebrugge
                                                                     (for payments):    Relationship Manager
                                                                                         or
                                                                                       Mark Naumann

                                                   LIBOR
                                                   Office:

                                                                     Atlanta Agency
                                                                     Suite 2700
                                                                     600 Peachtree Street, N.E.
                                                                     Atlanta, Georgia 30308
                                                                     Attn: F. C. Ashby
                                                                     Telephone: (404) 877-1500
                                                                     Fax No.:   (404) 888-8998

                                                                     Address for Communications:
                                                                     Chicago Representative
                                                                     Office:
                                                                     181 West Madison Avenue
                                                                     Suite 3700
                                                                     Chicago, Illinois 60602

                                                                     Telex No.:         00254275
                                                                     FAX No.:   (312) 201-4108
                                                                     Attention:          Keith J. Niebrugge
                                                                                         Relationship Manager
                                                                                              or
                                                                                         Mark Naumann



Total Revolving Credit                             NBD BANK, N.A.
  Commitment Amount:
                                                   By:
                                                      -------------------------
Tranche A: $6,081,000                              Title:   Vice President
Tranche B: $3,648,600
                                                   Domestic
                                                   Office:  611 Woodward
Percentage: 24.324%                                         Detroit, Michigan 48226

                                                            Telex No.:  4320060
Additional Term Loan                               FAX No.:  (313) 225-1671
Commitment Amount: $2,128,350                      Attention:

                                                            (for notices):    Frederick J. Crawford
                                                                              Second Vice President

Maximum Amount of
Term Loans
Outstanding:  $12,162,000

                                                            (for payments): John Lakanen
                                                             Jo Trudell

                                                   LIBOR
                                                   Office:  611 Woodward
                                                            Detroit, Michigan 48226

                                                            Telex No.:  4320060
                                                            FAX No.:  (313) 225-1671
                                                            Attention:  Jo Trudell


                                                   COMERICA BANK
Total Revolving Credit                               (Successor by merger to Manufacturers
  Commitment Amount:                         National Bank of Detroit)

Tranche A: $3,378,500
Tranche B: $2,027,100                              By:
                                                      -----------------------
                                                   Title: Vice President
Percentage: 13.514%

Additional Term Loan
Commitment Amount: $1,182,475

Maximum Amount                             Domestic Office:
of Term Loans                                               One Detroit Center
Outstanding:  $6,757,000                                    500 Woodward Avenue,
                                                                     MC 3279
                                                                     Detroit, Michigan 48226

                                                                     FAX No.:   (313) 222-3330
                                                                     Attention:
                                                                     (for notices):    Ian Hogan
                                                                     (for payments): Vice President
                                                                                            or
                                                                                        Beverly Jones

                                           LIBOR
                                           Office:

                                                                     One Detroit Center
                                                                     500 Woodward Avenue,
                                                                     MC 3279
                                                                     Detroit, Michigan 48226

                                                                     FAX No.:    (313) 222-3330
                                                                     Attention:   Ian Hogan
                                                                                   Vice President
                                                                                       or
                                                                                   Beverly Jones

Total Revolving Credit                             THE HUNTINGTON NATIONAL BANK
Commitment Amount:
                                                   By:
                                                      ---------------------------
Tranche A: $2,702,750                                Title: Senior Vice President
Tranche B: $1,621,650

Percentage: 10.811%

Additional Term Loan
Commitment Amount: $945,962.50

Maximum Amount                                     Domestic
of Term Loans                              Office:          917 Euclid Avenue
Outstanding:  $5,405,500                                    Cleveland, Ohio 44115

                                                                     FAX No.   (216) 344-6082
                                                                     Attention:
                                                                     (for notices):    Christine C. Gencer
                                                                     (for payments): Christine C. Gencer

                                                   LIBOR

                                                   Office:           917 Euclid Avenue
                                                                     Cleveland, Ohio 44115

                                                                     FAX No.   (216) 344-6082
                                                                     Attention: Christine C. Gencer

                                                                     EXHIBIT A-1

AMENDED AND RESTATED TRANCHE A REVOLVING CREDIT NOTE

$_____________________                                        December 29, 1994


        FOR VALUE RECEIVED, the undersigned, OGLEBAY NORTON COMPANY, a Delaware corporation (the "BORROWER"), promises to pay to the order of ________________ (the "BANK") on the Tranche A Commitment Termination Date specified in the
Loan Agreement referred to below the principal sum of ________ DOLLARS AND
NO CENTS ($__________) or, if less, the principal amount of all Tranche A Revolving Credit Loans made by the Bank to the Borrower from time to time pursuant to that certain Amended and Restated Loan Agreement, originally dated as of December 1, 1990, and amended and restated as of December 29, 1994 (together with all amendments, if any, hereafter from time to time made thereto, the "LOAN AGREEMENT"), between the Borrower and the Bank as one of the Banks thereto and SOCIETY NATIONAL BANK (the "AGENT"), as agent for the Banks, as such Tranche A Revolving Credit Loans are entered by the holder hereof in the appropriate column of the grid (the "GRID") attached to this Note. All payments on account of the principal hereof shall also be endorsed by the holder hereof on the Grid. Failure to record any such amounts on the Grid shall not limit or otherwise affect the obligations of the Borrower to make payments of principal or interest on this Note when due.

        The unpaid principal amount of this Note from time to time outstanding shall bear interest payable as provided in Section 3.4, Section 3.5 and Section
3.6 of the Loan Agreement.

        All payments of principal of and interest on this Note shall be payable in lawful currency of the United States of America at the offices of the Agent at Society Center, 127 Public Square, Cleveland, Ohio 44114 in immediately available funds.

        This Note has been issued in replacement for a Note originally issued in December 1990 pursuant to the Loan Agreement as originally executed and delivered as of December 1, 1990.

        This Note is one of the Tranche A Revolving Credit Notes referred to in, and evidences indebtedness incurred under, the Loan Agreement, to which reference is made for a statement of the terms and conditions on which the Borrower is permitted and required to make prepayments of principal of this Note and on which the indebtedness evidenced hereby may be declared to be immediately due and payable.

                                            OGLEBAY NORTON COMPANY

                                            By:
                                              -----------------------
                                                 Title: Treasurer

                                     GRID


        A Tranche A Revolving Credit Loan made by the Bank to Oglebay Norton Company described in the Loan Agreement, referred to in the within Note, and payments of principal of such Loan.

                                                                PORTION OF PRINCIPAL BALANCE
                                                                MAINTAINED

Date          Amount of Loan   Amount of      Outstanding       Base Rate    LIBOR       CD Rate Loan  Applicable     Notation
                               Principal      Principal         Loan         Rate Loan                 Fixed Rate     Made By
                               Payment        Balance                                                  Interest
                                                                                                       Period





                                                                     EXHIBIT A-2

              AMENDED AND RESTATED TRANCHE B REVOLVING CREDIT NOTE

$__________________________                                   December 29, 1994


        FOR VALUE RECEIVED, the undersigned, OGLEBAY NORTON COMPANY, a Delaware corporation (the "BORROWER"), promises to pay to the order of _________________ (the "BANK") on the Tranche B Commitment Termination Date specified in the
Loan Agreement referred to below the principal sum of __________ DOLLARS AND
NO CENTS ($____________) or, if less, the principal amount of all Tranche B time pursuant to that certain Amended and Restated Loan Agreement, originally dated as of December 1, 1990, and amended and restated as of December 29, 1994 (together with all amendments, if any, hereafter from time to time made thereto, the "LOAN AGREEMENT"), between the Borrower and the Bank as one of the Banks thereto and SOCIETY NATIONAL BANK (the "AGENT"), as agent for the Banks, as such Tranche B Revolving Credit Loans are entered by the holder hereof in the appropriate column of the grid (the "GRID") attached to this Note. All payments on account of the principal hereof shall also be endorsed by the holder hereof on the Grid. Failure to record any such amounts on the Grid shall not limit or otherwise affect the obligations of the Borrower to make payments of principal or interest on this Note when due.

        The unpaid principal amount of this Note from time to time outstanding shall bear interest payable as provided in Section 3.4, Section 3.5 and Section
3.6 of the Loan Agreement.

        All payments of principal of and interest on this Note shall be payable in lawful currency of the United States of America at the offices of the Agent at Society Center, 127 Public Square, Cleveland, Ohio 44114 in immediately available funds.

        This Note has been issued in replacement for a Note originally issued in December 1990 pursuant to the Loan Agreement as originally executed and delivered as of December 1, 1990.

        This Note is one of the Tranche B Revolving Credit Notes referred to in, and evidences indebtedness incurred under, the Loan Agreement, to which reference is made for a statement of the terms and conditions on which the Borrower is permitted and required to make prepayments of principal of this Note and on which the indebtedness evidenced hereby may be declared to be immediately due and payable.

                                       OGLEBAY NORTON COMPANY

                                       By:
                                          -----------------------
                                            Title:  Treasurer

                                      GRID

        A Tranche B Revolving Credit Loan made by the Bank to Oglebay Norton Company described in the Loan Agreement, referred to in the within Note, and payments of principal of such Loan.

                                                                PORTION OF PRINCIPAL BALANCE
                                                                MAINTAINED
Date          Amount of Loan   Amount of      Outstanding       Base Rate    LIBOR       CD Rate Loan  Applicable     Notation
                               Principal      Principal         Loan         Rate Loan                 Fixed Rate     Made By
                               Payment        Balance                                                  Interest
                                                                                                       Period




                                                                     EXHIBIT A-3

                       AMENDED AND RESTATED TERM LOAN NOTE

$_________________                                            December 29, 1994


        FOR VALUE RECEIVED, the undersigned, OGLEBAY NORTON COMPANY, a Delaware corporation (the "BORROWER"), promises to pay to the order of _________________ (the "BANK") the principal sum of _________________________ DOLLARS AND
NO CENTS ($________________), in installments on the dates and in the amounts provided in Section 3.3 of the Loan Agreement referred to below, with the last such installment payable on December 31, 2001. This Note is issued pursuant to that certain Amended and Restated Loan Agreement, originally dated as of December 1, 1990, and amended and restated as of December 29, 1994 (together with all amendments, if any, hereafter from time to time made thereto, the "LOAN AGREEMENT"), between the Borrower and the Bank as one of the Banks thereto and SOCIETY NATIONAL BANK (the "AGENT"), as agent for the Banks, and evidences a Term Loan which shall be entered by the holder hereof in the appropriate column of the grid (the "GRID") attached to this Note. All payments on account of the principal hereof shall also be endorsed by the holder hereof on the Grid. Failure to record any such amounts on the Grid shall not limit or otherwise affect the obligations of the Borrower to make payments of principal or interest on this Note when due.

        The unpaid principal amount of this Note from time to time outstanding shall bear interest payable as provided in Section 3.4, Section 3.5 and Section
3.6 of the Loan Agreement.

        All payments of principal of and interest on this Note shall be payable in lawful currency of the United States of America at the offices of the Agent at Society Center, 127 Public Square, Cleveland, Ohio 44114 in immediately available funds.

        This Note has been issued in replacement for a Note originally issued in December 1990 pursuant to the Loan Agreement as originally executed and delivered as of December 1, 1990.

        This Note is one of the Term Loan Notes referred to in, and evidences indebtedness incurred under, the Loan Agreement, to which reference is made for a statement of the terms and conditions on which the Borrower is permitted and required to make prepayments of principal of this Note and on which the indebtedness evidenced hereby may be declared to be immediately due and payable.

                                             OGLEBAY NORTON COMPANY

                                             By:
                                                --------------------------
                                                   Title:  Treasurer

                                      GRID

        A Term Loan made by the Bank to Oglebay Norton Company described in the Loan Agreement, referred to in the within Note, and payments of principal of such Loan.

                                                                PORTION OF PRINCIPAL BALANCE
                                                                MAINTAINED
Date          Amount of Loan   Amount of      Outstanding       Base Rate    LIBOR       CD Rate Loan  Applicable     Notation
                               Principal      Principal         Loan         Rate Loan                 Fixed Rate     Made By
                               Payment        Balance                                                  Interest
                                                                                                       Period





                                                                       EXHIBIT B

                                  LOAN REQUEST

Society National Bank
  (the "AGENT")
Society Center
127 Public Square
Cleveland, Ohio  44114

Attention:  William J. Kysela
                Vice President

                Re: Amended and Restated Loan Agreement, originally dated as of December 1, 1990, and amended and restated as of December 29, 1994 (together with all amendments, if any, thereafter from time to time made thereto, the "LOAN AGREEMENT"), between Oglebay Norton Company, a Delaware corporation (the "BORROWER"), the Banks parties thereto AND THE AGENT.

Gentlemen/Ladies:

        The Borrower hereby requests that [a] [Tranche A] [Tranche B] [Revolving Credit Loan] [Additional Term Loans] be made to the Borrower in the principal amount of $__________ on _____________, 19__. The Borrower hereby also requests that such [Borrowing] [Additional Term Loans] be made as [ ] a CD Rate Loan in the amount of $__________ having an Interest Period of ____ days, [____] a LIBO Rate Loan in the amount of $___________ having an Interest Period of _____ months or [____] a Base Rate Loan in the amount of $_______.

        The Borrower hereby certifies and warrants that:

                (a) the representations and warranties set forth in Article VI of the Loan Agreement were true and correct as of the date as of which made, and on the date of the [Borrowing] [Additional Term Loans] requested hereby (and after giving effect to the incurrence thereof), such representations and warranties (except as permitted by the exceptions to Section 5.2.1 thereof) will be true and correct as if then made, and no Default will have occurred and be continuing; and

                (b) no litigation, arbitration or governmental proceeding or investigation is pending or, to the knowledge of the Borrower, threatened against the Borrower or any Subsidiary or affecting their respective businesses or operations which was not disclosed by the Borrower pursuant to Section 6.6, or prior to the last previous Revolving Credit Loan pursuant to Section 7.1.6 of the Loan Agreement, and no development not so disclosed shall have occurred in any litigation, arbitration or governmental investigation or proceeding so disclosed, which, in either event, if adversely determined, might have a Materially Adverse Effect.

        The Borrower agrees that if prior to the time of the making of the Loans requested hereby any matter certified to herein by it will not be true and correct at such time as if then made, it will immediately so notify the Agent. Except to the extent, if any, that prior to the time of the making of the Loan requested hereby the Agent shall receive written notice to the contrary from the Borrower, each matter certified to herein shall be deemed to be certified at the date of such Loan as if then made.

        IN WITNESS WHEREOF, the Borrower has caused this Certificate to be executed and delivered by its duly Authorized Officer this __________ day of ________, 19___.

                             OGLEBAY NORTON COMPANY

                                By:
                                   ------------------------
                                 Title:
                                       --------------------

                                                                       EXHIBIT C

                                      LOAN
                         CONTINUATION/CONVERSION NOTICE

Society National Bank
  (the "AGENT")
Society Center
127 Public Square
Cleveland, Ohio  44114

Attention:      William J. Kysela
                Vice President

                Re: Amended and Restated Loan Agreement, originally dated as of December 1, 1990, and amended and restated as of December 29, 1994 (together with all amendments, if any, thereafter from time to time made thereto, the "LOAN AGREEMENT"), between Oglebay Norton Company, a Delaware corporation (the "BORROWER"), the Banks parties thereto AND THE AGENT

Gentlemen/Ladies:

        The Borrower hereby requests that on __________, 19__, a [Tranche A Revolving Credit] [Tranche B Revolving Credit] [Term] Loan in an outstanding principal amount of $______________,

        (1)     which is presently being maintained as

                [ ]      a Base Rate Loan,
                [ ]      a CD Rate Loan, or
                [ ]      a LIBO Rate Loan

        (2)     be

                [ ]      converted into, or
                [ ]      continued as

        (3)     [ ] a CD Rate Loan having an Interest Period of

                [ ]      30 days in the amount of    $          ,
                                                      ----------
                [ ]      60 days in the amount of    $          ,
                                                      ----------
                [ ]      90 days in the amount of    $          ,
                                                      ----------
                [ ]      180 days in the amount of   $          ,
                                                      ----------
                [ ]      180 days in the amount of   $          ,
                                                      ----------

                [ ] a LIBO Rate Loan having an Interest Period of

                [ ]      1 month in the amount of   $          ,
                                                     ----------
                [ ]      2 months in the amount of  $          ,
                                                     ----------
                [ ]      3 months in the amount of  $          ,
                                                     ----------
                [ ]      6 months in the amount of  $          ,
                                                     ----------

                [ ] a Base Rate Loan.

        In the event that the Loan is to be converted into, or continued as, a Fixed Rate Loan, the Borrower hereby:

                (a) certifies and warrants that no Default has occurred and is continuing; and

                (b) agrees that if prior to the time of such continuation or conversion any matter certified to herein by it will not be true and correct at such time as if then made, it will immediately so notify the Agent.

Except to the extent, if any, that prior to the time of the continuation or conversion requested hereby the Agent shall receive written notice to the contrary from the Borrower, each matter certified to herein shall be deemed to be certified at the date of such continuation or conversion as if then made.

        IN WITNESS WHEREOF, the Borrower has caused this Certificate to be executed and delivered by its Authorized Officer this _________ day of __________, 19__.

                                                   OGLEBAY NORTON COMPANY

                                                   By:
                                                      ---------------------
                                                   Title:
                                                        -------------------

                                                                       EXHIBIT D

                             COMPLIANCE CERTIFICATE

Society National Bank
(the "AGENT")
Society Center
127 Public Square
Cleveland, Ohio 44114-1306

        Attention:       William J. Kysela
                         Vice President

        Re: Amended and Restated Loan Agreement, originally dated as of December 1, 1990, and amended and restated as of December 29, 1994 (together with all amendments, if any, thereafter from time to time made thereto, the "LOAN AGREEMENT"), between Oglebay Norton Company, a Delaware corporation (the "BORROWER"), the Banks parties thereto and the Agent

Gentlemen/Ladies:

        The Borrower hereby certifies and warrants that as of _________ 19__ (the "COMPUTATION DATE"):

                (a) the Borrower's Current Assets [exceeded] its Current Liabilities, on a consolidated basis, by $____________, as computed on Attachment 1 hereto, and the ratio of the Borrower's Current Assets to its Current Liabilities was ____ to 1.00, which [complies] [does not comply] with the requirements of clause (a) of Section 7.2.3 of the Loan Agreement which requires that the Borrower maintain a ratio of Current Assets to Current Liabilities of at least 1.20 to 1.00;

                (b) the Borrower's Debt to Total Capital Ratio, on a consolidated basis, was approximately (and in any event not more than) ___ to 1.00 as computed on Attachment 2 hereto, which [complies] [does not comply] with the requirements of clause (b) of Section 7.2.3 of the Loan Agreement which requires a maximum of .60 to 1.00 as of the Computation Date;

                (c) the Borrower's Debt Service Coverage Ratio, on a consolidated basis, was approximately (and in any event not less than) ___ to 1.00, as computed on Attachment 4 hereto, which [complies] [does not comply] with the requirements of clause (e) of Section 7.2.3 of the Loan Agreement which requires a minimum of 1.50 to 1.00;

                (d) the Borrower's Tangible Net Worth, on a consolidated basis, was approximately (and in any event not less than) $_______, as computed on Attachment 3 hereto, which [complies) [does not comply] with the requirements of clause (d) of Section 7.2.3 of the Loan Agreement which requires a minimum of $57,000,000, PLUS [50% of Net Income for Fiscal Year 1994 (which was $___________), Fiscal Year 1995 (which was $__________), etc.___________];

                (f) except as set forth in Attachment 5 hereto, no Default had occurred and was continuing.

        IN WITNESS WHEREOF, the Borrower has caused this Certificate to be executed and delivered by its Authorized Officer this ____ day of __________, 19__.

                                       OGLEBAY NORTON COMPANY

                                       By: ____________________________
                                         Title:______________________

                                                                    ATTACHMENT 1
                                                                            to
                                                 __/__/__ Compliance Certificate

                          EXCESS OF CURRENT ASSETS OVER
                               CURRENT LIABILITIES

1.      Current Assets: All assets of the
        Borrower and its Consolidated
        Subsidiaries classified on the
        consolidated balance sheet of the
        Borrower and its Consolidated
        Subsidiaries at the Computation Date as
        current assets, in accordance with
        generally accepted accounting principles.............                           $______

2.      Intangible Assets: All licenses,
        franchises, patents, patent
        applications, trademarks, program
        rights, goodwill and research and
        development expense or like intangibles
        shown as current assets on the
        consolidated balance sheet of the
        Borrower and its Consolidated
        Subsidiaries at the Computation Date.......                  $_______

3.      The excess of Item 1 over Item 2.....................        $_______

4.      Current Liabilities: All liabilities
        of the Borrower and its Consolidated
        Subsidiaries classified on the
        consolidated balance sheet of the
        Borrower and its Consolidated
        Subsidiaries at the Computation Date as
        current liabilities, including the then
        outstanding principal amount of the
        Notes due and to become due within 12
        months after the Computation Date, in
        accordance with generally accepted
        accounting principles...............................                            $______

5.      Excess of Current Assets Over Current
        Liabilities: The excess of Item 3 over Item 4.......                            $______

6.      Ratio of Item 3 to Item 4 ...............................               ____ to 1.00

                                                                 ATTACHMENT 2
                                                                         to
                                                 __/__/__ Compliance Certificate

                           DEBT TO TOTAL CAPITAL RATIO

1.      Consolidated Indebtedness: All
        Indebtedness of the Borrower and its
        Consolidated Subsidiaries (excluding
        intercompany obligations) as of the
        Computation Date described in clauses
        (a) through (d) of the definition of the
        term "Indebtedness"; and all
        Indebtedness of Persons other than the
        Borrower and its Consolidated
        Subsidiaries of the nature described in
        clauses (a) and (b) of the definition
        of the term "Indebtedness" as to which
        the Borrower or a Consolidated
        Subsidiary has issued a Guaranty....................         $______


2.      Net Worth: The sum of capital stock, additional
        paid-in capital, unrealized gains or losses, and
        retained earnings (minus accumulated deficits) of the
        Borrower and its Consolidated Subsidiaries,
        all as shown on a consolidated balance
        sheet of the Borrower and its Consolidated
        Subsidiaries prepared all as of the
        Computation Date....................................                    $______


3.      Total Capital: The sum of Item 1
        and 2..............................................                     $______


4.      Debt to Total Capital Ratio: The ratio
        of Item 1 to Item 3..............................................       ___to 1.00

                                                                   ATTACHMENT 3
                                                                        to
                                                 __/__/__ Compliance Certificate

                     MINIMUM TANGIBLE NET WORTH REQUIREMENT

1.      Net Worth: The sum of capital stock, additional
        paid-in capital, unrealized gains or losses, and
        retained earnings (minus accumulated deficits) of the
        Borrower and its Consolidated Subsidiaries,
        all as shown on a consolidated balance
        sheet of the Borrower and its Consolidated
        Subsidiaries prepared all as of the
        Computation Date....................................                    $______


2.      To the extent reflected as an asset in
        such consolidated balance sheet as of
        the Computation Date, Intangible
        Assets..............................................                    $______


3.      Tangible Net Worth: The excess of Item 1 over
        Item 2..............................................                    $______


4. Minimum Tangible Net Worth: The sum of $57,000,000 increased by 50% of the Net Income of the Borrower and its Consolidated Subsidiaries for the following
        Fiscal Years:

                FYE 12/31/94      $______
                FYE 12/31/95      $______
                etc.

        Total.....................................................              $_______


                                                                    ATTACHMENT 4
                                                                            to
                                                  __/__/__Compliance Certificate

                           DEBT SERVICE COVERAGE RATIO

1.      Net Income (as defined in the Loan
        Agreement) of the Borrower and its
        Consolidated Subsidiaries for the most
        recently completed four Fiscal Quarters
        prior to the Computation Date........................                 $______

2.      The sum of income tax expense,
        depreciation expense, and amortization
        expense of the Borrower and
        its Consolidated Subsidiaries for the
        most recently completed four Fiscal
        Quarters prior to the
        Computation Date.....................................                  $______

3.      Interest Expense (as defined in the
        Loan Agreement) of the Borrower and its
        Consolidated Subsidiaries for the most
        recently completed four Fiscal
        Quarters prior to the
        Computation Date....................................                   $______

4.      Interest Expense (as defined in the
        Loan Agreement) for the most recently
        completed four Fiscal Quarters prior to
        the Computation Date of all Persons which
        are not Consolidated Subsidiaries
        in respect of Indebtedness as to which the
        Borrower or a Consolidated Subsidiary
        has issued a Guaranty...............................                   $______

5.      EBITDA: The sum of Items 1, 2, 3 and 4..............        $______

6.      Regularly scheduled principal payments
        of the Borrower and its Consolidated
        Subsidiaries for the most recently
        completed four Fiscal Quarters prior to
        the Computation Date in respect of all
        Indebtedness of the nature described in
        clauses (a) and (b) of the definition
        of the term "Indebtedness" (and all
        Indebtedness of Persons other than the
        Borrower and its Consolidated
        Subsidiaries of the nature described in
        such clauses (a) and (b) with respect
        to which the Borrower or any

        Consolidated Subsidiary has
        issued a Guaranty)...................................                   $______


7.      Debt Service Requirements:  The sum of
        Items 3, 4 and 6 ....................................                   $______

8.      Debt Service Coverage Ratio:  The ratio
        of Item 5 to Item 7..................................                   ____ to 1.00


                                                                    ATTACHMENT 5
                                                                            to
                                                 __/__/__ Compliance Certificate

         [Describe Defaults, if any, continuing on the Computation Date;
              if no Defaults were so continuing, indicate "None".]

                                    EXHIBIT E

                                     Item 1

                            (Article V Section 5.1.5)

                             INDEBTEDNESS TO BE PAID

        Discharge of Indebtedness under Current Revolving Credit Agreement, dated July 11, 1988, between Borrower and The Bank of Nova Scotia and various other commercial banking institutions named therein.

                                     Item 2

                            (Article VI Section 6.2)

                        MATERIAL CONTRACTUAL OBLIGATIONS

                                    - None -

                                     Item 3

                            (Article VI Section 6.5)

                          LAW, GOVERNMENTAL, REGULATION
                              COURT DECREE OR ORDER

                                    - None -

                                     Item 4

                            (Article VI Section 6.6)

                                   LITIGATION

1) State of West Virginia, on behalf of the Environmental Task Force of the State of West Virginia, ex rel. vs. Bethlehem Mines Corporation, Bethlehem Steel Corporation, Shonk Land Company, Ltd. and Oglebay Norton Company. This action was filed in the Circuit Court of Boone County, West Virginia on March 12, 1981. The State of West Virginia brought this action for injury and damages caused by a coal refuse pile allegedly created by the defendants which is polluting the waters of White Oak Creek and Big Coal River. The State seeks $1,000,000 in damages in addition to recovery of clean-up costs.

2) The Borrower, along with Oglebay Norton Taconite Company, Eveleth Taconite Company and Eveleth Expansion Company, were sued in United States District Court for the District of Minnesota, by Lois Jenson, Patricia Kosmach and Kathleen O'Brien Anderson, on their own behalf and on behalf of a class of female employees and applicants of Eveleth Mines, to obtain injunctive relief and recover damages under Title VII of the Civil Rights Act of 1964 and the Minnesota Human Rights Act. Plaintiffs alleged nine counts which were tried to the court in 1993. The Court dismissed seven (7) of the nine (9) counts in May, 1993. Proceedings continue on the two remaining counts. The claims of the class members will be tried before a United States Magistrate beginning January 17, 1995. Neither the outcome nor any potential loss from these claims can be predicted at this time. All or a portion of any loss in respect of this litigation may be covered by insurance, although at this time no assessment can be made as to the ultimate scope of insurance coverage available, if any.

3) The Borrower and certain of its subsidiaries are involved in various other claims and ordinary routine litigation incidental to their businesses, including claims relating to the exposure of persons to asbestos and silicosis. Plaintiffs prayers for damages range from amounts in excess of $10,000 to $20,000 (the statutory minimums for jurisdiction by the courts) to millions of dollars in compensatory and/or punitive damages.

4) The Borrower is the party to several disputes among the partners and stockholders of Eveleth. Among them are the following:

                        (i) A demand for arbitration made by the Borrower to
                resolve the treatment of in-process inventories.

                        (ii) A demand for arbitration made by the Borrower to
                resolve the allocation and funding of liability for post-retirement benefits of employees at Eveleth Mines.

                        (iii) A demand for arbitration to resolve the allocation
                of costs and legal expenses incurred in the "Jenson" litigation.

                        (iv) A demand for arbitration made by Virginia Horn
                challenging the authority of the Borrower on behalf of Eveleth Mines to have entered into operating leases for two 190 ton trucks.

                        (v) A demand for arbitration made by Virginia Horn
                challenging the authority of the Borrower on behalf of Eveleth Mines to have entered into the 1993 Electric Service Agreement for electric service to the crusher at the Thunderbird North Mine.

        None of these arbitrations are active at the moment. The parties are not actively pursuing the claims; no arbitrators have been picked and no hearing dates selected.

        In addition to these arbitrations, Virginia Horn has notified the Borrower that it disputes the Borrower's actions, taken on behalf of Eveleth Mines, to enter into Stockpiling Agreements with the State of Minnesota and a Dumplands Agreement with USX; to enter into a six month 1994 Electric Service Agreement; to allocate Excess Capacity from the production at Eveleth Mines for the year 1994; and to allocate expenditures for Eveleth Mines in connection with the 1994 budget. None of these matters has become the subject of arbitration or litigation, and the parties are not currently pursuing the claims.

                                     Item 5

                            (Article VI Section 6.9)

                         CERTAIN CONTRACTUAL OBLIGATIONS
                              OR ORGANIC DOCUMENTS

        The Borrower and certain of its subsidiaries are parties to contracts which under certain events could have materially adverse effect upon the Borrower. Those contracts are:

        1. Various contractual arrangements involving the operations and funding of mining operations in Eveleth Mines (see Item 13).

        2.      See also Item 10 and 11.

                                     Item 6

                            (Article VI Section 6.11)

                            ERISA - REPORTABLE EVENTS

        The Borrower has taken steps to terminate the Toledo Overseas Terminal Pension Plan. This is a trusteed plan, and all assets will be distributed to plan participants once approval is granted by the Internal Revenue Service. Approval is expected by mid-1995.

                                     Item 7

                 OGLEBAY NORTON COMPANY AND ASSOCIATED COMPANIES

WHOLLY OWNED SUBSIDIARIES:

        Canadian Ferro Hot Metal Specialties Limited

        Oglebay Norton Industrial Sands, Inc.
        Oglebay Norton Refractories & Minerals, Inc.

ASSOCIATED COMPANIES:

        Eveleth Expansion Company
        Eveleth Taconite Company
        Oglebay Norton Taconite Company
        ONCO Eveleth Company

OTHER SUBSIDIARIES:

        Columbia Transportation Company [Dormant]
        Laxare, Inc.
        National Perlite Products Company
        ON Coast Petroleum Company
        ONCO Technology, Inc. [Dormant]

        ONCO WVA, Inc. [Dormant]
        Saginaw Mining Company

SUBSIDIARIES IN PROCESS OF DISSOLUTION:

        Oglebay Norton Sales Company
        TBF, Inc.

                                     Item 8

                            (Article VI Section 6.14)

                         MATERIAL PATENTS & TRADE MARKS

                                    - None -

                                     Item 9

                           (Article VI Section 7.1.5)

                                    INSURANCE

                                    - None -

                                 Item 10 and 11

                         (Article VII Section 7.2.2(b))

                    ONGOING INDEBTEDNESS & SECURITY INTERESTS

        The "Columbia Star" a self unloading bulk carrier has been financed through the use of bonds issued pursuant to Title XI of the Merchant Marine Act of 1936, as amended, which is secured by a First Mortgage in favor of the U.S. Government and including a Security Agreement between Oglebay Norton Company and the United States of America (dated November 13, 1980) M/V Columbia Star, and other Title XI documents related to the financing and refinancing of the M/V Columbia Star, as amended from time to time.

        Title XI Reserve Fund and Financial Agreement between Oglebay Norton Company and The United States of America (dated November 13, 1980) as amended from time to time.

        Capital Construction Fund Agreement between Oglebay Norton Company and the United States of America (dated November 13, 1980) as amended from time to time.

        Sublease and Bareboat Subcharter - M/V William R. Roesch (dated August 20, 1975) and related Title XI documents, as amended from time to time.

        Lease and Bareboat Charter - M/V Paul Thayer (dated August 20, 1975), Assignment and Assumption Agreement 902, dated December 31, 1992, and related Title XI documents, as amended from time to time.

        Substitution and Assignment Agreement - M/V Wolverine (dated October 15,
1974), whereby the Kinsman Marine Transit Company assigned to Oglebay Norton Company all of its rights, interests, duties and obligations under the Lease and Bareboat Charter relative to the M/V Wolverine (dated February 15, 1974) and other Title XI documents, as modified by the Substitution and Assignment Agreement, as amended from time to time.

        UCC financing statements have been filed granting security interests in personal property, proceeds, and replacements securing payment of the purchase price of such personal property.

        Pringle Transit Company was merged into the Borrower during 1994 and as such obligations of Pringle Transit Company have been assumed by the Borrower.

                                     Item 12

                           (Article VII Section 7.2.5)

                              TAKE OR PAY CONTRACTS

                                   See Item 13

                           Electric Service Agreement
                             between Eveleth Mines,
                         Oglebay Norton Company, Manager
                                       and
                         Minnesota Power & Light Company
                    dated May 25, 1979, including Amendments
                     dated December 25, 1987, May 24, 1988,
                March 25, 1989, March 29, 1990, October 30, 1990,
                        July 12, 1991 and April 26, 1994.

                    The parties are currently in negotiations
                       for an amendment to this agreement
                 which would affect the term, pricing and other
                      terms and conditions. Alternatively,
             a replacement agreement may be negotiated and executed.

                                     Item 13

                           (Article VII Section 7.2.8)

                          TRANSACTIONS WITH AFFILIATES

        Eveleth Mines, a taconite mining operation located at Eveleth, Minnesota, consists of two operating entities: Eveleth Taconite Company, a Minnesota corporation ("Taconite Company"), and Eveleth Expansion Company, a Minnesota general partnership ("Expansion Company"). The Borrower owns a 15% interest in Taconite Company and a wholly owned subsidiary of the Borrower, ONCO Eveleth Company, holds a 20.5% interest in Expansion Company.

        The combined operations of the Eveleth Mines companies represent a cost-sharing arrangement in accordance with agreements for the life of the mines that govern the combined operations. These agreements contemplate that Eveleth

Mines will operate at full production capability and require the respective participants to provide advances to Taconite Company or Expansion Company for substantially all capital and fixed operating costs incurred, in proportion to their ownership. The Borrower has entered into long-term sales contracts to sell a portion of its production capacity of Taconite Company and Expansion Company. The Borrower is manager of Eveleth Mines and provides employment service to Eveleth Mines through a wholly owned subsidiary.

        Effective January 1, 1991, the Participants in Eveleth Mines revised their operating agreements to (a) give each of the owners the discretion to determine the amount of ore to be produced for its account and (b) provide for the allocation of fixed costs based on ownership and variable costs based on production. These revisions expire on December 31, 1996.

                                     Item 14

                          (Article VII Section 7.2.10)

                                NEGATIVE PLEDGES

        Title XI Reserve Fund and Financial Agreement.

        Partnership operating agreement dated January 2, 1974, among Eveleth Expansion Company, Dofasco Eveleth Corporation, ONCO Eveleth Company and Virginia Horn Taconite Company (in its own right and as a successor in interest to Dofasco Eveleth Corporation).

        Stockholders Agreement dated April 17, 1964 among Eveleth Taconite Company, Ford Motor Company, and Oglebay Norton Company.

                                                                     EXHIBIT F-1

                                 December , 1994

To each of the Banks parties to the
        Loan Agreement hereinafter referred to
        and to
Society National Bank
        as Agent for the Banks
        and to
Bank One, Columbus, NA
        as Trustee for the Banks

                Re:      AMENDED AND  RESTATED  LOAN  AGREEMENT,  ORIGINALLY
                         DATED AS OF DECEMBER 1, 1990, AND AMENDED AND RESTATED AS OF DECEMBER 29, 1994

Ladies and Gentlemen:

        We have acted as counsel to Oglebay Norton Company, a Delaware corporation (the "COMPANY"), and to each of the Subsidiary Guarantors (as hereafter defined) in connection with the negotiation, execution and delivery of the following agreements and documents:

                (a) Amended and Restated Loan Agreement, originally dated as of December 1, 1990, and amended and restated as of December 29, 1994 (the "LOAN AGREEMENT"), by and among the Company, the banks parties thereto (collectively, the "BANKS") and Society National Bank, as agent for the Banks (in such capacity, the "AGENT");

                (b) Fifteen separate promissory notes (the "NOTES"), each dated December , 1994, issued by the Company pursuant to the Loan Agreement, with three of each of such notes payable to the order of each Bank, respectively;

                (c) Amended and Restated Subsidiary Guaranty, originally dated as of December 1, 1990, and amended and restated as of December 29, 1994 (the "SUBSIDIARY GUARANTY") executed by Oglebay Norton Industrial Sands, Inc. and Oglebay Norton Refractories & Minerals, Inc. (the "SUBSIDIARY GUARANTORS") in favor of the Banks;

                (d) The four Ship Mortgages, dated December 20, 1990, and the two amendments to each of the Ship Mortgages, dated as of April 8, 1993, and as of December 29, 1994 (collectively, the "SHIP MORTGAGES") executed by the Company in favor of Bank One, Columbus, NA, as trustee; and

                (e) The Vessel Sale Agreement, dated as of , 1990 (the "VESSEL SALE AGREEMENT"), by and between the Company and Bethlehem Steel Corporation.

        Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to such terms in the Loan Agreement.

        We are familiar with the corporate proceedings taken by the Company and each Subsidiary Guarantor in connection with the foregoing agreements and documents and the transactions contemplated thereby. In addition, we have examined such corporate records, certificates and other documents and such questions of law as we have considered necessary or appropriate for the basis of the opinions hereinafter expressed. As to certain factual matters, we have relied, where we deemed appropriate, upon information contained in a certificate (a copy of which has been delivered to the Banks) of officers of the Company.

        In making the examination of all documents and agreements in connection with the opinions expressed herein, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.

        The opinions expressed in paragraph 5 and paragraph 6 below are qualified to the extent that the enforceability of the terms and provisions of the documents and instruments referred to in said paragraphs may be limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles which, for example, may limit the right to obtain the remedy of specific performance of executory covenants.

        Based upon, and subject to, the foregoing, we are of the opinion that:

        1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. The Company is duly qualified and in good standing as a foreign corporation authorized to do business in each jurisdiction where its ownership or leasing of real estate, ownership of substantial assets other than real estate, conduct of substantial business, or location of employees require it to be so qualified and where the failure so to qualify would have a materially adverse effect on the business or operations of the Company.

        2. Each Subsidiary Guarantor is a corporation duly incorporated, validly existing and in good standing under the laws of the state of its respective incorporation. Each Subsidiary Guarantor is duly qualified and in good standing as a foreign corporation authorized to do business in each jurisdiction where its ownership or leasing of real estate, ownership of substantial assets other than real estate, conduct of substantial business, or location of employees require it to be so qualified and where the failure so to qualify would have a materially adverse effect on the business or operations of such Subsidiary Guarantor.

        3. The Company has full corporate power and authority to own and operate its properties and assets, carry on its business as currently conducted, and enter into and perform its obligations under the Vessel Sale Agreement and the Loan Agreement.

        4. Each Subsidiary Guarantor has full corporate power and authority to own and operate its properties and assets and carry on its business as currently conducted. Each Subsidiary Guarantor has full corporate power and authority to enter into and perform its obligations under the Subsidiary Guaranty.

        5. The execution and delivery of the Vessel Sale Agreement, the Loan Agreement, the Ship Mortgages and the Notes, and the performance by the Company of its obligations thereunder, have been duly authorized by all necessary corporate action on the part of the Company, and all of said documents and instruments have been duly executed and delivered on behalf of the Company and the Vessel Sale Agreement, the Loan Agreement and the Notes each constitute valid and binding obligations of the Company, enforceable in accordance with their respective terms.

        6. The execution and delivery of the Subsidiary Guaranty, and the performance by each Subsidiary Guarantor of its obligations thereunder, have been duly authorized by all necessary corporate action on the part of each Subsidiary Guarantor and constitute valid and binding obligations of each Subsidiary Guarantor, enforceable in accordance with their respective terms.

        7. There is no provision in the articles of incorporation or the by-laws of the Company, nor any provision in any indenture, mortgage, contract or agreement known to us after due inquiry to which the Company is a party or by which it or its properties may be bound, nor any law, statute, rule or regulation (other than any law, statute, rule or regulation relating to maritime or admiralty matters, as to which matters you are receiving the separate opinion of Thompson & Mitchell), nor any writ, order or decision known to us after due inquiry of any court or governmental instrumentality binding on the Company which would be contravened by the execution and delivery of the Vessel Sale Agreement, the Loan Agreement, the Ship

Mortgages or the Notes, nor do any of the foregoing prohibit performance by the Company of any term, provision, condition, covenant or any other obligation of the Company contained therein.

        8. There is no provision in the articles of incorporation or the by-laws of any Subsidiary Guarantor, nor any provision in any indenture, mortgage, contract or agreement known to us after due inquiry to which any Subsidiary Guarantor is a party or by which it or its properties may be bound, nor any law, statute, rule or regulation, nor any writ, order or decision known to us after due inquiry of any court or governmental instrumentality binding on any Subsidiary Guarantor which would be contravened by the execution and delivery of the Subsidiary Guaranty, nor do any of the foregoing prohibit performance by any Subsidiary Guarantor of any term, provision, condition, covenant or any other obligation of any Subsidiary Guarantor contained therein.

        9. Except as described in the Company's financial statements referred to in Section 6.4 of the Loan Agreement or in the Disclosure Schedule, to the best of our knowledge after due inquiry, there are no actions, suits or proceedings pending or threatened against or affecting the Company or any Subsidiary Guarantor before any court or arbitrator or by or before any administrative agency or governmental authority, which, if adversely determined, would have a materially adverse effect on the financial condition or business of the Company and the Consolidated Subsidiaries taken as a whole.

        10. Neither the making nor the performance of the Vessel Sale Agreement, the Loan Agreement, the Ship Mortgages or the Notes or the Subsidiary Guaranty requires the consent or approval of any governmental instrumentality under any law, statute, rule or regulation (other than any law, statute, rule or regulation relating to maritime or admiralty matters, as to which you are receiving the separate opinion of Thompson & Mitchell) or under any indenture, mortgage, contract or agreement known to us, after due inquiry.

        11. The Company is not a "holding company", a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

        12. The Company is not an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

        13. The Company is not engaged in the business of extending credit for the purpose of buying or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and, to the best of our knowledge after due inquiry, the making of Loans under the Loan Agreement for the purposes stated in the preamble to the Loan Agreement will not violate Regulation U.

        We are licensed to practice law only in the State of Ohio and, accordingly, the foregoing opinions are limited solely to the laws of the State of Ohio and applicable Federal law.

        This opinion letter is being furnished to the Agent, Bank One, Columbus, NA, as trustee, and the Banks for their use and the use of their respective counsel. We understand and agree that Thompson & Mitchell will rely upon the matters contained in paragraph 5 above for purposes of rendering their opinion to you pursuant to the Loan Agreement. No other use or distribution of this opinion may be made without our prior written consent.

                                                   Very truly yours,

                                                                     EXHIBIT F-2

                                                    December   , 1994

To each of the Banks parties to the
 Trust Agreement hereinafter referred to
      and to
Society National Bank
 as Agent for the Banks
      and to
Bank One, Columbus, NA,
 as Trustee for the Banks

                Re:  OGLEBAY NORTON COMPANY

Ladies and Gentlemen:

        We have acted as maritime counsel to Oglebay Norton Company, a Delaware corporation (the "COMPANY"), in connection with the negotiation, execution and delivery of the four First Preferred Ship Mortgages dated December 20, 1990, and amended by amendments to each thereof dated as of April 8, 1993 and as of December 29, 1994 (collectively, the "SHIP MORTGAGES"), by the Company to Bank One, Columbus, NA, Trustee ("MORTGAGEE") in its capacity as trustee under a Master Trust Agreement dated as of December 1, 1990 (the "TRUST AGREEMENT"), for the benefit of the banks named therein (the "BANKS"). The Ship Mortgages grant a first preferred mortgage in favor of Mortgagee on the following vessels (the "VESSELS"): FRED R. WHITE, JR., OGLEBAY NORTON, BUCKEYE and ARMCO.

        Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to such terms in the Ship Mortgages.

        We are familiar with the corporate proceedings taken by the Company in connection with the Ship Mortgages and the transactions contemplated thereby. In addition, we have examined such corporate records, certificates and other documents and such questions of law as we have considered necessary or appropriate for the basis of the opinions hereinafter expressed. As to certain factual matters, we have relied, where we deemed appropriate, upon information contained in certificates or affidavits (copies of which have been delivered to the Banks) of officers of the Company.

        In making the examination of all documents and agreements in connection with the opinions expressed herein, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.

        With respect to the opinion expressed in paragraph 4 below, we have relied upon the opinion of Thompson, Hine and Flory, which is being delivered simultaneously to you, with respect to the due authorization, execution and delivery of the Ship Mortgages, and further our opinion is qualified to the extent that the enforceability of the terms and provisions of the documents and instruments referred to in paragraph 4 may be limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles which may limit the right to obtain the remedy of specific performance of executory covenants.

        Based upon, and subject to, the foregoing, we are of the opinion that:

        1. The Company is a citizen of the United States within the meaning of
Section 2 of the Shipping Act of 1916, as amended.

        2. Each of the Vessels is duly and lawfully registered and documented in the name of the Company under the laws and flag of the United States, and no other action is necessary or advisable to establish and perfect the Company's title to and interest in such Vessel as against any third party in any applicable jurisdiction in the United States. The certificate of documentation of each Vessel is endorsed with a Great Lakes endorsement pursuant to 46 U.S.C. ss. 12107, and each Vessel is qualified under the laws of the United States to be employed in the coastwise trade.

        3. The Company lawfully owns and is lawfully possessed of each of the Vessels, free from any security interest, lien, charge or encumbrance whatsoever or any commitment to make any Vessel available for charter or sale or use by any government authority other than the liens granted by the Ship Mortgages and Permitted Liens. With respect to security interests, liens, charges or encumbrances of record, we have relied upon the United States Coast Guard Certificate of Ownership for the Vessels, and with respect to all other security interests, liens, charges or encumbrances and the absence of any commitment to make the Vessels available for sale, charter or use by any governmental authority, we have relied upon the certificate of the Company.

        4. The execution and delivery of the Ship Mortgages, and the performance by the Company of its obligations thereunder, have been duly authorized by all necessary corporate action on the part of the Company, and all of such documents and instruments have been duly executed and delivered on behalf of the Company and constitute valid and binding obligations of the Company, enforceable in accordance with their respective terms.

        5. There is no United States maritime or admiralty law, statute, rule or regulation, which would be contravened by the execution and delivery of the Ship Mortgages, nor do any of the foregoing prohibit performance by the Company of any term, provision, condition, covenant or any other obligation of the Company contained in any of the Ship Mortgages.

        6. Neither the making nor the performance of the Ship Mortgages on the part of the Company requires the consent or approval of any governmental instrumentality under any United States maritime or admiralty law, statute, rule or regulation, other than any such consent or approval as has been obtained and is in full force and effect.

        7. The Ship Mortgages are in proper form for filing and recording and have been duly filed with and recorded by the United States Coast Guard, and each of the Ship Mortgages constitutes a first "PREFERRED MORTGAGE" on the Vessel covered by such Ship Mortgage under Chapter 313 of 46 U.S.C., having the effect and with the priority provided in such Chapter; and no other filing or periodic refiling or recording or periodic re-recording of the Ship Mortgages, or any other act with respect to the Ship Mortgages, is necessary under existing United States maritime or admiralty law to continue the respective liens of the Ship Mortgages.

        8. The Mortgagee has obtained the approval of the United States Secretary of Transportation to act as an "APPROVED TRUSTEE" pursuant to 46 U.S.C. ss. 31328 and to act as a trustee for the benefit of the Banks under the Trust Agreement to hold the security interests granted by the Company in the Vessels pursuant to the terms of the Ship Mortgages.

        This opinion letter is being furnished to the Banks, Society National Bank, as agent for the Banks, and to the Mortgagee, for their use and the use of their respective counsel. No other use or distribution of this opinion may be made without our prior written consent.

                                              Very truly yours,

                                                                     EXHIBIT G-1

================================================================================

                    AMENDED AND RESTATED SUBSIDIARY GUARANTY

                                      FROM

                      OGLEBAY NORTON INDUSTRIAL SANDS, INC.

                                       AND

                  OGLEBAY NORTON REFRACTORIES & MINERALS, INC.

                                       TO

                             SOCIETY NATIONAL BANK,
                            INDIVIDUALLY AND AS AGENT

                                       AND

                             THE BANK OF NOVA SCOTIA

                                 NBD BANK, N.A.

                                  COMERICA BANK
         [SUCCESSOR BY MERGER TO MANUFACTURERS NATIONAL BANK OF DETROIT]

                          THE HUNTINGTON NATIONAL BANK

================================================================================

                    AMENDED AND RESTATED SUBSIDIARY GUARANTY

        FOR VALUE RECEIVED, and in consideration of any loan or other financial accommodation heretofore or hereafter at any time made or granted to OGLEBAY NORTON COMPANY, a Delaware corporation (herein called the "DEBTOR") by SOCIETY NATIONAL BANK, individually (herein, in such capacity, together with its successors and assigns, called "SOCIETY") and as Agent (herein, in such capacity together with its successors and assigns, called the "AGENT") under the Loan Agreement referred to below, THE BANK OF NOVA SCOTIA, NBD BANK, N.A., COMERICA BANK [SUCCESSOR BY MERGER TO MANUFACTURERS NATIONAL BANK OF DETROIT] or THE HUNTINGTON NATIONAL BANK (herein, together with Society and their respective successors and assigns, collectively called the "BANKS" and individually called a "BANK"), each of the undersigned, hereby jointly and severally unconditionally guarantees the full and prompt payment when due, whether by acceleration or otherwise, and at all times thereafter, of all monetary obligations of the Debtor to any Bank or the Agent, howsoever created, arising or evidenced, whether direct or indirect, primary or secondary, absolute or contingent, joint or several, or now or hereafter existing or due or to become due (all such monetary obligations being hereinafter collectively called the "LIABILITIES"), under that certain Amended and Restated Loan Agreement, originally dated as of December 1, 1990, and amended and restated as of December 29, 1994 (herein, as the same may be amended from time to time, called the "LOAN AGREEMENT"), between the Debtor, the Banks and the Agent, and each of the undersigned further jointly and severally agrees to pay all expenses (including attorneys' fees and legal expenses) paid or incurred by the Agent or any of the Banks in endeavoring to collect the Liabilities, or any part thereof, and in enforcing this guaranty. The right of recovery against each of the undersigned under this guaranty shall not, however, exceed at any time the amount by which the Maximum Amount (as hereinafter defined) of such undersigned calculated at that time exceeds the aggregate of all amounts, if any, collected before that time by or on behalf of the Agent or the Banks from such undersigned under this guaranty, plus interest on such amount, accruing after demand upon such undersigned for payment hereunder, at the Base Rate (as defined in the Loan Agreement) plus 2-3/8% per annum and plus all expenses of enforcing this guaranty. The "MAXIMUM AMOUNT" for any of the undersigned as of a particular time means the greater of (a) the aggregate of all amounts advanced, from whatever source, to such undersigned by the Debtor on or before such time, or (b) 95 percent of the amount by which (i) the fair saleable value of the property of such undersigned exceeds (ii) the total liabilities of such undersigned (including, without limitation, contingent liabilities other than liabilities of such undersigned under this guaranty) as calculated on the date hereof or, if such excess is greater, as calculated after the date hereof but before such time.

        Each of the undersigned agrees that, in the event of the dissolution or insolvency of the Debtor or such undersigned, or the inability or failure of the Debtor or such undersigned to pay debts as they become due, or an assignment by the Debtor or such undersigned for the benefit of creditors, or the commencement of any case or proceeding in respect of the Debtor or such undersigned under any bankruptcy, insolvency or similar laws, and if such event shall occur at a time when any of the Liabilities may not then be due and payable, such undersigned will pay to each Bank forthwith the full amount which would be payable hereunder by such undersigned if all Liabilities were then due and payable.

        To secure all obligations of each of the undersigned hereunder, each Bank shall have a lien upon and security interest in (and may, without demand or notice of any kind, at any time and from time to time when any amount shall be due and payable by such undersigned hereunder, appropriate and apply toward the payment of such amount, in such order of application as such Bank may elect) any and all balances, credits, deposits (general or special, time or demand, provisional or final), accounts or moneys of or in the name of such undersigned now or hereafter with such Bank and any and all property of every kind or description of or in the name of such undersigned now or hereafter, for any reason or purpose whatsoever, in the possession or control of, or in transit to, such Bank or any agent or bailee for such Bank.

        This guaranty shall in all respects be a continuing, absolute and unconditional guaranty, and shall remain in full force and effect (notwithstanding, without limitation, the dissolution of any of the undersigned or that at any time or from time to time all Liabilities may have been paid in full), until all Liabilities (including any extensions or renewals of any thereof) and all interest thereon and all expenses (including attorneys' fees and legal expenses) paid or incurred by the Agent and the Banks in endeavoring to collect the Liabilities and in enforcing this guaranty shall have been finally paid in full; PROVIDED, HOWEVER, that this guaranty shall terminate as to any undersigned upon its ceasing to be a Subsidiary (as defined in the Loan Agreement) of the Debtor in a manner that is permitted by the Loan Agreement.

        Each of the undersigned further agrees that, if at any time all or any part of any payment theretofore applied by the Agent or any Bank to any of the Liabilities is or must be rescinded or returned by the Agent or such Bank for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of the Debtor), such Liabilities shall, for the purposes of this guaranty, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence, notwithstanding such application by the Agent or such Bank, and this guaranty shall continue to be effective or be reinstated, as the case may be, as to such Liabilities, all as though such application by the Agent or such Bank had not been made.

        Each Bank and the Agent may, from time to time, at its sole discretion and without notice to the undersigned (or any of them), take any or all of the following actions without impairing the obligation of the undersigned under this guaranty: (a) retain or obtain a lien upon or a security interest in any property to secure any of the Liabilities or any obligation hereunder, (b) retain or obtain the primary or secondary obligation of any obligor or obligors, in addition to the undersigned, with respect to any of the Liabilities, or any other liabilities or obligations, (c) extend or renew for one or more periods (whether or not longer than the original period), alter or exchange any of the Liabilities, or release or compromise any obligation of any of the undersigned hereunder or any obligation of any nature of any other obligor with respect to any of the Liabilities, (d) release or fail to perfect its lien upon or security interest in, or impair, surrender, release or permit any substitution or exchange for, all or any part of any property securing any of the Liabilities or any obligation hereunder, or extend or renew for one or more periods (whether or not longer than the original period) or release, compromise, alter or exchange any obligations of any nature of any obligor with respect to any such property, and (e) resort to the undersigned (or any of them) for payment of any of the Liabilities, whether or not such Bank or the Agent (i) shall have resorted to any property securing any of the Liabilities or any obligation hereunder, or
(ii) shall have proceeded against any other of the undersigned or any other obligor primarily or secondarily obligated with respect to any of the Liabilities (all of the actions referred to in preceding clauses (i) and (ii) being hereby expressly waived by each of the undersigned).

        Any amounts received by the Agent or any of the Banks from whatever source on account of the Liabilities may be applied by the Agent or any such Bank, toward the payment of such of the Liabilities, and in such order of application, as the Agent or any of the Banks may from time to time elect.

        Until such time as the Agent and the Banks shall have received payment of the full amount of all Liabilities and of all obligations of each of the undersigned hereunder, no payment made by or for the account of the undersigned (or any of them) pursuant to this guaranty shall entitle any of the undersigned by subrogation or otherwise to any payment by the Debtor or from or out of any property of the Debtor and none of the undersigned shall exercise any right or remedy against the Debtor or any property of the Debtor by reason of any performance by such undersigned of this guaranty.

        Each of the undersigned hereby expressly waives: (a) notice of the acceptance by the Agent and the Banks of this guaranty, (b) notice of the existence or creation or non-payment of all or any of the Liabilities, (c) presentment, demand, notice of dishonor, protest, and all other notices whatsoever, and (d) all diligence in collection or protection of or realization upon the Liabilities or any thereof, any obligation hereunder, or any security for or guaranty of any of the foregoing.

        The creation or existence, with or without notice to any of the undersigned, from time to time, of Liabilities in excess of the amount to which the right of recovery under this guaranty is limited shall not in any way affect or impair the rights of the Agent or any of the Banks or the obligation of any of the undersigned under this guaranty.

        The Agent or any of the Banks may, from time to time, without notice to the undersigned (or any of them), assign or transfer any or all of the Liabilities or any interest therein; and, notwithstanding any such assignment or transfer or any subsequent assignment or transfer thereof, such Liabilities shall be and remain Liabilities for the purposes of this guaranty, and each and every immediate and successive assignee or transferee of any of the Liabilities or of any interest therein shall, to the extent of the interest of such assignee or transferee in the Liabilities, be entitled to the benefits of this guaranty to the same extent as if such assignee or transferee were the Agent or a Bank, as the case may be; PROVIDED, HOWEVER, that, unless the Agent or any Bank, as the case may be, shall otherwise consent in writing, the Agent or such Bank, as the case may be, shall have an unimpaired right, prior and superior to that of any such assignee or transferee, to enforce this guaranty, for the benefit of the Agent or such Bank, as the case may be, as to those of the Liabilities which the Agent or such Bank, as the case may be, has not assigned or transferred.

        No delay on the part of the Agent or any Bank in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Agent or any Bank of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy; nor shall any modification or waiver of any of the provisions of this guaranty be binding upon the Agent or any Bank except as expressly set forth in a writing duly signed and delivered on behalf of the Agent or such Bank, as the case may be. No action of the Agent or any Bank permitted hereunder shall in any way affect or impair the rights of the Agent or such Bank or the obligations of any of the undersigned under this guaranty. For the purposes of this guaranty, Liabilities shall include all obligations of the Debtor to the Agent and the Banks under the Loan Agreement, notwithstanding any right or power of the Debtor or anyone else to assert any claim or defense as to the invalidity or unenforceability of any such obligation, and no such claim or defense shall affect or impair the obligations of the undersigned hereunder. The obligations of each of the undersigned under this guaranty shall be absolute and unconditional irrespective of any circumstance whatsoever which might constitute a legal or equitable discharge or defense of the undersigned (or any of them). Each of the undersigned hereby acknowledges that there are no conditions to the effectiveness of this guaranty.

        Each of the undersigned hereby warrants and represents to the Agent and the Banks that such undersigned now has and will continue to have independent means of obtaining information concerning the affairs, financial condition and business of the Debtor. The Agent and the Banks shall not have any duty or responsibility to provide the undersigned (or any of them) with any credit or other information concerning the affairs, financial condition or business of the Debtor which may come into the Agent's or any Bank's possession.

        Each of the undersigned hereby further warrants and represents to the Agent and the Banks that (a) the execution and delivery of this guaranty, and the performance by each of the undersigned of its obligations hereunder, are within the corporate right, power, authority and capacity of each of the undersigned and have been duly authorized by all necessary corporate action on the part of each of the undersigned, and (b) this guaranty has been duly executed and delivered on behalf of each of the undersigned and is the legal, valid and binding obligation of each of the undersigned, enforceable in accordance with its terms, the making and performance of which do not and will not contravene or conflict with the charter or by-laws of any of the undersigned or violate or constitute a default under any law, any presently existing requirement or restriction imposed by judicial, arbitral or any governmental instrumentality or any agreement, instrument or indenture by which any of the undersigned is bound.

        This guaranty shall be binding upon each of the undersigned, and upon the successors and assigns of each of the undersigned; and to the extent that the Debtor or any of the undersigned is either a partnership or a corporation, all references herein to the Debtor and to such of the undersigned, respectively, shall be deemed to include any successor or successors, whether immediate or remote, to such partnership or corporation. The term "undersigned" as used herein shall mean all parties executing this guaranty and each of them, and all such parties shall, subject to the limitation on right of recovery in the first paragraph hereto, be jointly and severally obligated hereunder.

        This guaranty amends and restates in its entirety a guaranty dated as of December 1, 1990 originally executed and delivered in connection with the Loan Agreement, as originally executed as of December 1, 1990. Certain guarantors named in the original guaranty are no longer liable as guarantors of the Liabilities.

        THIS GUARANTY SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF OHIO. Wherever possible each provision of this guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this guaranty.

        EACH OF THE UNDERSIGNED HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS GUARANTY OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

        Each of the undersigned agrees that any judicial proceedings brought against such undersigned with respect to this guaranty may be brought in any state or federal court of competent jurisdiction in the State of Ohio and by the execution and delivery of this guaranty, each of the undersigned accepts the nonexclusive jurisdiction of the aforesaid courts. Service of process may be made by any means authorized by federal law or the law of Ohio. A copy of any such process so served shall be mailed by registered mail to each of the undersigned at its address set forth opposite its name on the signature page hereto or at such other address as may be designated by such undersigned in a notice to the Agent and the Banks. Nothing herein shall limit the right of the Agent or any Bank to bring proceedings against any of the undersigned in the courts of any other jurisdiction.

         SIGNED AND DELIVERED as of this 29th day of December, 1994.

                                                    OGLEBAY NORTON INDUSTRIAL SANDS, INC.

Address: 1100 Superior Avenue              By:
                                              ------------------------------------
         Cleveland, Ohio 44114                      Title:
                                                          ---------------------------
                                                    OGLEBAY NORTON REFRACTORIES & MINERALS,
                                                        INC.

Address: 1100 Superior Avenue              By:
                                              ------------------------------------
         Cleveland, Ohio 44114                      Title:
                                                          ---------------------------

                                                                     EXHIBIT G-2

                               SECOND AMENDMENT TO
                          FIRST PREFERRED SHIP MORTGAGE

        THIS SECOND AMENDMENT TO FIRST PREFERRED SHIP MORTGAGE dated as of December 29, 1994 (this "AMENDMENT"), made by OGLEBAY NORTON COMPANY, a Delaware corporation, with its address at The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801 (the "MORTGAGOR"), and BANK ONE, COLUMBUS, NA, as Trustee pursuant to a Master Vessel Trust Agreement dated as of December 1, 1990 for the benefit of the banks named therein, with its address at 100 East Broad Street, Columbus, Ohio 43271-0181 (the "MORTGAGEE"):

                                   WITNESSETH:

        WHEREAS, the Mortgagor is the sole owner of one hundred percent (100%) of the Great Lakes self-unloading ore carrier named _________________________ (O.N. _______) which Vessel is duly documented under and pursuant to the laws of the United States of America, having its home port at the Port of Philadelphia, Pennsylvania (as further described in the Granting Clause of the Original Mortgage referred to below, wherein called the "VESSEL"); and

        WHEREAS, the Mortgagor entered into a First Preferred Ship Mortgage (the "ORIGINAL MORTGAGE"), dated December 20, 1990, in favor of the Mortgagee, creating a "preferred mortgage" on the Vessel under Chapter 313 of 46 U.S.C.;

        WHEREAS, the Original Mortgage was recorded at the United States Coast Guard-Philadelphia, Pennsylvania at __ p.m. on December 20, 1990, in Book __ at page ___; and

        WHEREAS, the Original Mortgage was amended by an Amendment to First Preferred Ship Mortgage (the "FIRST AMENDMENT"), dated as of April 8, 1993, which Amendment was recorded at the United States Coast Guard-Philadelphia, Pennsylvania at __ [p.m.][a.m.] on ___________________, 1993, in Book __ at page
___; and

        WHEREAS, the Mortgagor and the Mortgagee desire to amend the Original Mortgage, as heretofore amended by the First Amendment, to reflect certain amendments to the Loan Agreement referred to therein; and

        WHEREAS, the execution and delivery of this Amendment has been duly authorized by the Mortgagor, all conditions and requirements necessary to make this Amendment a valid and binding agreement of the Mortgagor have been complied with;

        NOW, THEREFORE, the Mortgagor and the Mortgagee agree as follows:

        1. DEFINITIONS. Unless otherwise defined herein, terms which are defined in the definitions of which are incorporated by reference in the Original Mortgage are used herein as so defined.

        2. INCORPORATION OF AMENDMENT AND RESTATEMENT OF LOAN AGREEMENT. The Loan Agreement has been amended and restated in its entirety by an Amended and Restated Loan Agreement, originally dated as of December 1, 1990, and amended and restated as of December 29, 1994 (the "AMENDED AND RESTATED LOAN AGREEMENT"), a copy of which is attached hereto as Exhibit A and made a part of the Original Mortgage for all purposes. All references in the Original Mortgage to the Loan Agreement shall be deemed to refer to the Amended and Restated Loan Agreement, and any amendments, supplements thereto or restatements thereof entered into after the date hereof.

        3. CONFIRMATION OF AMOUNT OF SECURED INDEBTEDNESS. For the purpose of 46 U.S.C. Section 31321(b)(3), the amount of the direct or contingent obligations that are or may be secured by the Original Mortgage, as heretofore amended and as amended hereby, excluding interest, expenses and fees, is Ninety Million and no/100 ths Dollars ($90,000,000.00),
and interest and performance of mortgage covenants. The date of maturity is extended from December 31, 1998 to December 31, 2001, and the discharge amount is the same as the total amount.

        4. RATIFICATIONS. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Original Mortgage, as heretofore amended, and except as expressly modified and superseded by this Amendment, the terms and provisions of the Original Mortgage, as heretofore amended, are ratified and confirmed and shall continue in full force and effect.

        5. HEADINGS. The headings, captions and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

        6. ENTIRE AGREEMENT. This Amendment and all other instruments, agreements and documentation executed and delivered in connection with this Amendment embody the final, entire agreement among the parties hereto with respect to the subject matter hereof and supersede any and all prior commitments, agreements, representations and understandings, whether written or oral, relating to this Amendment, and may not be contradicted or varied by evidence of prior, contemporaneous or subsequent oral agreements or discussions of the parties hereto. There are no oral agreements among the parties hereto relating to the subject matter hereof.

        7. COUNTERPARTS. This Amendment may be executed by the parties hereto separately in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instruments.

               [The balance of this page is intentionally blank.]

        IN WITNESS WHEREOF, this Amendment has been duly executed by the Mortgagor and the Mortgagee as of the date first above written.

                                      OGLEBAY NORTON COMPANY, AS

                                        THE MORTGAGOR

                                      BY: ______________________________
                                            MICHAEL BIEHL, TREASURER

                                      ATTEST: __________________________
                                                 ASSISTANT SECRETARY

                                      BANK ONE, COLUMBUS, NA, AS
                                        TRUSTEE, AS THE MORTGAGEE

                                      BY: ______________________________
                                          NAME: ________________________
                                          TITLE:_________________________

STATE OF OHIO            )
                         ) SS:
COUNTY OF CUYAHOGA       )

        BEFORE ME, the undersigned authority, on this day personally appeared Michael Biehl, and David G. Slezak, known to me to be the persons whose names are subscribed to the foregoing instrument, and who acknowledged to me that they are the Treasurer and an Assistant Secretary, respectively, of Oglebay Norton Company a Delaware corporation; and that they executed the foregoing instrument for the purposes and consideration therein expressed and in the capacity therein stated.

        Given under my hand and seal of office this ____ day of December, 1994.

                                        ---------------------------------------
                                                Notary Public

My commission expires: ___________

STATE OF OHIO            )
                         ) SS:
COUNTY OF FRANKLIN       )

        BEFORE ME, the undersigned authority, on this day personally appeared _____________________________, known to me to be the person whose name is subscribed to the foregoing instrument, and who acknowledged to me that he or she is the ________________________, of Bank One, Columbus, NA, a national banking association; and that he or she executed the foregoing instrument for the purposes and consideration therein expressed and in the capacity therein stated.

        Given under my hand and seal of office this ____ day of December, 1994.

                                  ---------------------------------------
                                           Notary Public

My commission expires: ___________

                                    EXHIBIT A

                   COPY OF AMENDED AND RESTATED LOAN AGREEMENT